 Exhibit 10.8

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into on February 8, 2024, by and among ARCH RESOURCES, INC., a Delaware corporation ("Arch"), the direct and indirect subsidiaries of Arch identified on the signature pages hereto as "Borrowers" (together with Arch, collectively, "Borrowers", and each individually a "Borrower"), REGIONS BANK, as agent (in its capacity as agent, the "Administrative Agent") for certain financial institutions (collectively, the "Lenders"), and the Lenders.

Recitals:

Borrowers, Administrative Agent and Lenders are parties to a certain Credit Agreement dated April 27, 2017 (as at any time amended, restated, modified or supplemented, the "Credit Agreement"), pursuant to which Lenders have made certain loans and other financial accommodations to Borrowers.

Borrowers, Administrative Agent and Lenders desire to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, have the respective meanings ascribed to such terms in the Credit Agreement.

2.Amendments to Credit Agreement.  The Credit Agreement is, effective as of the date hereof, hereby amended to (a) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto and (b) restate Schedule 8.23 hereto, respectively.

3.Ratification and Reaffirmation.  Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

4.Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that this Amendment and each other Loan Document to which such Borrower is party constitutes a legal, valid and binding obligation of such Borrower that is enforceable against such Borrower in accordance with the terms hereof or thereof, as applicable, except to the extent that enforceability of any portion hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance; that all of the Obligations are owing and payable, in each case to the extent provided in the Loan Documents, without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by each Borrower); that the security interests and Liens granted by such Borrower in favor of Administrative Agent are fully perfected first priority security interests and Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute ABL Priority Collateral and second priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute Term Loan Priority Collateral (in each case, subject to any remaining actions that may be required in accordance with Section 9.20 of the Credit

Agreement); that on and as of the opening of business on February 5, 2024, the unpaid principal amount of the Loans totaled $0 and the outstanding Letters of Credit totaled $26,200,060.

5.Representations and Warranties.  Each Borrower represents and warrants to Administrative Agent and the Lenders, to induce each to enter into this Amendment, that no Default or Event of Default exists on the date hereof; that the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or company action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and that all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct in all material respects on the effective date hereof (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date.

6.Reference to Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

7.Loan Document Pursuant to Credit Agreement.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.  A breach of any representation or warranty in this Amendment shall constitute an Event of Default as provided in Section 12.1 of the Credit Agreement.

8.Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a)Administrative Agent shall have received counterparts of this Amendment, duly executed by each Borrower and each of the Lenders;

(b)Administrative Agent shall have received an omnibus officer’s certificate in a form agreed to by Administrative Agent, duly executed by an authorized officer of such Borrower;

(c)Administrative Agent shall have received the Joinder to Intercreditor Agreement, duly executed by the parties thereto;

(d)Administrative Agent shall have received the First Amendment to Intercreditor Agreement, duly executed by the parties thereto;

(e)Administrative Agent shall have received the Intercreditor Agreement Termination Notice, duly executed by the parties thereto;

(f)Administrative Agent shall have received a supplement to the Pledge Agreement, which updates Schedule A to the Pledge Agreement as of the date hereof, duly executed by the parties thereto;

(g)Administrative Agent shall have received the Supplemental Trademark Security Agreement, duly executed by the parties thereto;

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(h)Administrative Agent shall have received the Supplemental Copyright Security Agreement, duly executed by the parties thereto;

(i)Administrative Agent shall have received true, correct and complete copies of the Term Loan Agreement, the Guaranty Agreement in favor of Term Agent, the Security Agreement in favor of Term Agent and the Pledge Agreement in favor of Term Agent, in each case, together with all exhibits, schedules and attachments thereto and duly executed by the parties thereto;

(j)Administrative Agent shall have received a true, correct and complete copy of the supplement to the Pledge Agreement in favor of Citibank, N.A., duly executed by the parties thereto; and

(k)Administrative Agent shall have received a true, correct and complete copy of that certain Acknowledgement and Release of Liens dated on or about the date hereof by and between Citibank, N.A., as trustee, and Parent, duly executed by the parties thereto.

9.Post-Closing Covenant.  On or before the date that is thirty (30) days after the date hereof (or such later date as may be agreed to in writing by Administrative Agent in its discretion), Borrowers shall deliver (or cause to be delivered) to Administrative Agent a Control Agreement with respect to account number x9829 maintained at Regions Bank, duly executed by the parties thereto;

10.Fees and Expenses.  Borrowers jointly and severally agree to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment and the other documents and instruments referred to herein or contemplated hereby, including, but not limited to, the fees and disbursements of Administrative Agent’s legal counsel, in each case, to the extent provided in the Credit Agreement.

11.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF NEW YORK.

12.No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend, modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

13.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns as provided in Section 14.1 of the Credit Agreement.

14.Entire Agreement.  This Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

15.Miscellaneous.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be

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deemed an original, but all such counterparts shall constitute one and the same agreement.  Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16.Waiver of Jury Trial.  To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

17.Release of Claims.  In consideration of Administrative Agent’s and Lenders’ agreement to amend the Credit Agreement as provided herein, each Borrower hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Administrative Agent, each LC Issuer and each Lender, and each of their respective officers, directors, agents, employees, representatives, Affiliates and trustees and any successors and assigns of any of the foregoing (each, a "Releasee", and collectively, the "Releasees"), from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against any of the Releasees arising under or in connection with the Loan Documents, based in whole or in part on facts, whether or not now known, existing on or before the date of this Amendment (collectively, “Claims”).  Each Borrower hereby represents and warrants to the Releasees that no Borrower has transferred or assigned to any person or entity of any kind any Claim that such Borrower ever had or claimed to have against any Releasee.

[Remainder of page intentionally left blank; signatures begin on the following page.]

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IN WITNESS WHEREOF, the signatories hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

ARCH RESOURCES, INC.

as “Borrower Agent” and as a “Borrower”

By: /s/ Matthew C. Giljum

Name: Matthew C. Giljum

Title:   Senior Vice President, Chief Financial Officer, and Treasurer

ACI Terminal, LLC

Allegheny Land LLC

Arch Coal Sales Company, Inc.

Arch Coal Group, LLC

Arch Coal Operations LLC

Arch Coal West, LLC

Arch Energy Resources, LLC

Arch Land LLC

Arch of Wyoming, LLC

Arch Reclamation Services LLC

Arch Western Acquisition Corporation

Arch Western Acquisition, LLC

Arch Western Bituminous Group, LLC

Arch Western Resources, LLC

Ark Land LLC

Ark Land KH LLC

Ark Land LT LLC

Ark Land WR LLC

Ashland Terminal, Inc.

Bronco Mining Company LLC

Catenary Coal Holdings LLC

CoalQuest Development LLC

HAWTHORNE COAL COMPANY LLC

Hunter Ridge Coal LLC

Hunter Ridge Holdings, Inc.

Hunter Ridge LLC

ICG Beckley, LLC

ICG East Kentucky, LLC

ICG Eastern Land, LLC

ICG Eastern, LLC

as “Borrowers”

By: /s/ Matthew C. Giljum

Name: Matthew C. Giljum

Title:   Treasurer and Vice President

[Signatures continued on following page.]

Sixth Amendment to Credit Agreement (Arch Coal)

ICG Natural Resources, LLC

ICG Tygart Valley, LLC

ICG, LLC

International Energy Group, LLC

Juliana Mining Company LLC

King Knob Coal Co. LLC

MAIDSVILLE LANDING TERMINAL, LLC

Marine Coal Sales LLC

Meadow Coal Holdings, LLC

Melrose Coal Company LLC

Mingo Logan Coal LLC

Mountain Coal Company, L.L.C.

Mountain Gem Land LLC

Mountain Mining LLC

Mountaineer Land LLC

Otter Creek Coal, LLC

Patriot Mining Company LLC

Prairie Holdings, Inc.

Shelby Run Mining Company, LLC

Thunder Basin Coal Company, L.L.C.

Triton Coal Company, LLC

Upshur Property LLC

Vindex Energy LLC

Western Energy Resources LLC

White Wolf Energy LLC

Wolf Run Mining LLC

as “Borrowers”

By: /s/ Matthew C. Giljum

Name: Matthew C. Giljum

Title:   Treasurer and Vice President

[Signatures continued on following page.]

Sixth Amendment to Credit Agreement (Arch Coal)

REGIONS BANK

as “Administrative Agent”, “LC Issuer,” and as the sole “Lender”

By: /s/ Steve McGreevy

Name: Steve McGreevy

Title:   Managing Director

Sixth Amendment to Credit Agreement (Arch Coal)

EXHIBIT A

MARKED VERSION REFLECTING CHANGES

PURSUANT TO the ~~fifth~~SIXTH amendment to credit agreement

ADDED TEXT SHOWN UNDERSCORED

DELETED TEXT SHOWN ~~STRIKETHROUGH~~

_____________________________________________________________________________________

CREDIT AGREEMENT1

by and among

ARCH RESOURCES, INC.,

formerly known as Arch Coal, Inc.

AND CERTAIN OF ITS SUBSIDIARIES,

JOINTLY AND SEVERALLY, as the “Borrowers”

THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME, as the “Lenders”

REGIONS BANK, as the “Administrative Agent”

and

REGIONS CAPITAL MARKETS, a division of Regions Bank
as Sole Book Runner and Sole Lead Arranger

April 27, 2017

as amended by the First Amendment on November 19, 2018,

as further amended by the Second Amendment on June 17, 2020,

as further amended by the Third Amendment on September 30, 2020,

as further amended by the Fourth Amendment on May 27, 2021, ~~and~~

as further amended by the Fifth Amendment on August 3, 2022, and as further amended by the Sixth Amendment on February 8, 2024

____________________________________________________________________________________

1 This marked version is marked against the Credit Agreement, dated as of April 27, 2017, conformed to reflect the First Amendment, dated as of November 19, 2018, the Second Amendment, dated June 17, 2020, the Third Amendment on September 30, 2020, ~~and~~ the Fourth Amendment, dated May 27, 2021, and the Fifth Amendment, dated August 3, 2022.

Table of Contents

Page

SECTION  1. DEFINITIONS; RULES OF CONSTRUCTION1

1.1.Definitions1

1.2.Accounting Terms~~48~~49

1.3.Uniform Commercial Code~~48~~49

1.4.Rules of Construction~~48~~49

1.5.Limited Condition Acquisitions.~~49~~50

1.6.Reserved.~~50~~51

1.7.Initial Ratio Calculations~~50~~51

SECTION  2. THE CREDIT FACILITIES~~51~~52

2.1.Commitment.~~51~~52

2.2.Reserved.~~53~~54

2.3.Swingline Loans; Settlement.~~53~~54

2.4.Letter of Credit Facility.~~54~~55

SECTION  3. INTEREST, FEES AND CHARGES~~57~~58

3.1.Interest.~~57~~58

3.2.Fees.~~59~~60

3.3.Maximum Interest~~60~~61

SECTION  4. LOAN ADMINISTRATION~~61~~62

4.1.Manner of Borrowing and Funding Loans.~~61~~62

4.2.Defaulting Lender~~62~~63

4.3.Borrower Agent~~64~~65

4.4.One Obligation~~65~~66

4.5.Effect of Termination~~65~~66

4.6.Cash Collateral~~65~~66

4.7.Reserves~~66~~67

SECTION  5. PAYMENTS~~66~~67

5.1.General Payment Provisions~~66~~67

5.2.Repayment of Loans.67

5.3.Reserved.~~67~~68

5.4.Payment of Other Obligations~~67~~68

5.5.Post-Default Allocation of Payments.~~67~~68

5.6.Sharing of Payments~~69~~70

5.7.Nature and Extent of each Borrower’s Liability.~~69~~70

SECTION  6. [RESERVED]~~72~~73

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SECTION  7. CONDITIONS PRECEDENT~~72~~73

7.1.Conditions Precedent to Initial Loans~~72~~73

7.2.Conditions Precedent to All Extensions of Credit~~74~~75

SECTION  8. REPRESENTATIONS AND WARRANTIES~~75~~76

8.1.Organization and Qualification~~75~~76

8.2.Shares of Borrower; Subsidiaries; and Subsidiary Shares~~75~~76

8.3.Power and Authority~~75~~76

8.4.Validity and Binding Effect~~75~~76

8.5.No Conflict~~76~~77

8.6.Litigation~~76~~77

8.7.Financial Statements~~76~~77

8.8.Margin Stock~~76~~77

8.9.Full Disclosure~~76~~77

8.10.Taxes~~77~~78

8.11.Consents and Approval~~77~~78

8.12.No Event of Default; Compliance with Instruments and Material Contracts~~77~~78

8.13.Insurance~~77~~79

8.14.Compliance with Laws~~78~~79

8.15.Investment Companies~~78~~79

8.16.Plans and Benefit Arrangements~~78~~79

8.17.Employment Matters.~~79~~80

8.18.Environmental Health and Safety Matters~~79~~80

8.19.Title to Real Estate~~80~~81

8.20.Patents, Trademarks, Copyrights, Licenses, Etc~~80~~81

8.21.Security Interests~~80~~81

8.22.Regulated Entity.~~81~~82

8.23.Status of Pledged Collateral~~81~~82

8.24.Surety Bonds~~82~~83

8.25.Coal Supply Agreements~~82~~83

8.26.Solvency; Fraudulent Transfer~~82~~83

8.27.Reserved.~~82~~83

8.28.Reserved.~~82~~83

8.29.Updates to Schedules~~82~~83

SECTION  9. AFFIRMATIVE COVENANTS AND CONTINUING AGREEMENTS~~82~~83

9.1.Preservation of Existence, Etc.~~83~~84

9.2.Payment of Liabilities, Including Taxes, Etc.~~83~~84

9.3.Maintenance of Insurance~~83~~84

9.4.Maintenance of Properties and Leases~~84~~85

9.5.Inspections; Appraisals~~84~~85

9.6.Keeping of Records and Books of Account~~84~~85

9.7.Compliance with Laws~~85~~86

9.8.Environmental Health and Safety Matters~~85~~86

9.9.Further Assurances~~85~~86

9.10.Equity Interests in Bonding Subsidiaries~~86~~87

9.11.Requirements for Permitted Joint Ventures~~86~~87

9.12.Requirements for Significant Subsidiaries.~~86~~87

9.13.Subordination of Intercompany Loans~~87~~88

9.14.Reserved.~~87~~88

9.15.Use of Proceeds~~87~~88

9.16.Borrowing Base Reporting; Financial and Other Information~~88~~89

9.17.Reserved.~~92~~93

9.18.Cash Management; Deposit Accounts~~92~~93

9.19.Reserved.~~92~~93

9.20.Post-Closing Matters.~~92~~93

SECTION  10. NEGATIVE COVENANTS~~93~~94

10.1.Debt~~93~~94

10.2.Liens; Negative Pledge~~95~~97

10.3.Liquidations, Mergers, Consolidations, Acquisitions~~96~~98

10.4.Disposition of Assets or Subsidiaries~~97~~99

10.5.Affiliate Transactions~~99~~101

10.6.Subsidiaries, Partnerships and Joint Ventures~~99~~101

10.7.Continuation of or Change in Business~~100~~102

10.8.Restricted Payments~~100~~102

10.9.Payment of Other Debt~~101~~103

10.10.No Restriction in Agreements on Dividends or Certain Loans~~101~~104

10.11.Loans and Investments~~102~~104

10.12.Sale and Leaseback Transactions~~103~~105

10.13.Changes in Organizational Documents and Loan Party Information.~~103~~105

10.14.Transactions With Respect to the Bonding Subsidiaries~~104~~106

SECTION  11. FINANCIAL COVENANTS~~104~~106

11.1.Financial Covenant~~104~~106

SECTION  12. EVENTS OF DEFAULT; REMEDIES UPON DEFAULT~~104~~107

12.1.Events of Default~~104~~107

12.2.Remedies upon Default.~~107~~109

12.3.License~~107~~110

12.4.Receiver~~108~~110

12.5.Deposits; Insurance~~108~~110

12.6.Remedies Cumulative~~108~~110

SECTION  13. ADMINISTRATIVE AGENT~~108~~111

13.1.Appointment, Authority, and Duties of Administrative Agent; Professionals.~~108~~111

13.2.Agreements Regarding Guarantors, Collateral and Field Examination Reports.~~110~~112

13.3.Reliance By Administrative Agent~~111~~114

13.4.Action Upon Default~~111~~114

13.5.Indemnification of Administrative Agent Indemnitees~~112~~114

13.6.Limitation on Responsibilities of Administrative Agent~~112~~114

13.7.Resignation; Successor Administrative Agent~~113~~115

13.8.Separate Collateral Agent~~113~~116

13.9.Due Diligence and Non-Reliance~~114~~116

13.10.Remittance of Payments.~~114~~117

13.11.Administrative Agent in its Individual Capacity~~118~~120

13.12.Administrative Agent Titles~~118~~121

13.13.Bank Product Providers~~118~~121

13.14.No Third Party Beneficiaries~~119~~121

13.15.Certifications From Lenders and Participants; PATRIOT Act; No Reliance.~~119~~121

13.16.Bankruptcy.~~119~~122

SECTION  14. ASSIGNMENTS AND PARTICIPATIONS~~120~~123

14.1.Successors and Assigns.~~120~~123

SECTION  15. YIELD PROTECTION~~124~~126

15.1.Making or Maintaining Term SOFR Loans or Term SOFR Index Loans.~~124~~126

15.2.Increased Costs.~~128~~130

15.3.Taxes.~~129~~131

15.4.Mitigation Obligations; Designation of a Different Lending Office; Replacement of Lenders.~~132~~135

SECTION  16. MISCELLANEOUS~~133~~136

16.1.Notices.~~133~~136

16.2.Amendments.~~135~~137

16.3.Indemnity; Expenses~~137~~140

16.4.Reimbursement Obligations~~138~~140

16.5.Performance of Loan Parties’ Obligations~~138~~141

16.6.Setoff~~139~~141

16.7.Independence of Covenants; Severability~~139~~142

16.8.Cumulative Effect; Conflict of Terms~~139~~142

16.9.Counterparts~~140~~142

16.10.Fax or Other Transmission~~140~~142

16.11.Entire Agreement~~140~~142

16.12.Relationship with Lenders~~140~~143

16.13.No Advisory or Fiduciary Responsibility~~140~~143

16.14.Confidentiality; Credit Inquiries~~141~~143

16.15.Governing Law~~142~~144

16.16.Submission to Jurisdiction~~142~~144

16.17.Waivers; Limitation on Damages; Limitation on Liability.~~142~~145

16.18.Limitation on Liability; Presumptions~~143~~146

16.19.PATRIOT Act Notice~~143~~146

16.20.Powers~~144~~146

16.21.No Tax Advice~~144~~146

16.22.Judgment Currency~~144~~146

16.23.Survival of Representations and Warranties, etc.~~144~~147

16.24.Revival and Reinstatement of Obligations~~145~~147

16.25.Acknowledgement of and Consent to Bail-In of EEA Financial Institutions~~145~~147

16.26.Time is of the Essence~~145~~148

16.27.Intercreditor Agreement~~145~~148

16.28.Section Headings~~145~~148

16.29.Release and Subordination Authorizations~~145~~148

16.30.Qualified Financial Contracts~~146~~148

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APPENDICES, EXHIBITS AND SCHEDULES

APPENDICES

Appendix ALenders, Commitments and Commitment Percentages

Appendix BNotice Information

EXHIBITS

Exhibit A-1Form of Revolving Note

Exhibit A-2Form of Swingline Note

Exhibit BForm of Assignment Agreement

Exhibit CForm of Notice of Borrowing

Exhibit D Form of Notice of Conversion/Continuation

Exhibit EForm of Borrowing Base Certificate

Exhibit FForm of Compliance Certificate

Exhibit GForm of Joinder and Assumption Agreement

Exhibit HForm of Secured Party Designation Notice

Exhibit I-1 through I-4Forms of Tax Compliance Certificates

SCHEDULES

Schedule 1.1(A)Excluded Property

Schedule 1.1(B)Existing Permitted Liens

Schedule 8.2Certain Information Regarding Capitalization of Borrowers And

Their Subsidiaries

Schedule 8.6Litigation

Schedule 8.10Taxes

Schedule 8.13Insurance

Schedule 8.18Certain Disclosures Regarding Environmental Matters

Schedule 8.23Partnership Agreements; LLC Agreements

Schedule 10.1Existing Debt

Schedule 10.4Permitted Dispositions

Schedule 10.5Certain Affiliate Transactions

Schedule 10.11Existing Investments

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is dated as of April 27, 2017, by and among (A) ARCH RESOURCES, INC., formerly known as Arch Coal, Inc., a Delaware corporation (“Parent”); (B) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent that may become Borrowers hereunder pursuant to Section 9.12 (each of such Subsidiaries, together with Parent, jointly and severally, the “Borrowers” and, each, a “Borrower”); (C) the financial institutions from time to time party hereto (each, a “Lender” and, collectively, the “Lenders”); (D) REGIONS BANK, an Alabama bank (as further defined below, “Regions Bank”), in its capacities as the Swingline Lender (as defined below) and LC Issuer (as defined below); and (E) Regions Bank, in its capacities as administrative agent and collateral agent for the Lenders, LC Issuer and other Secured Parties (defined below) (Regions Bank, acting in such capacities, and as further defined below, “Administrative Agent” or “Agent”).

W I T N E S S E T H:

WHEREAS, Loan Parties have requested that Administrative Agent and the Lenders establish a revolving credit facility in favor of Borrowers and that LC Issuer establish a letter of credit sub-facility for the account of Borrowers, all for the purposes set forth herein; and

WHEREAS, Administrative Agent, the Lenders, and LC Issuer are willing to provide such credit facility and letter of credit sub-facility to Borrowers subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Borrower, Administrative Agent, each Lender, and LC Issuer, each intending to be legally bound, hereby covenant and agree as follows:

SECTION 1.
DEFINITIONS; RULES OF CONSTRUCTION
1.1.Definitions
.  Capitalized terms that are not otherwise defined herein shall have the meanings set forth in this Section 1.1.  As used in this Agreement and, as applicable, any other Loan Documents, the following terms shall have the following meanings:

“ABL Priority Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Account Control Period” means (a) any period during which an Event of Default exists; and (b) each other period that commences on the first day on which Administrative Agent receives any Borrowing Base Certificate indicating that Liquidity has fallen below $225,000,000 at any time, and ends on (and includes) the first day thereafter on which Administrative Agent receives a Borrowing Base Certificate indicating that Liquidity has exceeded $225,000,000; provided that it is acknowledged and agreed that no Account Control Period has commenced or is in effect as of the Fourth Amendment Date.

“Active Operating Properties” means all property which is the subject of outstanding Environmental Health and Safety Permits issued to any Loan Party or any Subsidiary of any Loan Party.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) Term SOFR plus (b) the SOFR Adjustment.  Notwithstanding anything contained herein to the contrary, if Adjusted Term SOFR as so determined, is ever less than 0.75% (75bps) per annum, then, Adjusted Term SOFR shall be deemed to be 0.75% (75bps) per annum for all purposes of this Agreement and the other

Loan Documents.  Each calculation by Administrative Agent of Adjusted Term SOFR shall be conclusive and binding for all purposes, absent manifest error.

“Administrative Agent,” “Collateral Agent” or “Agent” means Regions Bank, in its capacity as administrative agent, collateral agent or agent for Lenders, LC Issuer and each other Secured Party, together with its successors and assigns.

“Administrative Agent Indemnitees” means Administrative Agent, its Related Parties and all Administrative Agent Professionals.

“Administrative Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Administrative Agent at any time or from to time in connection with, or pursuant to, the terms of this Agreement or any other Loan Document.

“Administrative Questionnaire” means an administrative questionnaire provided by each Lender to Administrative Agent in connection herewith in a form supplied or approved by Administrative Agent for such purpose.

“Advance Rate (Coal Inventory)” means a percentage equal to 85%.

“Affected Financial Institution” means (i) any EEA Financial Institution, and (ii) any UK Financial Institution.

“Affected Lender” has the meaning set forth in Section 15.1(b).

“Affected Loan” has the meaning set forth in Section 15.1(b).

“Affiliate” as to any Person means any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly by such Person.  Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Agent Parties” has the meaning set forth in Section 16.1(d).

“Agreement” has the meaning set forth in the preamble hereto.

“Agreement Currency” has the meaning set forth in Section 16.22.

“Aggregate Revolving Obligations” means, at any time of determination, the sum (without duplication) of (a) the outstanding principal amount of all Loans and (b) the outstanding amount of all LC Obligations.

“Allocable Amount” has the meaning given such term in Section 5.7(c)(ii).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq, the UK Bribery Act of 2010 and all other laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Laws” means any laws relating to the prevention of terrorism or money laundering, including the PATRIOT Act and all OFAC rules and regulations, including Executive Order 13224.

“Applicable Margin” means, subject to the terms of this definition, with respect to any Type of Loan and at any time of determination, a percentage rate per annum equal to the percentage rate per annum set forth in the following table, as determined by reference to Liquidity as of the last date of the calendar month preceding each Determination Date (as defined below), as further described below:

Level	Liquidity	Base Rate Loans	Term SOFR Index Loans	Term SOFR Loans
I	Less than $175,000,000	2.50%	3.50%	3.50%

II	Greater than or equal to $175,000,000 but less than $225,000,000	2.00%	3.00%	3.00%
III	Greater than or equal to $225,000,000	1.25%	2.25%	2.25%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a monthly basis on each Determination Date, and any such reduction or increase shall be automatic and without notice to any Person.  Without limiting Administrative Agent’s or Required Lenders’ rights to invoke the Default Rate, if (a) the Borrowing Base Certificate (together with the related calculations setting forth Liquidity)  are not received by Administrative Agent on or before the applicable dates required pursuant to Section 9.16(a), as applicable, or (b) an Event of Default occurs and, in either case, Administrative Agent or Required Lenders so elect, then, in each case, from the date such Borrowing Base Certificate was required to be delivered or the date such Event of Default occurred, as applicable, the Applicable Margin shall, at the option of Administrative Agent or the Required Lenders, be at the Level with the highest rates of interest until such time as such Borrowing Base Certificate and related reports are received by Administrative Agent and any Event of Default (whether resulting from a failure to timely deliver such Borrowing Base Certificate or otherwise) is waived in accordance with the terms of this Agreement.

As used herein, “Determination Date” means the first day of the first calendar month after the date on which Borrower Agent provides the Borrowing Base Certificate under Section 9.16(a) for each of its Fiscal Months.

If any Borrowing Base Certificate is shown to be inaccurate (regardless of whether this Agreement or any Commitments are or remain in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (A) Borrowers shall immediately deliver to Administrative Agent a correct Borrowing Base Certificate for the Applicable Period; (B) the Applicable Margin for such Applicable Period shall be determined by reference to such Borrowing Base Certificate; and (C) Borrowers shall promptly pay Administrative Agent, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period and any other additional fee or charge which was based, in whole or in part, on the Applicable Margin, which payment shall be promptly applied by Administrative Agent for its own account and the account of Lenders and LC Issuer, as applicable, in accordance with the terms hereof.  If any inaccurate Borrowing Base Certificate or other report on which Liquidity is determined would, if corrected, have led to the application of a lower Applicable Margin for any period for which interest has already been paid, none of the Secured Parties shall be required to refund or return any portion of such interest.

“Approved Fund” means any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article 9 Control” means, with respect to any asset, right, or property with respect to which a security interest therein is perfected by a secured party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that the Administrative Agent or a Lender, as applicable, has “control” of such asset, right, or property in accordance with the terms of Article 9 of the UCC. Without limitation of the foregoing, so long as Regions Bank is the Administrative Agent, Administrative Agent shall be deemed to be have “control” of any Securities Account or Deposit Account maintained with Regions Bank or any Affiliate of Regions Bank, including any maintained by or through Regions Bank or any agents or correspondents acting on behalf of Regions Bank.

“Asset Sale” has the meaning set forth in Section 9.16(f).

“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.1(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent from time to time.

“Auto Borrow Agreement” has the meaning specified in Section 4.1(b)(iii).

“Availability” means, at any time of determination, the amount, if any, by which (a) the lesser of (i) the Borrowing Base and (ii) the Commitments exceeds (b) the Aggregate Revolving Obligations.

“Average Cost” means the average cost method of accounting under GAAP as calculated by Borrowers in the ordinary course of business, or such other average cost method of accounting as may be expressly approved by Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of the applicable Resolution Authority.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreement” means any agreement between one or more Loan Parties and a Bank Product Provider evidencing the making available of any Bank Product by such Bank Product Provider to such Loan Party.

“Bank Product Obligations” means indebtedness, liabilities and other obligations of any Loan Party to any Bank Product Provider arising under, pursuant to or in connection with Bank Products.

“Bank Product Provider” means any Lender or Affiliate of a Lender that provides a Bank Product.  For purposes hereof, the term “Lender” shall be deemed to include the Administrative Agent.

“Bank Product Reserve” means an amount determined from time to time by Administrative Agent in its Permitted Discretion as a reserve for Bank Product Obligations.

“Bank Products” means all bank, banking, financial, and other similar or related products, services, and facilities offered or provided by any Bank Product Provider to any Loan Party, including (a) merchant card services, credit or stored value cards and corporate purchasing cards; (b) cash management, treasury, and related products and services, including depository and checking services, Deposit Accounts (whether operating, money market, investment, collections, payroll, trust, disbursement, or other Deposit Accounts), automated clearinghouse (“ACH”) transfers of funds and any other ACH services, remote deposit capture, lockboxes, account reconciliation and information reporting, controlled disbursements, wire and other electronic funds transfers, e-payable, overdraft protection, stop payment services and fraud protection services (all of the products and services described in this clause (b), collectively, “Treasury Services”); and (c) bankers’ acceptances, drafts, documentary services, foreign currency exchange services; (d) Swap Agreements; (e) supply chain finance arrangements; and (f) leases and other banking products or services, other than Letters of Credit.

“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Base Rate” means, for any day, the rate per annum equal to the greatest of (a) the Prime Rate in effect on such day; (b) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%) per annum; and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus one percent (1%) per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Adjusted Term SOFR shall be effective on the effective date of such change in the Prime Rate, Federal Funds Rate or Adjusted Term SOFR, respectively, automatically and without notice to any Person. Notwithstanding anything contained herein to the contrary, if the Base Rate, as so determined, is ever less than 0.75% (75bps) per annum, then, the Base Rate shall be deemed to be 0.75% (75bps) per annum for all purposes of this Agreement and the other Loan Documents.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate plus the Applicable Margin.

“Benchmark” means, initially, the Term SOFR Reference Rate; or, if any Benchmark Replacement is incorporated into this Agreement pursuant to Section 15.1, then, “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Conforming Changes” means, with respect to the use, administration of or any conventions associated with Term SOFR or any implementation of a Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Term SOFR”, the definition of “Adjusted Term SOFR”, the definition of “Term SOFR Index,” the definition of “Term SOFR Reference Rate,” the definition of “SOFR Adjustment,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters)

that Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such applicable rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines in its reasonable discretion that no market practice for the administration of such applicable rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Benchmark Illegality/Impracticability Event” means that the making, maintaining or continuation of the then current Benchmark (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) any successor administrator of the published screen rate for such Benchmark or a Governmental Authority having jurisdiction over Administrative Agent or the administrator of such Benchmark has made a public statement establishing a specific date (whether expressly or by virtue of such public statement) after which an Available Tenor of such Benchmark or the published screen rate for such Benchmark shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide such representative interest periods of such Benchmark after such specific date, or (iii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the ability of a Lender to make, maintain or continue its Loans at the then-current Benchmark (including, without limitation, because the published screen rate for such Benchmark in any relevant tenor is not available or published on a current basis and such circumstances are unlikely to be temporary) or (iv) the then-current Benchmark (including any related mathematical or other adjustments thereto) will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining its Loans at the then-current Benchmark. For the avoidance of doubt, a “Benchmark Illegality/Impracticability Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Replacement” means the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document:

(x)the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; and

(y)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower Agent giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” has the meaning specified in Section 15.1(b)(ii).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership of any Loan Party as required by the Beneficial Ownership Regulation, and otherwise to be in form and substance satisfactory to Administrative Agent.

“Beneficial Ownership Regulation” means 31 CFR Section 1010.230.

“Benefit Arrangement” means an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or contributed to by any of the Loan Parties.

“Black Lung Act” means, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

“Board of Governors” means the Board of Governors of the Federal Reserve System.

“Bonding Subsidiary” means a Subsidiary of a Borrower the sole purpose of which is to own a leasehold interest in a coal lease where the lessor thereof is a Person who is not an Affiliate of a Borrower (but not to operate any Mining Operations thereon) and to enter into surety or similar arrangements to provide payment assurances to the lessor thereof related to the cost of acquiring such leasehold interest and any bonus bid and royalty payments thereunder, and Bonding Subsidiaries shall mean, collectively, each and every Bonding Subsidiary.

“Borrower” and “Borrowers” have the meanings set forth in the preamble hereto, provided that no Foreign Subsidiary shall be a Borrower.

“Borrower Agent” has the meaning given such term in Section 4.3.

“Borrower Shares” has the meaning set forth in Section 8.2.

“Borrowing” means a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

“Borrowing Base” means, on any date of determination, an amount, calculated in Dollars, equal to:

(a)the Advance Rate (Coal Inventory) of the NOLV Percentage of Eligible Coal Inventory; plus

(b)the lesser of (i) 85% of the NOLV Percentage of Eligible Parts and Supplies Inventory; and (ii) 35% of the amount determined pursuant to clause (a) of this definition; provided that during any Borrowing Base Adjustment Period, the amount of this clause (b) shall be deemed to equal $0; plus

(c)100% of Eligible Cash; minus

(d)Reserves.

“Borrowing Base Adjustment Period” means the first day on which Administrative Agent receives any Borrowing Base Certificate indicating that Liquidity has fallen below $200,000,000 at any time (an “Initial Adjustment Event”), and all subsequent days until and including the first day thereafter on which Administrative Agent receives a Borrowing Base Certificate indicating that Liquidity has exceeded $200,000,000 for a thirty (30) consecutive day period after such Initial Adjustment Event.

“Borrowing Base Certificate” means a borrowing base certificate substantially in the form of Exhibit E or such other form as may be acceptable to Administrative Agent from time to time in its discretion.

“Business Day” means (a) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York, Georgia, Alabama or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Term SOFR Loans or Term SOFR Index Loans, such day is also a U.S. Government Securities Business Day.

“Case” or “Cases” means Parent and its subsidiaries’ voluntary petitions with the United States Bankruptcy Court for the Eastern District of Missouri for relief under Chapter 11 of the Bankruptcy Code on January 11, 2016.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, LC Issuer or Swingline Lender, as applicable, as collateral for the LC Obligations or Swingline Loans, as applicable, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent, LC Issuer or Swingline Lender, as applicable, may agree, each in its sole discretion, other credit support, in each case pursuant to documentation in form and substance, and in an amount (but not less than 105% of the obligated amount), in each case, reasonably satisfactory to the Administrative Agent, such LC Issuer and/or Swingline Lender, as applicable, in its or their sole discretion.  “Cash Collateral”, “Cash Collateralization” and “Cash Collateralizing” shall have meanings correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support including any cash and any interest or other income earned thereon

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lender’s submission or re-submission of a capital plan under 12 C.F.R. Section 225.8 or a Governmental Authority’s assessment thereof, shall, in each case of clauses (i), (ii) or (iii) above, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” has the meaning given such term in Section 12.1(j).

“CIP Regulations” has the meaning set forth in Section 13.15(b).

“Claims” means all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs, disbursements, and expenses of any kind (including fees, costs, and expenses of attorneys and paralegals, experts, agents, consultants, and advisors, and Extraordinary Expenses (in the case of legal fees, limited to the reasonable and documented fees of a single primary legal counsel to Administrative Agent, plus one local counsel in any relevant jurisdiction,  plus any special counsel, plus, in the case of an actual or perceived conflict of interest, where such Indemnitees endeavor to provide the Parent prior notice of such conflict of interest, a single firm of counsel for all similarly affected Indemnitees) at any time (including before or after the Closing Date, after Payment in Full of the Obligations, or resignation or replacement of Administrative Agent) incurred by or asserted against or imposed on any Indemnitee as a result of, or arising from or in connection with, (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto; (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Law; or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Closing Date” has the meaning given such term in Section 7.1.

“Coal Act” means the Coal Industry Retiree Health Benefits Act of 1992, as amended.

“Coal Supply Agreement” means with respect to any Borrower or any of their Subsidiaries an agreement or contract in effect on the Closing Date or thereafter entered into for the sale, purchase, exchange, processing or handling of coal with an initial term of more than one year.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time.

“Collateral” means all of the “Collateral” and “Pledged Collateral” as defined in any Security Document and all other assets that become subject to (or purported to be subject to) the Liens created by the Security Documents from time to time.

“Commitment” means, at any time of determination and with respect to each Lender, such Lender’s obligation to make Loans, participate in Swingline Loans and participate in LC Obligations, “Commitments” means, at any time of determination, the aggregate amount of such Commitments of all Lenders.  The amount of each Lender’s Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof.  The aggregate amount of the Commitments as of the Closing Date is FORTY MILLION DOLLARS ($40,000,000).  The aggregate amount of the Commitments as of November 19, 2018, after giving effect to the Commitment Increase contemplated by the First Amendment to Credit Agreement dated as of such date, is FIFTY MILLION DOLLARS ($50,000,000).

“Commitment Fee Percentage” means the sum of (i)(A) with respect to any calendar month during which the average amount of the Aggregate Revolving Obligations (other than Swingline Loans) on each day during such calendar month exceeded fifty percent (50%) of the aggregate amount of the Commitments on each day during such calendar month, 0.50% (50 bps) per annum and (B) with respect to any other calendar month, 0.75% (75 bps) per annum.

“Commitment Increase” has the meaning given such term in Section 2.1(f).

“Commitment Termination Date” means the earliest to occur of the following: (a) the Stated Commitment Termination Date; (b) the date on which Borrowers terminate the Commitments pursuant to Section 2.1(c); (c) the date on which the Commitments are terminated pursuant to Section 12.2; and (d) the sixtieth (60th) day following maturity, termination or repayment in full of any Permitted Receivables Financing; provided that Administrative Agent may in its discretion require Borrowers to cash collateralize the Obligations in such amounts as Administrative Agent may determine in its discretion on and after the thirtieth (30th) day following such maturity, termination or repayment in full described in this clause (d).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 16.1(d).

“Compliance Certificate” a certificate of Borrower Agent signed by a Senior Officer, substantially in the form of Exhibit F: (i)  stating that no Default or Event of Default then exists or, if a Default or Event of Default exists, the nature and duration thereof and Loan Parties’ intention with respect thereto, (ii) containing a list of each Significant Subsidiary and each Non-Loan Party Subsidiary (and whether such Subsidiary is a Bonding Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary or a non-wholly owned Subsidiary), other than those set forth on Schedule 8.2 and (iii) confirming that each Significant Subsidiary has joined the Loan Documents in accordance with the requirements of Section 9.12.

“Concentration Account” means a Deposit Account established or maintained by a Loan Party at Regions Bank, which Deposit Account shall be utilized solely for purposes of receiving payments made by a Securitization Subsidiary in respect of a sale of Receivables Assets to such Securitization Subsidiary pursuant to a Permitted Receivables Financing (including each payment made pursuant to the Receivables Purchase Documents), and over which Administrative Agent shall have Article 9 Control and, at any time during the continuance of an Account Control Period, exclusive control to withdraw or otherwise direct the disposition of funds on deposit therein..

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means, as of any date of determination, the consolidated net income (or loss) of the Parent and its Subsidiaries~~, excluding~~ on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (without duplication): (a) the effect of non-cash compensation expenses related to common stock and other equity securities issued to employees during such period, (b) extraordinary or non-recurring gains and losses during such period, (c) gains or losses on discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations) ~~and~~during such period, (d) equity earnings or losses of Affiliates (other than earnings or losses of the Parent or any Subsidiary of the Parent~~).~~ (but subject to the immediately succeeding clause (e) in the case of Subsidiaries)), (e) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or Law applicable to such Subsidiary during such period, except that any Borrower’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (f) any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that any Borrower’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to a Borrower or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to a Borrower as described in clause (e) of this proviso).

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Parent and its Subsidiaries as of the end of the last Fiscal Quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount (a) all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than any portion thereof maturing after, or renewable or extendable at the option of the relevant Borrower or the relevant Subsidiary beyond, twelve months from the date of determination) and (b) the total of the net book values of all assets of the Parent and its Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

“Contamination” means the presence or Release or threat of Release of Regulated Substances in, on, under or emanating to or from the real property, whether owned or leased, of any Loan Party or any Subsidiary of a Loan Party, which pursuant to Environmental Health and Safety Laws requires notification or reporting to a Governmental Authority, or which pursuant to Environmental Health and Safety Laws requires performance of a Remedial Action or which otherwise constitutes a violation of Environmental Health and Safety Laws.

“Contractual Obligation” means as to any Person, any provisions of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” (and any correlative terms, including “common control,” “controlling” and “controlled by”) means the power to direct or control, or have a controlling influence over, the management or policies of a Person or any Property, whether by ownership, the voting of Equity Interests, by contract or otherwise.

“Control Agreement” shall mean, with respect to any Deposit Account, Securities Account, Commodity Account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Administrative Agent, among Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant Article 9 Control over such account (and all assets on deposit therein or credited thereto) to Administrative Agent, for the benefit of the Secured Parties.

“Convertible Indebtedness” means Indebtedness of Parent permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) and/or any combination thereof or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Corresponding Tenor” means, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding any Business Day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if Administrative Agent decides that any such convention is not administratively feasible for Administrative Agent, then Administrative Agent may establish another convention in its reasonable discretion

“Debt” means for any Person as of any date of determination the sum, without duplication, of any and all indebtedness, obligations or liabilities of such Person for or in respect of: (i) all indebtedness for borrowed money (including, without limitation, all subordinated indebtedness), (ii) all amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) all indebtedness in respect of any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases, conditional sales agreements, deferred purchase price of property or services and indebtedness secured by a Lien on property owned or being purchased by such Person, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, (iv) reimbursement obligations (contingent or otherwise) under any letter of credit, (v) all indebtedness and other obligations of each Securitization Subsidiary in respect of any Permitted Receivables Financing, (vi) all payments such Person would have to make in the event of an early termination, on the date such Debt is being terminated, in respect of outstanding Swap Agreements, (vii) all obligations of such Person in respect of Disqualified Equity Interests or (viii) the amount of all indebtedness (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) in respect of all Guaranties by such Person (the “Guarantying Person”) of Debt described in clauses (i) through (vii) above of other Persons (each such other Person being a “Primary Loan Party” and the obligations of a Primary Loan Party which are subject to a Guaranty by a Guarantying Person being “Primary Obligations”) (it being understood that if the Primary Obligations of the Primary Loan Party do not constitute Debt, then the Guaranty by the Guarantying Person of the Primary Obligations of the Primary Loan Party shall not constitute Debt). It is expressly agreed that obligations in respect of any current trade liabilities (which are incurred in the ordinary course of business and which are not represented by a promissory note or other evidence of indebtedness) and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business shall not be deemed “Debt” for purposes hereof.  For purposes of determining the Debt outstanding at any time under any Permitted Receivables Financing, the amount of such outstanding Debt shall equal the sum of (i) either (x) the drawn amount of commitments that has been invested in receivables under the Existing Receivables Financing (or any similarly structured Permitted Receivables Financing) at such time or (y) the principal amount of loans under an alternatively structured Permitted Receivables Financing at such time, plus (ii) the sum of the undrawn amounts of letters of credit issued thereunder at such time

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” means for any Obligation (including, to the extent permitted by Law, interest not paid when due), 2.0% per annum plus the interest rate otherwise applicable thereto or, to the extent that there is no applicable rate thereto and subject to Section 3.1(h), the Base Rate plus the highest Applicable Margin for Base Rate Loans plus 2.0% per annum.

“Defaulting Lender” means, subject to Section 4.2(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, LC Issuer, Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days after the date when due, (b) has notified Borrower Agent, Administrative Agent, LC Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower Agent, to confirm in writing to Administrative Agent and Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.2(b)) upon delivery of written notice of such determination to Borrower Agent, each LC Issuer, each Swingline Lender and each Lender.

“Designated Non-Cash Consideration” means the fair market value (as reasonably determined by Borrowers in good faith) of non-cash consideration received by any Borrower or any of their Subsidiaries in connection with a Disposition that is so designated as “Designated Non-Cash Consideration.”

“Designated Parts and Supplies” shall have the meaning specified in the definition of “Inventory”.

“Dispose” or “Disposition” shall have the meaning specified in Section 10.4.

“Disqualified Equity Interests” means any equity interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, (a) mature (excluding any maturity as the result of an optional redemption by the issuer thereof) or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are redeemable at the option of the holder thereof, in whole or in part, or require the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is ninety-one (91) days after the Stated Commitment Termination Date (determined as of the date of issuance thereof), or (b) are convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) cash, (ii) debt securities or (iii) any equity interests referred to in (a) above, in each case at any time prior to the date that is ninety-one (91) days after the Stated Commitment Termination Date (determined as of the date of issuance thereof).  Notwithstanding the foregoing, any equity interests that would constitute

Disqualified Equity Interests solely because holders of the equity interests have the right to require the issuer of such equity interests to repurchase such equity interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such equity interests provide that the issuer may not repurchase or redeem any such equity interests pursuant to such provisions unless such repurchase or redemption is permitted under the terms of this Agreement.

“Division” in reference to any Person that is not a natural Person, means the division of such Person into two (2) or more separate such Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable Law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide,” when capitalized, shall have a correlative meaning.

“Dollars” and the symbol “$” shall mean lawful money of the United States of America.

“EBITDA” for any period of determination means with respect to the Parent and its consolidated Subsidiaries for such period of determination~~;~~: (a) Consolidated Net Income, plus (b) the sum of the following, without duplication and to the extent deducted in determining Consolidated Net Income: (i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees, and any amortization included in pension or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles, other long-lived assets, the impact of purchase accounting and asset retirement obligations accretion expenses, but excluding any such non-cash charge that represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), (iv) non-cash debt extinguishment costs, (v) non-cash impairment charges or asset write-offs and non-cash charges, including non-cash charges due to cumulative effects of changes in accounting principles (but excluding any such non-cash charge that represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period)~~,~~ and (vi~~) any costs and expenses incurred in connection with the Cases and the consummation of the Plan of Reorganization and the consummation of the transactions contemplated thereby for such period, (vii) any charges arising from Fresh Start Reporting adjustments that do not impact the cash flows of the Borrowers and their Subsidiaries and (viii~~) costs and expenses, including fees, incurred directly in connection with the consummation of the transactions contemplated under the Loan Documents, plus (c) cash dividends or distributions received from Affiliates (other than received from any Borrower or any Subsidiary of a Borrower) to the extent not included in determining Consolidated Net Income, minus (d) the sum of the following, without duplication and to the extent included in determining Consolidated Net Income, (i) non-cash debt extinguishment gains~~,~~ and (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in a prior period under this Agreement), including non-cash gains due to cumulative effects of changes in accounting principles and income tax benefits ~~and (iii) any gains arising from Fresh Start Reporting adjustments that do not impact the cash flows of the Borrowers and their Subsidiaries~~. All items included in the definition of EBITDA shall be determined in each case for the applicable Person for the period of determination on a consolidated basis in accordance with GAAP.

~~EBITDA for the Borrowers and their Subsidiaries shall be deemed to be (i) $(6,170,000) for the Fiscal Quarter ended March 31, 2016, (ii) $(7,752,000) for the Fiscal Quarter ended June 30, 2016, (iii) $90,039,000 for the Fiscal Quarter ended September 30, 2016 and (iv) $95,559,000 for the Fiscal Quarter ended December 31, 2016,  as each such amount may be adjusted on a pro forma basis.~~

For purposes of determining the Total Net Leverage Ratio under this Agreement, in the event that any Borrower or any Subsidiary of any Borrower:

A.acquires in a Permitted Acquisition or any other acquisition or Investment permitted hereunder with an aggregate fair market value (as reasonably determined by such Borrower in good faith) in excess of $3,000,000 (the “Acquired Person”) during any period of determination, then EBITDA of the Borrowers and their Subsidiaries shall be increased for such period of determination by the EBITDA of the Acquired Person, subject to the following:

(1)the EBITDA of the Acquired Person shall be based upon financial statements reasonably acceptable to the Administrative Agent (the “Acquired Person’s EBITDA”); and

(2)the Permitted Acquisition of the Acquired Person shall be deemed to have occurred on the first day of the period of determination with the Acquired Person’s EBITDA for periods prior to the actual date of the consummation of such acquisition based upon the Acquired Person financial statements and in an amount and calculated in a manner reasonably acceptable to the Administrative Agent and with Acquired Person’s EBITDA for periods on or after the date of consummation of such Permitted Acquisition based upon the actual operating results of the Acquired Person after giving effect to such Permitted Acquisition; or

B.Disposes of any assets with an aggregate fair market value (as reasonably determined by the Borrowers in good faith) in excess of $3,000,000 pursuant to Section 10.4 of this Agreement, then EBITDA of the Borrowers and their Subsidiaries shall, with respect to such dispossessed assets, shall be increased or decreased, as applicable, for such period of determination by the EBITDA attributable to such dispossessed assets, subject to the following:

(1)the EBITDA attributable to such assets shall be based upon financial statements reasonably acceptable to the Administrative Agent (the “Dispossessed Business EBITDA”); and

(2)the Disposition of such assets shall be deemed to have occurred on the first day of the period in which such Disposition occurred and calculated in a manner reasonably acceptable to the Administrative Agent and with the applicable Dispossessed Business EBITDA based upon the actual operating results of such dispossessed business.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee of a Lender under Section 14.1, subject to any consents and representations, if any, as may be required therein.

“Eligible Cash” means cash of Borrowers on deposit from time to time in a Deposit Account maintained at Regions Bank over which Administrative Agent has (a) first priority Article 9 Control, and (b) exclusive control to withdraw or otherwise direct the disposition of funds on deposit therein.

“Eligible Coal Inventory” means Inventory of the Borrowers consisting of above-ground mined coal, but excluding therefrom, without duplication, any Inventory:

(a)which constitutes work-in-process;
(b)which is not subject to a valid, duly perfected, first priority Lien in favor of Administrative Agent other than Liens arising by operation of law (including Permitted Liens described in clause (c) of the definition of “Permitted Liens” that arise by operation of law), in each case as long as Administrative Agent has instituted a Reserve with respect thereto in an amount determined by Administrative Agent in its Permitted Discretion;
(c)as to which any of the covenants, representations, and warranties in this Agreement or the other Loan Documents respecting Inventory shall be untrue, misleading, or in default; provided, however, that this clause (c) shall not (i) be deemed a waiver by the Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Administrative Agent to institute Reserves in connection therewith to the extent provided in this Agreement;
(d)which is on Consignment (i.e., where such Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;
(e)which is on Consignment (i.e., where such Borrower is the consignor) to any other Person;
(f)which (in each case, as determined by Administrative Agent) (i) is not new; (ii) is not in good and saleable condition; (iii) is damaged, defective, unserviceable, or otherwise unmerchantable; (iv) constitutes returned or repossessed Goods; (v) constitutes obsolete or slow-moving Goods; (vi) as applicable, fails to meet standards of any Governmental Authority or Law regarding the storage, use, or sale of such Inventory, or (vii) has been acquired from a Sanctioned Person or Sanctioned Country;
(g)which is subject to any negotiable Document;
(h)which is subject to any License with any Third Party which limits or restricts or is reasonably likely to limit or restrict any Borrower or Administrative Agent’s right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement) or which constitute or are alleged to constitute infringing Goods or which have or are alleged to have been manufactured or sold in a manner which violates the Intellectual Property rights of any Person;
(i)which is not located in the continental United States at an Active Operating Property or other Permitted Location, unless it is in-transit Inventory that constitutes Eligible Coal Inventory in accordance with clause (k) below;
(j)which is located at a Permitted Location not owned and controlled by such Borrower or another Loan Party, unless (i) Administrative Agent has received from the Person owning or in control of such Permitted Location a Third Party Agreement or (ii) Administrative Agent has instituted a Reserve with respect thereto in an amount determined by Administrative Agent in its Permitted Discretion;

(k)which constitutes in-transit Inventory, unless (i) it is in-transit Inventory that is in transit in the continental United States with a railway that has provided a Third Party Agreement to Administrative Agent and such railway has provided the railcars used to transport such in-transit Inventory or (ii) Administrative Agent has instituted a Reserve with respect thereto in an amount determined by Administrative Agent in its Permitted Discretion;
(l)with respect to which Administrative Agent has not received all documentation required pursuant to Section 9.20 relating to such Inventory; or
(m)which Administrative Agent, in its Permitted Discretion, deems not to be Eligible Coal Inventory.

For purposes of calculating the Borrowing Base, the value of Eligible Coal Inventory shall be determined on the basis of the lower of Average Cost and market value.

“Eligible Inventory” mean Eligible Coal Inventory and Eligible Parts and Supplies Inventory.

“Eligible Parts and Supplies Inventory” means Inventory of the Borrowers consisting of parts and supplies used in the mining of coal or in other related mining activities, but excluding therefrom, without duplication, any Inventory:

(a)which constitutes work-in-process or which does not constitute finished goods;
(b)which is not subject to a valid, duly perfected, first priority Lien in favor of Administrative Agent other than Liens arising by operation of law (including Permitted Liens described in clause (c) of the definition of “Permitted Liens” that arise by operation of law), in each case as long as Administrative Agent has instituted a Reserve with respect thereto in an amount determined by Administrative Agent in its Permitted Discretion;
(c)as to which any of the covenants, representations, and warranties in this Agreement or the other Loan Documents respecting Inventory shall be untrue, misleading, or in default; provided, however, that this clause (c) shall not (i) be deemed a waiver by the Required Lenders of any Default or Event of Default which occurs under this Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Administrative Agent to institute Reserves in connection therewith to the extent provided in this Agreement;
(d)which is on Consignment (i.e., where such Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;
(e)which is on Consignment (i.e., where such Borrower is the consignor) to any other Person;
(f)which (in each case, as determined by Administrative Agent) (i) is damaged, defective, unserviceable, or otherwise unmerchantable; (ii) constitutes returned or repossessed Goods; (iii) constitutes obsolete Goods; (iv) as applicable, fails to meet standards of any Governmental Authority or Law regarding the storage, use, or sale of such Inventory, or (v) has been acquired from a Sanctioned Person or Sanctioned Country;
(g)which is subject to any negotiable Document;

(h)which is subject to any License with any Third Party which limits or restricts or is reasonably likely to limit or restrict any Borrower or Administrative Agent’s right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement) or which constitute or are alleged to constitute infringing Goods or which have or are alleged to have been manufactured or sold in a manner which violates the Intellectual Property rights of any Person;
(i)which is not located in the continental United States at an Active Operating Property or other Permitted Location, unless it is in-transit Inventory that constitutes Eligible Parts and Supplies Inventory in accordance with clause (k) below;
(j)which is located at a Permitted Location not owned and controlled by such Borrower or another Loan Party, unless (i) Administrative Agent has received from the Person owning or in control of such Permitted Location a Third Party Agreement or (ii) Administrative Agent has instituted a Reserve with respect thereto in an amount determined by Administrative Agent in its Permitted Discretion;
(k)which constitutes in-transit Inventory, unless it is in transit in the continental United States between locations owned or leased by one or more Loan Parties;
(l)which constitutes fuel; or
(m)which Administrative Agent, in its Permitted Discretion, deems not to be Eligible Parts and Supplies Inventory.

For purposes of calculating the Borrowing Base, the value of Eligible Parts and Supplies Inventory shall be determined on the basis of Average Cost.

“Enforcement Action” means any action to collect any Obligations or enforce any Loan Document or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

“Environmental Health and Safety Claim” means any administrative, regulatory or judicial action, suit, claim, written notice of non-compliance or violation, written notice of investigation, written notice of liability or potential liability, or proceeding relating in any way to any Environmental Health and Safety Laws, any Environmental Health and Safety Permit, any Regulated Substances, any Contamination, or the performance of any Remedial Action.

“Environmental Health and Safety Laws” means, collectively, any federal, state, local or foreign statute, Law (including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Federal Safe Drinking Water Act, 42 U.S.C. §§ 300f300j, the Federal Air Pollution Control Act, 42 U.S.C. § 7401 et seq., the Oil Pollution Act, 33 U.S.C. § 2701 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 to 136y, the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq. the Mine Safety and Health Act, 30 U.S.C. §§ 801 et seq., the Surface Mining Control and Reclamation Act 30 U.S.C. §§ 1201 et seq., the Atomic Energy Act, 42 U.S.C. § 2011 et seq., the National Historic Preservation Act, 16 U.S.C. § 470 et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Wild and Scenic Rivers Act, 16 U.S.C. §§ 12711278, each as amended, or any equivalent state or local statute, and any amendments thereto), code, consent decree, settlement agreement, directive or any binding judicial or agency interpretation, policy or guidance, in each case regulating: (a) pollution or pollution control; (b) Contamination or Remedial Actions; (c) protection of human health from exposure to Regulated Substances; (d) protection of natural resources or the environment, including endangered or threatened species or Environmentally Sensitive Areas; (e) employee health safety in the workplace and the protection of employees from exposure to Regulated Substances in the workplace (but excluding workers compensation and wage and hour laws); and (f) the presence, use, management, generation, manufacture, processing, extraction, mining, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or Release or threat of Release of Regulated Substances.

“Environmental Health and Safety Orders” means all decrees, orders, directives, judgments, opinions, rulings writs, injunctions, settlement agreements or consent orders issued by or entered into with a Governmental Authority relating or pertaining to Contamination, Environmental Health and Safety Laws, Environmental Health and Safety Permits, Regulated Substances or Remedial Actions.

“Environmental Health and Safety Permit” means any applicable Permit required under any of the Environmental Health and Safety Laws.

“Environmentally Sensitive Area” means (a) any wetland as defined by applicable Environmental Health and Safety Laws; (b) any area designated as a coastal zone pursuant to applicable Environmental Health and Safety Laws; (c) any area of historic or archeological significance or scenic area as defined or designated by applicable Environmental Health and Safety Laws; (d) habitats of endangered species or threatened species as designated by applicable Environmental Health and Safety Laws; (e) a floodplain or other flood hazard area as defined pursuant to any applicable Environmental Health and Safety Laws; (f) streams, rivers or other water bodies or springs classified, or designated or as otherwise protected by applicable Environmental Health and Safety Laws as a fishery, as having exceptional or high quality or value or as having recreational use; (g) any area classified, designated or protected by applicable Environmental Health and Safety Laws as unsuitable for mining; and (h) any man-made or naturally occurring surface feature classified, designated or protected by applicable Environmental Health and Safety Laws from disturbance, the effects of blasting, subsidence and mining operations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Erroneous Payment Subrogation Rights” has the meaning given to such term in Section 13.10(d).

“ERISA Group” means, at any time, the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control or treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with any of the Loan Parties.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given such term in Section 12.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means (a) any Deposit Account that is used solely for payment of payroll, bonuses, other compensation and related expenses, in each case, for employees or former employees, (b) escrow accounts to the extent the use of such escrowed funds is permitted under this Agreement and the amount on deposit therein in connection with any letter of intent is in respect of a purchase that would reasonably be expected to result in a Permitted Acquisition or other permitted Investment, (c) fiduciary or trust accounts, (d) zero-balance accounts, so long as the balance in such account is zero at the end of each

Business Day, (e) any other Deposit Accounts with an aggregate daily balance as at the end of each Business Day of less than $3,000,000 in the aggregate for all such Deposit Accounts and (f) assets subject to Liens permitted under clause (l) of the definition of “Permitted Liens”.

“Excluded Property” means (a) those assets, including, without limitation any undeveloped land, which (i) are existing on the Closing Date and listed on Schedule 1.1(A) or (ii) in the reasonable discretion of Administrative Agent, the taking of Liens thereupon is impractical, prohibited by Law or commercially unreasonable, (b) assets subject to certificates of title, (c) the assets of any Non-Loan Party Subsidiary, (d) voting equity interests in any Foreign Subsidiary in excess of 65% of all outstanding voting equity interests in such Foreign Subsidiary, (e) the assets with respect to which any pledge or security interests thereof would be (i) prohibited by Law or (ii) in the case of equity interests of non-wholly owned Subsidiaries or Permitted Joint Ventures, prohibited by the Organizational Documents of such non-wholly owned Subsidiaries or Permitted Joint Ventures, except to the extent such prohibition is ineffective or rendered unenforceable under applicable Law (including the UCC) (provided that, for the avoidance of doubt, the equity interests in Knight Hawk Holdings, LLC shall constitute Excluded Property so long as (1) it is not a wholly-owned Subsidiary of Parent, (2) the prohibition on pledge of such interests remains in effect pursuant to the operating agreements with respect thereto, (3) its equity owner is a JV Holding Company and (4) such JV Holding Company is a Guarantor and the equity interests in such JV Holding Company constitute Collateral), (f) assets subject to Liens permitted under clause (i)(A) of the definition of “Permitted Liens”, but only to the extent described as an exclusion to collateral in the UCC financing statement filed by, or on behalf of, Administrative Agent, as secured party, against the applicable Loan Party, (g) Excluded Accounts, provided that, for the avoidance of doubt, any Proceeds of Collateral held from time to time in any such Excluded Account shall not cease to be Collateral solely because such Proceeds are held in an Excluded Account, (h) any owned Real Estate ~~acquired after the Closing Date with a fair market value not exceeding $3,000,000~~so long as such Real Estate is not subject to any Liens other than Permitted Liens, (i) any Real Estate lease ~~entered into after the Closing Date with a Loan Party as lessee, and with the lessor being a Person that is not a Loan Party or Affiliate thereof, with annual minimum royalties, rents or any similar payment obligations, not exceeding $3,000,000,~~so long as such Real Estate is not subject to any Liens other than Permitted Liens, (j) any contract or lease agreement (including, for the avoidance of doubt, any lease agreement evidencing any leasehold interest referred to in the proviso to Section 9.9, to the extent the applicable Loan Party could not obtain the required third party consent after using commercially reasonable efforts to obtain the same) if the grant of a security interest in such contract or lease agreement is prohibited by the terms of such contract or lease agreement or would require the consent of another party thereto or would give another party thereto any rights of termination or acceleration, except to the extent that (x) the term in such contract or lease providing for such prohibition or right of termination or acceleration is ineffective or rendered unenforceable under applicable Law (including Sections 9-406 through 9 409 of the UCC) or principles of equity or (y) any consent or waiver has been obtained that would permit Administrative Agent’s security interest or Lien to attach notwithstanding the prohibition or restriction on the pledge of or security interest in such contract or lease agreement, (k) any property which is subject to a Lien permitted under clause (g) or (j) of the definition of Permitted Liens (in the case of clause (g), excluding any Inventory), in each case where the governing documents prohibit the applicable Loan Party from granting any other Liens in such property or to the extent the grant of a security interest therein would violate or invalidate such documents or would create a termination right in favor of any other party thereto (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406 through 9-409 of the UCC or any other applicable Law or principles of equity and other than to the extent all necessary consents to the creation, attachment and perfection of Administrative Agent’s Liens thereon have been obtained), and, in any event, immediately upon the ineffectiveness, lapse or termination of such terms that prohibit such Loan Party from granting any other Liens in such property or the obtainment of such consents to the creation, attachment and perfection of Administrative Agent’s Liens thereon, such property shall cease to constitute Excluded Property, (l) any intent-to-use trademark applications prior to the filing, and acceptance by the United States

Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, if any, to the extent that, and solely during the period in which, the grant of a security interest therein prior to such filing and acceptance would impair the validity or enforceability of such intent-to-use trademark applications or the resulting trademark registrations under applicable federal law and (m) (A) any account, instrument, chattel paper, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Country or (B) any lease under which the lessee is a Sanctioned Person or Sanctioned Country; provided that “Excluded Property” (1) shall not include any and all Proceeds, products, substitutions and replacements of Excluded Property specified in clauses (a) through (l) of this definition to the extent such Proceeds, products, substitutions and replacements do not themselves constitute Excluded Property under clauses (a) through (l) of this definition and (2) shall not include any Proceeds of Excluded Property specified in clause (m).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of any guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a Lien to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 5.7 hereof and any and all guaranties of such Loan Party’s Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such guaranty or Lien becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 15.4) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 15.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 15.3(g) and (d) any Taxes imposed under FATCA.

“Existing Receivables Financing” means the receivables financing pursuant to the following agreements, each dated as of October 5, 2016, as amended on the Closing Date and in each case as the same may be further amended, restated, supplemented or otherwise modified from time to time: (a) the Second Amended and Restated Purchase and Sale Agreement by and among Arch Coal Sales Company, Inc., certain of the Parent’s Subsidiaries as the Originators (as defined therein) thereunder and the Parent, (b) the Second Amended and Restated Sale and Contribution Agreement by and among Parent and Arch Receivable Company, LLC, (c) the Third Amended and Restated Receivables Purchase Agreement by and among Arch Receivable Company, LLC, Arch Coal Sales Company, Inc., certain financial institutions from time to time parties thereto, as LC Participants (as defined therein), certain financial institutions from time to time parties thereto, as conduit purchasers, related committed purchasers, and purchaser agents and PNC Bank, National Association, as Administrator (as defined therein) on behalf of the Purchasers (as defined therein) and as LC Bank (as defined therein), (d) the Third Amended and Restated Performance Guaranty,

dated as of October 5, 2016, between Parent and PNC Bank, National Association, as Administrator (as defined therein), (e) the Amended and Restated Originator Performance Guaranty, dated as of October 5, 2016, among certain of the Parent’s Subsidiaries as the Originators (as defined therein) and PNC Bank, National Association, as Administrator (as defined therein) and (f) other related agreements and documents.

“Extraordinary Expenses” means all out-of-pocket costs, expenses, or advances (or, in the case of field examinations, the standard charges of the Administrative Agent’s internal field examination group) that Administrative Agent may incur during an Event of Default or during the pendency of an Insolvency Proceeding of a Loan Party (including such costs, expenses or advances that are directly invoiced to the Borrowers in lieu of payment by the Administrative Agent), including those relating to (a) any audit, inspection, field examination, repossession, storage, repair, appraisal, insurance, manufacture, preparation, or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority, or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit, or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges, or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any amendment, restatement, supplement, modification, waiver, workout, restructuring, or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses, and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (excluding all costs of internal counsel), appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, turnaround and financial consultants and experts’ fees, environmental study fees and remedial response costs, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements in respect thereof (and any legislation, regulations or other official guidance pursuant to, or in respect of, such intergovernmental agreements).

“FDPA” means the Flood Disaster Protection Act of 1973, as amended, including all requirements imposed relative thereto by the National Flood Insurance Program.

“Federal Funds Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Regions Bank or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent. Notwithstanding anything contained herein to the contrary, if the Federal Funds Rate, as so determined, is ever less than 0.75% (75 bps) per annum, then, the Federal Funds Rate shall be deemed to be 0.75% (75 bps) per annum.

“Fee Letter” means any fee letter agreement among Administrative Agent and Borrowers.

“Fifth Amendment Date” means August 3, 2022.

“Financial Covenant” means the financial covenant set forth in Section 11.

“Fiscal Year,” “Fiscal Quarter,” and “Fiscal Month” mean the Parent’s fiscal years, fiscal quarters, and fiscal months, as applicable.

“Flood Laws” shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto, including without limitation the FDPA.

“FLSA” means the Fair Labor Standards Act of 1938.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the laws of the United States or any state or district thereof.

“Foreign Subsidiaries” means, for any Person, each Subsidiary of such Person that is (a) a “controlled foreign corporation” (a “CFC”) within the meaning of Section 957 of the Code, (b) a Subsidiary of a CFC or (c) a Subsidiary substantially all of the assets of which constitute equity interests (or equity interests and indebtedness) of CFCs or of Subsidiaries described in this clause (c).

“Fourth Amendment Date” means May 27, 2021.

~~“Fresh Start Reporting” means the preparation of consolidated financial statements of Parent in accordance with American Institute of Certified Public Accountants Statement of Position (90-7), which reflects the consummation of the transactions contemplated by the Plan of Reorganization.~~

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to LC Issuer, such Defaulting Lender’s Pro Rata Share of outstanding LC Obligations with respect to Letters of Credit issued by LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swingline Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swingline Loans made by Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.2, and applied on a consistent basis both as to classification of items and amounts.

“Governmental Authority” means any federal, state, municipal, foreign, or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory, taxing or administrative powers or functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

“Guarantor Payment” has the meaning given such term in Section 5.7(c)(ii).

“Guarantors” means each of the Significant Subsidiaries of the Borrowers that are party to a Guaranty on the Closing Date or, after the Closing Date, delivers a Joinder Agreement and a Guaranty in accordance with Section 9.12, provided that no Foreign Subsidiary shall guarantee payment or performance of any Obligations.

“Guaranty” means each guaranty agreement executed by a Guarantor in favor of Administrative Agent.

“Historical Statements” has the meaning given such term in Section 8.7(a).

“Immaterial Subsidiaries” means, as of any date, any Subsidiary that is not a Loan Party (a) whose assets, as of the last day of the Fiscal Quarter of the Parent then most recently ended for which financial statements have been provided to the Administrative Agent under Section 9.16(b) or 9.16(c), had an aggregate book value of less than $3,000,000, and (b) whose assets, when taken together with the assets of all other Immaterial Subsidiaries, had an aggregate book value of less than $3,000,000 as of the last day of the Fiscal Quarter of the Parent then most recently ended for which financial statements have been provided to the Administrative Agent under Section 9.16(b) or 9.16(c).

“Incremental Term Debt” has the meaning given to such term in the definition of “Incremental Term Debt Cap”.

“Incremental Term Debt Cap” means, as determined with respect to any Term Loan Obligations to be incurred pursuant to Section 10.1(l)(ii) and/or Incremental Term Notes to be incurred (such Debt, collectively, “Incremental Term Debt”), an amount equal to the sum of (a) $150,000,000 and (b) (i) if such Incremental Term Debt is (or is intended to be) secured by the Collateral on a pari passu basis with the Liens securing the Term Loan Obligations (or, in connection with a Permitted Refinancing, by the Collateral on the same basis as the Term Loan Obligations immediately prior to giving effect to such Permitted Refinancing), an additional amount if, after giving effect to the incurrence of such Incremental Term Debt and any permitted and concurrent use of proceeds thereof and all other appropriate pro forma adjustments, the Secured Net Leverage Ratio is equal to or less than 1.75 to 1.00 on a pro forma basis and (ii) if such Incremental Term Debt is secured by the Collateral on a junior-lien basis to the Term Loan Obligations or unsecured, an additional amount if, after giving effect to the incurrence of such Incremental Term Debt and any permitted and concurrent use of proceeds thereof and all other appropriate pro forma adjustments, the Total Net Leverage Ratio is equal to or less than 3.00:1.00 on a pro forma basis.

“Incremental Term Notes” has the meaning given such term in Section 10.1(c).

“Incremental Secured Term Notes” means any Incremental Term Notes incurred under Section 10.1(c)(B) or (C).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” means Administrative Agent Indemnitees, Lender Indemnitees, LC Issuer Indemnitees, and Regions Bank Indemnitees, and for each of them, all Related Parties.

“Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent or any Secured Party on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Governmental Authority under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under any Law.

“Intellectual Property” means all intellectual and similar property of a Person including (a) inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of April 27, 2017, among Regions Bank, as Initial ABL Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Initial Term Loan Agent (as defined therein), as amended and supplemented by that certain Additional Joinder Agreement, dated July 2, 2020, pursuant to which Citibank, N.A. as Trustee became an additional Term Debt Agent (as defined therein), as further amended by the termination letter, dated the Sixth Amendment Date, pursuant to which the Initial Term Loan Agent (as defined therein) acknowledged and agreed that it is no longer party to such Intercreditor Agreement, as further amended and supplemented by that certain Additional Joinder Agreement, dated the Sixth Amendment Date, pursuant to which Term Agent became an additional Term Debt Agent (as defined therein), as further amended and supplemented after the Sixth Amendment Date pursuant to which any additional Term Debt Agent (as defined therein) becomes a party thereto, and acknowledged by the Parent and/or the Loan Parties, as applicable, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Interest Payment Date” means with respect to (a) any Base Rate Loan, any Term SOFR Index Loan and any Swingline Loan, (i) the first day of each calendar month, commencing on the first such date to occur after the Closing Date and (ii) the Commitment Termination Date; and (b) any Term SOFR Loan, (i) the last day of the Interest Period applicable to such Loan and (ii) the Commitment Termination Date.

“Interest Period” means, in connection with a Term SOFR Loan, an interest period of one (1) or three (3) months, as selected by Borrower Agent in the applicable Notice of Borrowing or Notice of Conversion/Continuation, (a) initially, commencing on the funding date or Conversion/Continuation Date thereof, as the case may be; and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this definition, end on the last Business Day of a calendar month; (iii) no Interest Period with respect to any portion of the Loans shall extend beyond the Commitment Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

~~“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of April 27, 2017, among Regions Bank, as Initial ABL Agent (as defined therein), Credit Suisse AG, Cayman Islands Branch, as Initial Term Loan Agent (as defined therein), and following the execution of an Additional Joinder Agreement (as defined therein), each Additional Pari Passu Debt Agent (as defined therein), and acknowledged by the Loan Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.~~

“Inventory” means all “inventory” (as defined in the UCC), all As-Extracted Collateral, and all coal, coal products  and other minerals that have been extracted from real property, whether or not constituting “inventory” or “as-extracted collateral” under the UCC and, in any event, includes all parts and supplies that either (a) have a per unit cost of less than $10,000 or (b) are of a type that would be put into use or consumed during a period of eighteen (18) months of the normal operations of the Borrowers’ business (clauses (a) and (b), “Designated Parts and Supplies”); provided that “Inventory” shall not include (x) software related to machinery or other equipment (other than Designated Parts and Supplies) or (y) parts or supplies that at any time of determination are incorporated or installed in, or attached or affixed to, or made part of, any machinery or other equipment (other than Designated Parts and Supplies), including, without limitation, all tangible embodiments of Intellectual Property and software that is embedded in and is part of such machinery or other equipment (other than Designated Parts and Supplies).

“Inventory Reserve” means an amount determined from time to time by Administrative Agent in its Permitted Discretion as a reserve for changes in the merchantability of any Eligible Inventory in the ordinary course of business or such other factors that may negatively impact the value of Eligible Inventory, including changes in salability, obsolescence, seasonality, theft, shrinkage, imbalance, changes in composition or mix, markdowns, vendor chargebacks, damage, or, if such Inventory consists of Goods, the price of which is ascertainable from, published by, or quoted by one or more recognized exchanges, any decrease in any such exchange’s price therefor.

“Investment” means collectively all of the following with respect to any Person: (a) investments or contributions by any of the Loan Parties or their Subsidiaries in or to the capital of such Person, (b) loans by any of the Loan Parties or their Subsidiaries to such Person, (c) any Guaranty by any Loan Party or any Subsidiary of any Loan Party directly or indirectly of the Debt or of the other obligations of such Person, (d) other payments by any of the Loan Parties or their Subsidiaries to such Person (except in connection with transactions for the sale of goods or services for fair value), or (e) credit enhancements of any Loan Party to or for the benefit of such Person. If the nature of an Investment is tangible property, then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Loan Parties, and such fair values shall be reasonably satisfactory to the Administrative Agent. For the purposes of calculating the outstanding aggregate amount of such Investments, the aggregate amount shall be reduced by the aggregate amount of any quantifiable rebate, dividend, return, or other financial benefit received by such Loan Party with respect to such Investments for the period from the Closing Date through and including the date of determination.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“Joinder Agreement” means a joinder agreement in the form of Exhibit G or such other form as may be acceptable to Administrative Agent from time to time pursuant to Section 9.12, delivered by a Significant Subsidiary that is becoming a Borrower or Guarantor.

“Judgment Currency” has the meaning set forth in Section 16.22.

“JV Holding Company” means any Guarantor, (a) the sole asset of which is the equity interests of a single non-wholly owned Subsidiary or Permitted Joint Venture owned directly or indirectly by a Borrower and (b) who does not have any material indebtedness, liabilities or obligations, other than tax liabilities and the Obligations.

“Labor Contracts” means all collective bargaining or other collective labor agreements among any Loan Party or Subsidiary of any Loan Party and any union or other representative of its employees.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic, including, without limitation, all Anti-Corruption Laws, Anti-Terrorism Laws, the Beneficial Ownership Regulation, the Code, the Commodity Exchange Act, all Debtor Relief Laws, any Bail-In Legislation, all Environmental Health and Safety Laws, ERISA, the Exchange Act, FATCA, the Flood Laws, the FLSA, and the UCC.

“LC Application” means an application by Borrower Agent to LC Issuer for issuance of a Letter of Credit, in form and substance satisfactory to LC Issuer and Administrative Agent.

“LC Conditions” means each of the following conditions precedent with respect to the issuance of a Letter of Credit: (a) each of the conditions precedent to the issuance of such Letter of Credit set forth in Section 7.2 (and, solely in the case of Letters of Credit issued on the Closing Date, Section 7.1) shall have been satisfied; (b) LC Issuer shall have received an LC Request, an LC Application, and such other instruments, documents, or agreements as LC Issuer customarily requires for the issuance of letters of credit of similar purpose and amount, in each case, at least two (2) Business Days before the requested date of issuance of such Letter of Credit (or such shorter period as LC Issuer may permit in writing in its discretion); (c) after giving effect to the issuance of such Letter of Credit, the LC Obligations shall not exceed the LC Sublimit and no Overadvance shall exist; (d) the expiration date of such Letter of Credit shall be (i) in the case of a standby Letter of Credit, no more than three hundred sixty-five (365) days from issuance; (ii) in the case of a documentary Letter of Credit, no more than one hundred twenty (120) days from issuance; and (iii) at least twenty (20) days before the Stated Commitment Termination Date; (e) the date on which such Letter of Credit is to be issued shall be at least thirty (30) days before the Stated Commitment Termination Date; (f) such Letter of Credit and payments thereunder shall be denominated in Dollars; (g) the form of such Letter of Credit shall be acceptable to each of Administrative Agent and LC Issuer in their respective discretion and the purpose of such Letter of Credit shall be permitted by Section 2.4(a)(iii); and (h) in the event that any Lender is at such time a Defaulting Lender, LC Issuer has entered into arrangements reasonably satisfactory to LC Issuer (in its discretion) with Borrowers or such Defaulting Lender to eliminate LC Issuer’s Fronting Exposure with respect to such Lender (after giving effect to Section 4.2(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of LC Obligations in a manner reasonably satisfactory to Administrative Agent in its discretion.

“LC Documents” means all documents, instruments, certificates and agreements (including LC Requests and LC Applications) delivered by any Borrower, Borrower Agent or any other Person to LC

Issuer or Administrative Agent in connection with the issuance, amendment, extension or renewal of, or payment under, any Letter of Credit.

“LC Issuer” means any of Regions Bank or an Affiliate of Regions Bank, together with its successors and permitted assigns acting in such capacity.

“LC Issuer Indemnitees” means LC Issuer and its Related Partiess.

“LC Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrowers in accordance herewith and with the LC Documents.  For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 2.4(a)(v), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Request” means each request for issuance of a Letter of Credit provided by Borrower Agent to Administrative Agent and LC Issuer, in form and substance satisfactory to Administrative Agent and LC Issuer.

“LC Sublimit” means $50,000,000, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof.

“LCA Election” has the meaning set forth in Section 1.5(a).

“LCA Test Date” has the meaning set forth in Section 1.5(a).

“Lender Indemnitees” means the Lenders and each of their respective Related Parties.

“Lenders” has the meaning given such term in the preamble to this Agreement and, in any event, includes Swingline Lender in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment Agreement.  The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.

“Lending Office” means, with respect to any Lender, the office designated by such Lender as its “Lending Office” on Appendix B hereto at the time it becomes party to this Agreement or thereafter by notice to Administrative Agent and Borrower Agent.

“Letter of Credit” means any standby or documentary letter of credit issued by LC Issuer for the account of a Borrower.

“License” means any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution, or disposition of Collateral, (b) the provision of any service or (c) any other use of property or conduct of its business.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing), but, for the avoidance of doubt, shall not include any operating lease.

“Limited Condition Acquisition” means any Permitted Acquisition or other Investment permitted hereunder which a Borrower or one or more Subsidiaries has contractually committed to consummate, the terms of which do not condition such Borrower’s or such Subsidiary’s, as applicable, obligation to close such Permitted Acquisition or other Investment on the availability of third-party financing.

“Liquidity” means, as of any date of determination, the sum of, without duplication, (a) unrestricted cash or Permitted Investments as of such date of the Parent and its Subsidiaries (other than the Securitization Subsidiaries and Bonding Subsidiaries) that are not Foreign Subsidiaries (for the avoidance of doubt, cash and Permitted Investments on deposit from time to time in an account over which the Administrative Agent has first priority Article 9 Control shall be included in this clause (a)), (b) withdrawable funds from brokerage accounts of Borrowers as of such date, (c) Availability as of such date, and (d) any unused commitments that are available to be drawn as of such date by the Parent pursuant to the terms of any Permitted Receivables Financing. For the avoidance of doubt, any Cash Collateral provided to the Administrative Agent pursuant to this Agreement shall not be included in “Liquidity.”

“LLC Interests” has the meaning set forth in Section 8.2.

“Loan” means a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

“Loan Documents” means this Agreement, the Fee Letter, each Note, the Security Agreement, each other Security Document, LC Document, Third Party Agreement, Perfection Certificate, any Auto Borrow Agreement, any subordination agreement in respect of any subordinated Debt, the Intercreditor Agreement, any other intercreditor agreement, any Borrowing Base Certificate, Compliance Certificate, and other documents, instruments, agreements, certificates, and schedules executed or delivered pursuant to or in connection herewith or any other Loan Document, or the transactions contemplated herein, whether now existing or hereafter arising (but, in any case, specifically excluding any Bank Product Agreement unless, by its express terms, they are deemed to be “Loan Documents” hereunder), together with all exhibits, schedules, annexes, addenda, and other attachments thereto, in each case therewith as the same may be supplemented, amended, restated, replaced or otherwise modified from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents.

“Loan Parties” means the Borrowers and the Guarantors.

“Loss” means, with respect to any property, (a) the loss, theft, damage, or destruction thereof or other casualty with respect thereto or (b) the condemnation or taking by eminent domain thereof by any Governmental Authority.

“Material Adverse Change” means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other material Loan Document, (b) is or could reasonably be expected to be materially adverse to the business, properties, assets, financial condition, or results of operations of Borrowers and their Subsidiaries taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to pay the Obligations when due under the Loan Documents, (d) impairs materially or would reasonably be expected to impair materially the ability of Agent or any Lender, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document, or (e) impairs materially or would reasonably be expected to impair materially the value of any material portion of the ABL Priority Collateral, the validity or priority of Administrative

Agent’s Liens on any material portion of the ABL Priority Collateral, or the ability of Administrative Agent or any Lender to realize upon any material portion of the ABL Priority Collateral.

“Material Contract” means, collectively, all contracts, agreements or other instruments described in Regulation S-K, Item 601(b)(10) promulgated pursuant to the Exchange Act, which the Parent is required to file as an exhibit to any annual, quarterly or other report required to be filed by the Parent under the Exchange Act.

“Material Subsidiary” means any Subsidiary of Parent which at any time (a) has gross revenues equal to or in excess of five percent (5%) of the gross revenues of Parent and its Subsidiaries on a consolidated basis, or (b) has total assets equal to or in excess of five percent (5%) of the total assets of Parent and its Subsidiaries, in either case, as determined and consolidated in accordance with GAAP.

“Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of Parent for which financial statements have been delivered pursuant to Section 9.16.

“Mining Laws” means any and all applicable federal, state, local and foreign statutes, laws, regulations, guidance, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions or common law causes of action relating to mining operations and activities, or oil, natural gas, minerals, and other hydrocarbons and their constituents production operations and activities. Mining Laws shall include but not be limited to, the Mineral Lands Leasing Act of 1920, the Federal Coal Leasing Amendments Act, the Surface Mining Control and Reclamation Act, all other land reclamation and use statutes and regulations relating to coal mining, the Federal Coal Mine Health and Safety Act, the Black Lung Act and the Coal Act, the Mine Safety and Health Act and the Occupational Safety and Health Act, each as amended, and their state and local counterparts or equivalents.

“Mining Operations” means (a) the removal of coal and other minerals from the natural deposits or from waste or stock piles by any surface or underground mining methods; (b) operations or activities conducted underground or on the surface associated with or incident to the preparation, development, operation, maintenance, opening and reopening of an underground or surface mine storage or stockpiling of mined materials, backfilling, sealing and other closure procedures related to a mine or the movement, assembly, disassembly or staging of any mining equipment; (c) milling; (d) coal preparation, coal processing or testing; (e) coal refuse disposal, coal fines disposal or the operation and maintenance of impoundments; (f) the operation of any mine drainage system; (vii) reclamation activities and operations; or (g) the operation of coal terminals, river or rail load-outs or any other transportation facilities.

“Mining Title” means fee simple title to surface and/or coal or an undivided interest in fee simple title thereto or a leasehold interest in all or an undivided interest in surface and/or coal together with no less than those real property, easements, licenses, privileges, rights and appurtenances as are necessary to mine, remove, process and transport coal in the manner presently operated.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt pursuant to which a Loan Party grants to Administrative Agent Liens upon the Real Estate owned by such Loan Party as security for the Obligations.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA

Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions and to which it continues to have unsatisfied liability.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Parent or any member of the ERISA Group) at least two of whom are not under common control, as such a Plan is described in Sections 4063 and 4064 of ERISA.

“Net Cash Proceeds” means proceeds received by any Borrower or any Subsidiary (other than a Bonding Subsidiary or Securitization Subsidiary) after the Closing Date in cash from (a) any sale of property, net of (i) the direct out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith (including all reasonable fees, legal fees, brokerage fees, commissions, costs and other expenses in connection therewith), (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required to be paid or prepaid on Debt (other than the Obligations and Debt owing to any Loan Party) secured by the property subject thereto (A) pursuant to a Permitted Lien with priority over Administrative Agent's Lien in such property, or (B) to the extent that such property constitutes Equipment (that, for the avoidance of doubt, does not constitute Inventory) or does not constitute Collateral, pursuant to any Permitted Lien; and (b) any sale or issuance of equity interests or incurrence of Debt, in each case net of brokers’, advisors’ and investment banking fees and other customary outofpocket underwriting discounts, commissions and other customary out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided that amounts provided as a reserve, in accordance with GAAP, against any liability under any indemnification obligations or purchase price adjustment associated with any of the foregoing shall not constitute Net Cash Proceeds except to the extent and at the time any such amounts are released from such reserve.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any cash payments or proceeds received by any Borrower or any Subsidiary (other than a Bonding Subsidiary or Securitization Subsidiary) (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of any Borrower or any such Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual and reasonable costs incurred by any Borrower or any such Subsidiary in connection with the adjustment or settlement of any claims of any Borrower or such Subsidiary in respect thereof, and (ii) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (a)(ii) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“NOLV” means, as to any Eligible Inventory, the expected dollar amount to be realized at an orderly sale of such Eligible Inventory, net of all operating expenses, commissions and other liquidation expenses, as set forth in the most recent Qualified Appraisal of such Eligible Inventory accepted by the Administrative Agent.

“NOLV Percentage” means (a) with respect to Eligible Coal Inventory, the NOLV thereof (expressed as a percentage of the lesser of the Average Cost and the market value of such Eligible Coal Inventory) and (b) with respect to Eligible Parts and Supplies Inventory, the NOLV thereof (expressed as a percentage of the Average Cost of such Eligible Parts and Supplies Inventory), in each case, as set forth in the most recent Qualified Appraisal of such Eligible Inventory accepted by the Administrative Agent.

“Non-Consenting Lender” means, with respect to any consent, amendment, or waiver under Section 16.2(a) (including any forbearance of Administrative Agent’s or any Lender’s rights and remedies), any Lender whose consent to such consent, waiver, or amendment (or forbearance) was required but which, for any reason, failed to provide such consent.

“Non-Loan Party Subsidiary” means any Subsidiary of a Borrower that is a Bonding Subsidiary, an Immaterial Subsidiary, a Securitization Subsidiary, a Foreign Subsidiary or a non-wholly owned Subsidiary.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means each Revolving Note, the Swingline Note and any other promissory note executed by Borrowers, or any of them, to evidence any Obligations, as amended, restated, supplemented, or otherwise modified from time to time.

“Notice of Borrowing” means a Notice of Borrowing in the form of Exhibit C or such other form acceptable to Administrative Agent from time to time.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit D or in such other form acceptable to Administrative Agent from time to time.

“Obligations” means all obligations, indebtedness and other liabilities of every nature of each Loan Party from time to time owed to the Administrative Agent (including any former Administrative Agent), any LC Issuer, any Lender (including former Lenders in their capacity as such), and any Bank Product Provider under any Loan Document or Bank Product Agreement (including Swap Obligations, subject to the proviso set forth below), together with all renewals, extensions, modifications or refinancings of any of the foregoing, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, joint or several, and specifically including, but without limitation, all (a) principal of and premium, if any, on the Loans; (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit; (c) interest, expenses, fees, and other sums payable by the Loan Parties under this Agreement or the other Loan Documents (including any interest on pre-petition Obligations accruing after the commencement of any Insolvency Proceeding by or against any Loan Party, whether or not allowable in such Insolvency Proceeding); and (d) obligations of the Loan Parties under any indemnity for Claims in accordance with the Loan Documents; provided, however, that the term “Obligations” shall exclude (i) any Excluded Swap Obligations, and (ii) any Swap Obligations owing to the Term Agent or any Term Lender.

“OFAC” means The Office of Foreign Assets Control of the United States Department of the Treasury or any successor thereto.

“Organizational Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 15.4).

“Overadvance” means, at any time of determination, the amount, if any, by which the Aggregate Revolving Obligations at such time exceed the Borrowing Base at such time (including any such amount arising as a result of the commencement of a Borrowing Base Adjustment Period.

“Overadvance Loan” means a Base Rate Loan or, subject to Section 3.1(h), a Term SOFR Index Loan, made when an Overadvance exists or is caused by the funding thereof.

“Parent” has the meaning set forth in the preamble hereto.

“Participant” has the meaning given such term in Section 14.1(d).

“Participant Register” has the meaning given such term in Section 14.1(d).

“Partnership Interests” has the meaning set forth in Section 8.2.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Payment Item” means each check, draft, or other item of payment payable to a Loan Party, including those constituting Proceeds of any Collateral.

“Payment in Full” and “Paid in Full” means, with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees, and other charges and charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding), other than Obligations in respect of any Bank Product Agreements and other contingent obligations as to which no claim has been asserted; (b) if such Obligations are LC Obligations, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Administrative Agent in its discretion, in the amount of required Cash Collateral); and (c) termination of the Commitments.

“Payment Recipient” has the meaning set forth in Section 8.2.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Perfection Certificate” shall mean the Perfection Certificate delivered by Parent to Administrative Agent on the Closing Date and each other Perfection Certificate substantially in the form thereof delivered to Administrative Agent as provided herein; provided that only locations in which any Loan Party maintains tangible personal property with an aggregate book value in excess of $2,500,000 shall be required to be scheduled in Section 3(a) of any such other Perfection Certificate delivered after the Closing Date.

“Permit” means any and all permits, approvals, licenses, registrations, consents, notifications, identification numbers, bonds, waivers or exemptions and any other regulatory authorization, in each case, from a Governmental Authority having jurisdiction over the applicable activity.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 10.3(b).

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock purchased by Parent in connection with the issuance of any Convertible Indebtedness and not for speculative purposes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Parent from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Parent from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured, asset-based lender extending credit of similar amounts and types to similar businesses).

“Permitted Investments” means:

(a)securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof;
(b)certificates of deposit and time deposits with maturities of 18 months or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000;
(c)repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities issued or fully guaranteed or insured by the United States government;
(d)commercial paper of a domestic issuer rated at least A2 by Standard & Poor’s or P2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of Standard & Poor’s and Moody’s cease publishing ratings of investments;
(e)securities with maturities of 18 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;
(f)securities with maturities of 18 months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition;
(g)corporate obligations such as notes, bonds, loan participation certificates, master notes, and variable rate demand notes rated at least A by Standard & Poor’s or A2 by Moody’s;
(h)asset backed and mortgage backed securities and collateralized mortgage obligations rated AAA by Standard & Poor’s or Aaa by Moody’s;
(i)money market auction rate preferred securities and auction rate notes with auctions scheduled no less frequently than every 49 days;
(j)shares of money market mutual or similar funds which invest principally in assets satisfying the requirements of clauses (a) through (i) of this definition; and

(k)in the case of a Person that is a Foreign Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Permitted Joint Venture” means any Person (a) with respect to which the ownership of equity interests thereof by any Borrower or any Subsidiary of a Borrower is accounted for in accordance with the “equity method” in accordance with GAAP; (b) engaged in a line of business permitted by Section 10.7; and (c) with respect to which the equity interests thereof were acquired by a Borrower or a Subsidiary of a Borrower in an arm’s-length transaction.

“Permitted Liens” means:

(a)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or that are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established in accordance with GAAP;
(b)pledges or deposits made in the ordinary course of business to secure payment of reclamation liabilities, worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, oldage pensions or other social security programs (including pledges or deposits to secure letters of credit issued to assure payment of such obligations, provided that such letters of credit are not prohibited by Section 10.1);
(c)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords incurred in the ordinary course of business securing obligations to pay lease or royalty payments that are not yet due and payable or in default beyond all applicable notice and cure periods;
(d)good-faith pledges or deposits made in the ordinary course of business to secure performance of bids (including bonus bids), tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or other amounts as may be customary, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business (including pledges or deposits to secure letters of credit issued to assure payment of such obligations, provided that such letters of credit are not prohibited by Section 10.1);
(e)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(f)Liens created on the Collateral under the Loan Documents in favor of Administrative Agent;
(g)Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital leases (as the nature of such lease is determined in accordance with GAAP) securing obligations of such Loan Party or Subsidiary to the lessor under such leases and Purchase Money Security Interests on assets (other than Inventory) purchased by any Loan Party or Subsidiary of a Loan Party, provided that such Liens shall not extend to any assets that are not the subject of such leases or Purchase Money Security Interests; provided, further, that the aggregate amount for Borrowers and their Subsidiaries of all loans, capital lease obligations and deferred payments secured as permitted by this clause (g) shall not at any time outstanding exceed the greater of $150,000,000 and 8.25% of Consolidated Net Tangible Assets;

(h)the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:
(i)claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(ii)claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal property or Real Estate or other legal process prior to adjudication of a dispute on the merits;
(iii)claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;
(i)(A) Liens securing obligations in respect of a Permitted Receivables Financing, so long as the Liens created pursuant to such Permitted Receivables Financing are limited to Receivables Assets and the assets of the applicable Securitization Subsidiary (and as further provided in clause (l) of “Permitted Liens” below with respect to letters of credit issued pursuant to a Permitted Receivables Financing), or (B) Liens securing the Term Loan Obligations (provided that, to the extent the Term Loan Obligations constitute Debt, the Liens securing such Debt shall only be permitted under this clause (i) to the extent such Debt is permitted to be incurred under Section 10.1(l)) so long as the Liens securing such Term Loan Obligations are limited to assets constituting Collateral, owned Real Estate, Real Estate leases and other assets of Borrowers and their Subsidiaries that Borrowers elect to include in the Collateral securing the Obligations, notwithstanding the definition of Excluded Property set forth herein), to the extent such Liens granted pursuant to or in respect of such Term Loan Obligations are subject to the Intercreditor Agreement;
(j)Liens assumed in connection with (but not incurred in contemplation of) a Permitted Acquisition or any other permitted Investment, provided that (i) such Liens existed at the time such property or assets were acquired or such entity became a Subsidiary and were not created in anticipation thereof, (ii) such Liens do not extend to any other property or assets of such Person (other than the proceeds of the property or assets initially subject to such Lien) or of any Borrower or any Subsidiary and (iii) the amount of Debt secured thereby is not increased and is not prohibited by Section 10.1;
(k)Liens relating to the pledge of the equity interests of a Bonding Subsidiary in favor of the provider of the surety bonds which provide payment assurances to the lessor of the leasehold interest leased by such Bonding Subsidiary related to the cost of such Bonding Subsidiary of acquiring such leasehold interest and any bonus bid and royalty payments to the lessor thereunder;
(l)the pledge of cash and Permitted Investments, and Deposit Accounts and Securities Accounts containing solely such cash and Permitted Investments, securing ~~a Permitted Secured Letter of Credit Facility or~~ letters of credit issued pursuant to a Permitted Receivables Financing, to the extent the amount of such cash or value of Permitted Investments does not exceed 115% of the undrawn face amount of all letters of credit issued under such Permitted ~~Secured Letter of Credit Facility or Permitted~~ Receivables Financing;

(m)Liens securing ~~Incremental Term Notes,~~ Debt described in Section 3 of Schedule 10.1, ~~Refinancing~~Incremental Secured Term Notes or any Permitted Refinancing of the foregoing; provided that (i) as long as any Term Loan Obligations are outstanding, such Liens rank junior or pari passu with the Liens securing the Term Loan Obligations, (ii) the rights of the holders of the ~~Incremental Term Notes,~~ Debt described in Section 3 of Schedule 10.1, ~~Refinancing~~Incremental Secured Term Notes or such Permitted Refinancing are subject to the terms of the Intercreditor Agreement or another intercreditor agreement, as applicable, in a form reasonably acceptable to the Administrative Agent and (iii) such Liens are limited to assets constituting Collateral, owned Real Estate, Real Estate leases and other assets of the Borrowers and their Subsidiaries that the Borrowers elect to include in the Collateral securing the Obligations, notwithstanding the definition of Excluded Property set forth herein;
(n)Liens securing Debt (including any Permitted Refinancing thereof) or other obligations up to $25,000,000 in the aggregate at any time outstanding; provided that any Lien described in this clause (n) that encumbers ABL Priority Collateral shall be subject to an intercreditor agreement reasonably acceptable to Administrative Agent;
(o)statutory and common law banker’s Liens and rights of setoff on bank deposits;
(p)any Lien existing on the Fifth Amendment Date and described on Schedule 1.1(B);
(q)any Lien arising out of the Permitted Refinancing of any Debt secured by any Lien that is permitted by Section 10.1(f);
(r)Liens arising out of final judgments, awards, or orders not otherwise constituting an Event of Default;
(s)option agreements and rights of first refusal granted with respect to assets that are permitted to be disposed of pursuant to the terms of Section 10.3 or Section 10.4 of this Agreement;
(t)Liens securing Debt of Non-Loan Party Subsidiaries permitted pursuant to Section 10.1(r), in an aggregate amount not to exceed $10,000,000 at any time;
(u)precautionary filings under the Uniform Commercial Code by a lessor with respect to personal property leased to such Person under an operating lease;
(v)any leases of assets permitted by Section 10.4;
(w)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(x)Liens resulting from the deposit of funds or evidences of Debt in trust for the purpose of decreasing or legally defeasing Debt of the Loan Parties permitted hereby so long as such decrease or defeasance is not prohibited hereunder.

“Permitted Location” means (a) any location described in Section 3 of the most recent Perfection Certificate delivered to Administrative Agent, and (b) any other location of which Borrower Agent has provided at least 30 days’ written notice to Administrative Agent, and Administrative Agent shall have consented in writing before such location’s being a “Permitted Location”.

“Permitted Receivables Financing” means a transaction or series of transactions pursuant to which a Securitization Subsidiary purchases Receivables Assets or interests therein from Parent or any Subsidiary of Parent and finances such Receivables Assets or interests therein through the issuance of Debt or equity interests or through the sale of such Receivables Assets or interests therein; provided that (a) the board of directors of Parent shall have approved such transaction, (b) no portion of the Debt of a Securitization Subsidiary is guaranteed by or is recourse to any Borrower or any of their other Subsidiaries (other than recourse for customary representations, warranties, covenants, indemnities and other customary matters none of which shall relate to the collectability of such Receivables Assets), and (c) neither any Borrower nor any of their other Subsidiaries has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.  The Existing Receivables Financing, as in effect on the Closing Date, is a Permitted Receivables Financing.

“Permitted Refinancing” means, with respect to any Debt, commitments to make loans or advances, existing letters of credit, commitments in respect of letters of credit, or unreimbursed amounts with respect to letters of credit, any refinancing, refunding, renewal, replacement or extension thereof, provided, that (i) such refinancing, refunding, renewal, replacement or extension permitted under the foregoing shall (A) not have any obligors and/or guarantors other than the obligors and/or guarantors on such Debt being extended, renewed, replaced, refunded or refinanced, (B) not be secured by any assets other than the assets (if any) securing the Debt being extended, renewed, replaced, refunded or refinanced, (C) be at least as subordinate to the Obligations as the Debt being extended, renewed, replaced, refunded or refinanced (and unsecured if the Debt being extended, renewed, replaced, refunded or refinanced is unsecured), (D) not exceed in a principal amount the Debt being renewed, extended, replaced, refunded or refinanced plus any Permitted Refinancing Increase in respect of such modification, refinancing, refunding, renewal, replacement or extension, and  (E) in the case of a Permitted Refinancing of the Debt incurred under the Term Loan Agreement, such Permitted Refinancing is subject to the Intercreditor Agreement or another intercreditor agreement, as applicable, in a form reasonably acceptable to the Administrative Agent, ~~and~~ (ii) except with respect to a Permitted Refinancing of Debt in respect of any capital lease (as determined in accordance with GAAP) or Debt of Borrowers and their Subsidiaries secured by Purchase Money Security Interests, the Weighted Average Life to Maturity thereof is greater than or equal to, and the final maturity thereof is not earlier than, that of the Debt being refinanced, refunded, renewed, replaced or extended~~.~~ and (iii) in the case of a Permitted Refinancing of the Debt incurred under the Term Loan Agreement, (A) the final stated maturity of such Debt shall not be sooner than the latest maturity date of the Debt which is being refinanced, refunded, renewed, replaced or extended, (B) such Debt is not subject to any mandatory prepayment, repurchase or redemption provisions (other than pursuant to customary asset sale (other than ABL Priority Collateral), event of loss (other than ABL Priority Collateral), excess cash flow (on terms materially consistent with the excess cash flow prepayment terms set forth in the Credit Agreement dated March 7, 2017 among Parent, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch or such other terms reasonably acceptable to the Administrative Agent) or change of control prepayment provisions and customary acceleration right after an event of default), in each case, to the extent permitted under Section 10.9 and (C) no Default or Event of Default shall have occurred or be continuing at the time of occurrence of such Debt or would result therefrom.

“Permitted Refinancing Increase” means, with respect to the refinancing, refunding, renewal, replacement or extension of any Debt, commitments to make loans or advances, existing letters of credit, commitments in respect of letters of credit, or unreimbursed amounts with respect to letters of credit, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, replacement or extension, (b) any unpaid accrued interest and fees on the Debt commitments in make loans or advances, existing letters of credit, commitments in respect of letters of credit, unreimbursed amounts with respect to letters of credit, and letter of credit borrowings being refinanced, refunded, renewed, replaced or extended, and (c) any existing unutilized commitments to make loans or advances, existing letters of credit, unutilized commitments in respect of letters of credit, or unreimbursed amounts with respect to letters of credit in connection with the Debt being refinanced, refunded, renewed, replaced or extended.

~~“Permitted Secured Letter of Credit Facility” shall have the meaning assigned to such term in Section 10.1(g).~~

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Parent’s common stock sold by Parent substantially concurrently with any purchase by Parent of a related Permitted Bond Hedge Transaction and not entered into for speculative purposes.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity

“Plan” means at any time an employee pension benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is sponsored or maintained by any member of the ERISA Group for employees of any member of the ERISA Group, or (ii) has at any time within the preceding five years been maintained by or to which contributions have been made by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

“Plan of Reorganization” means the chapter 11 plan of reorganization of Parent and certain of its subsidiaries substantially in the form of the Debtors’ Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code ECF No. 1334, Appendix A filed in the main Case of the jointly administered Chapter 11 debtors, Case No. 16-40120 on September 13, 2016, as amended, supplemented or otherwise modified from time to time.

“Platform” has the meaning set forth in Section 16.1(d).

“Pledge Agreement” means the Pledge Agreement, dated as of the Closing Date, made among Loan Parties and Administrative Agent.

“Prime Rate” means the per annum rate that Administrative Agent, acting in its individual capacity as a bank, publicly announces from time to time to be its prime lending rate, as in effect from time to time. Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to its customers. Notwithstanding anything contained herein to the contrary, if the Prime Rate, as so determined, is ever less than 0.75% (75 bps) per annum, then, the Prime Rate shall be deemed to be 0.75% (75 bps) per annum.

“Principal Office” means, for Administrative Agent, the Swingline Lender and LC Issuer, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to Borrower Agent and each Lender.

“Pro Rata” means, with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Commitments are outstanding, by dividing the amount of such Lender’s Commitment by the Commitments and (b) at any other time, by dividing the aggregate outstanding principal amount of such Lender’s Loans and LC Obligations by the aggregate outstanding principal amount of all Loans and LC Obligations. The initial Pro Rata shares of the Lenders are set forth on Appendix A.

“Pro Rata Share” means, with respect to any amount and in reference to any Lender, the portion of such amount allocable to such Lender on a Pro Rata basis.

“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Projections” means, for any fiscal period, projections of the Parent’s and its Subsidiaries’ consolidated and consolidating balance sheets, results of operations and cash flow for such period, all of which shall be in a form reasonably satisfactory to Administrative Agent.

“Protective Advances” has the meaning given such term in Section 2.1(e).

“Purchase Money Security Interest” means Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

“Qualified Appraisal” means, with respect to any property, an appraisal of such property conducted in a manner and with such scope and using such methods as are acceptable to Administrative Agent by an appraiser selected by, or acceptable to, Administrative Agent in its Permitted Discretion.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that, at the time its guaranty (or grant of Lien, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other Loan Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Estate” means all right, title, and interest (whether as owner, lessor, or lessee) in any property which constitutes real property and all improvements thereon or thereto; provided that “Real Estate” shall not include (i) Excluded Property, (ii) any asset that shall have been released, pursuant to Section 13.2 from the Liens created in connection with this Agreement, or (iii) any “building”, “structure” or “mobile home” (each as defined in Regulation H as promulgated by the Federal Reserve Board under the Flood Laws).

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Parent or any Subsidiary of the Parent.

“Receivables Purchase Agreement” means that certain Third Amended and Restated Receivables Purchase Agreement dated October 5, 2016, among Arch Receivable Company, LLC, Arch Coal Sales Company, Inc., PNC Bank, National Association, and the other parties thereto, as amended on the Closing Date.

“Receivables Purchase Documents” means the Transaction Documents (as defined in the Receivables Purchase Agreement).

“Recipient” means (a) Administrative Agent, (b) any Lender and (c) LC Issuer, as applicable.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by Administrative Agent in its reasonable discretion.

“Reclamation Laws” means all Laws relating to mining reclamation or reclamation liabilities including the Surface Mining Control and Reclamation Act of 1977, as amended, and its state and local counterparts or equivalents, including those applicable in West Virginia and Wyoming.

~~“Refinancing Term Notes” has the meaning given such term in Section 10.1(d).~~

“Regions Bank” means Regions Bank, an Alabama bank and its successors and assigns.

“Regions Bank Indemnitees” means Regions Bank and its Related Parties.

“Register” has the meaning given such term in Section 14.1(c).

“Regulated Substances” means, any substance, material or waste, regardless of its form or nature, defined, listed or regulated under Environmental Health and Safety Laws as a “hazardous substance”, “pollutant”, “pollution”, “contaminant”, “hazardous or toxic substance”, “extremely hazardous substance”, “toxic chemical”, “toxic substance”, “toxic waste”, “hazardous waste”, “special handling waste”, “industrial waste”, “residual waste”, “solid waste”, or “regulated substance” or any other material, substance or waste, regardless of its form or nature, which is regulated by the Environmental Health and Safety Laws due to its radioactive, ignitable, corrosive, reactive, explosive, toxic, carcinogenic or infectious properties or nature,  including, without limitation, coal refuse, run-of-mine coal, acid mine drainage, petroleum and petroleum products (including crude oil and any fractions thereof), natural gas, coalbed methane gas, synthetic gas and any mixtures thereof, asbestos, urea formaldehyde, polychlorinated biphenyls, mercury and radioactive substances.

“Regulation U” means Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

“Reimbursement Date” has the meaning given such term in Section 2.4(b).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, attorneys, accountants, consultants, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means anything defined as a “release” under CERCLA or RCRA (in each case as defined in the definition of Environmental Health and Safety Laws).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, the treatment of discharges or seeps, containment, operation and maintenance or management in-place, control, abatement or other response actions to Regulated Substances and any closure or post-closure measures, or reclamation activities associated therewith.

“Removal Effective Date” has the meaning set forth in Section 13.7.

“Rent and Charges Reserve” means, without duplication, an amount reasonably determined from time to time by Administrative Agent in its Permitted Discretion as a reserve for (a) rent, transportation costs, fees, charges, and other amounts owing by a Borrower to any Third Party (including any railway), except to the extent that such Third Party has executed and delivered a Third Party Agreement providing that payment of such rent, transportation costs, fees, charges, and other amounts is not required in order for Administrative Agent to exercise its rights under such Third Party Agreement, and (b) without duplication of amounts reserved under clause (a), the amount of all accrued but unpaid or past due rent, transportation costs, fees, charges, or other amounts owing by a Borrower to Third Parties.

“Report” has the meaning given such term in Section 13.2(c).

“Reportable Event” means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or a Multiemployer Plan (other than any such event as to which the thirty-day notice period is waived) provided that, in the case of any such reportable event with respect to a Multiemployer Plan, such event shall only be deemed a Reportable Event for purposes of this Agreement if the Parent has knowledge of such event.

“Required Lenders” means, subject to Section 4.2, at least two (2) Lenders (unless there is only one (1) Lender, in which case, such Lender) having (a) Commitments in excess of 50% of the aggregate Commitments or (b) if the Commitments have terminated, Aggregate Revolving Obligations in excess of 50% of all outstanding Aggregate Revolving Obligations; provided, however, that the Commitments and Aggregate Revolving Obligations held by a Defaulting Lender shall be disregarded for purposes of determining Required Lenders.

“Reserves” means the sum of (without duplication) (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) reserves for Royalties, to the extent that such Royalties are unpaid; (e) the aggregate amount of liabilities secured by Liens upon any ABL Priority Collateral which constitutes Eligible Inventory which are senior to Administrative Agent’s Liens (but the imposition of any such reserve shall not waive a Default or an Event of Default arising therefrom); (f) reserves for price adjustments and damages, to the extent such reserve relates to Inventory included in Eligible Inventory, including returns, discounts, claims (including quality adjustments), credits, and allowances of any nature; (g) reserves for special order goods and deferred shipment sales, to the extent such reserve relates to Inventory included in Eligible Inventory; (h) reserves to reflect events, conditions, contingencies, or risks which, as determined by Administrative Agent in its Permitted Discretion, adversely affect, or would have a reasonable likelihood of adversely affecting the ABL Priority Collateral (taken as a whole), its value (taken as a whole), or the amount that might be received by Administrative Agent from the sale or other disposition or realization upon such ABL Priority Collateral (taken as a whole); (i) to the extent not addressed through the permitted application of eligibility criteria, reserves to reflect testing variances or shrinkage identified as part of Administrative Agent’s periodic field examinations or to adjust the value of any Inventory based on the results of, or failure to obtain, a Qualified Appraisal; and (j) such other reserves that Administrative Agent may establish from time to time for such purposes as Administrative Agent shall deem necessary in its Permitted Discretion.  Except to the extent otherwise qualified (either in this definition or any related definition used in this definition) or otherwise expressly provided in this Agreement (including, without limitation, Section 4.7), Administrative Agent may implement Reserves and establish the amounts thereof (from time to time) in its Permitted Discretion.  Administrative Agent may establish Reserves as a percentage of any applicable amount or as an amount of money.

“Restricted Payment” shall have the meaning assigned to such term in Section 10.8.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Exposure” on any date, means, for each Lender, the aggregate amount (without duplication) of such Lender’s outstanding Loans and its participation in (a) Swingline Loans (or in the case of Swingline Lender, its Swingline Loans (net of any participations therein by other Lenders) and (b) outstanding LC Obligations on such date.

“Revolving Note” means a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit A-1, which note shall be in the amount of such Lender’s Commitment and shall evidence the Loans made by such Lender.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License or with respect to Mining Title to any property.

“Sale and Leaseback Transaction” has the meaning set forth in Section 10.12.

“Sanctioned Country” means (a) a country, territory or a government of a country or territory, (b) an agency of the government of a country or territory, or (c) an organization directly or indirectly owned or Controlled by a country, territory or its government, in each case that is subject to country-wide or region-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, Crimea region of Ukraine, so-called Donetsk People’s Republic, and so-called Lubansk People’s Republic).

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals” or any other Sanctions related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or Controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, (d) any European Union member state, (e) Her Majesty’s Treasury of the United Kingdom or (f) any other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Net Leverage Ratio” means as of any date of determination, the ratio of the amounts under the following clauses (a) and (b):

(a) (i) the aggregate amount of Debt (determined in accordance with GAAP) (other than (x) Debt of the type described in clause (iii) of the definition thereof constituting payments made or to be made to the U.S. Federal Bureau of Land Management with respect to the acquisition of any U.S. federal coal lease by any Loan Party or Subsidiary of any Loan Party which payments are either deferred purchase price payments or bonus bid payments related to any such lease and (y) Debt of the type described in clause (iv) of the definition thereof except to the extent of any unreimbursed drawing thereunder) of Parent and its Subsidiaries (other than Permitted Joint Ventures to the extent constituting Subsidiaries) that is secured by any assets of Parent or any of its Subsidiaries as of the date of the financial statements most recently delivered by Parent pursuant to Section 9.1(b) or Section 9.1(c) less (ii) the aggregate amount of Unrestricted Cash as of such date (but excluding any such Unrestricted Cash that constitute proceeds of any Debt for which this Secured Net Leverage Ratio was required to be tested), to

(b) the sum of EBITDA of Parent and its Subsidiaries (other than Permitted Joint Ventures to the extent constituting Subsidiaries) for the period of four consecutive fiscal quarters ending as of the date of such financial statements.

It is expressly agreed that, for purposes of determining the Secured Net Leverage Ratio, the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by the Statement of the Financial Accounting Standards Board No. 141 (as in effect on the Closing Date) will be excluded from indebtedness in the determination of Debt.

“Secured Party” means Administrative Agent, each LC Issuer, each Lender, and each Bank Product Provider; and “Secured Parties” means all of such Persons.

“Secured Party Designation Notice” means a notice in the form of Exhibit H (or other writing in form and substance satisfactory to the Administrative Agent) from a Bank Product Provider to the Administrative Agent to the effect that such Bank Product Provider holds Bank Product Obligations entitled to be secured by the Collateral, (i) describing and setting forth (a) the maximum amount thereof to be secured by the Collateral (which such Bank Product Provider may increase or decrease in respect of such Bank Product by subsequent Secured Party Designation Notice), and (b) the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 13.13.

“Securitization Subsidiary” means a Subsidiary of Parent (all of the outstanding equity interests of which, other than de minimis preferred stock and director’s qualifying shares, if any, are owned, directly or indirectly, by Parent) that is established for the limited purpose of acquiring and financing Receivables Assets and interests therein of Parent or any Subsidiary of Parent and engaging in activities ancillary thereto.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, made between Loan Parties and Administrative Agent.

“Security Documents” means the Security Agreement, together with all other security agreements and notices of security interests in Intellectual Property filed or to be filed with any applicable filing office or registry, Control Agreements, any pledge agreement and all other documents, instruments, and agreements now or hereafter executed or delivered by a Loan Party to any Secured Party for purposes of securing (or intending to secure), or perfecting (or intending to perfect) Liens securing, any Obligations.

“Senior Officer” means, with respect to any Loan Party or Subsidiary, each of the chief executive officer, president, chief financial officer, treasurer and any vice president of the such Loan Party or Subsidiary and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of such Loan Party or Subsidiary.

“Setoff Parties” has the meaning set forth in Section 16.6.

“Settlement Report” means a report delivered by Administrative Agent to the Lenders summarizing the Loans and participations in LC Obligations outstanding as of a given settlement date, allocated among the Lenders on a Pro Rata basis.

“Significant Subsidiary” means individually any Subsidiary of the Parent other than the Non-Loan Party Subsidiaries, and Significant Subsidiaries shall mean collectively all Subsidiaries of the Parent other than the Non-Loan Party Subsidiaries.

“Sixth Amendment Date” means February [__], 2024

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding U.S. Government Securities Business Day; provided if the published rate is subsequently corrected and provided by the SOFR Administrator or on the SOFR Administrator’s Website within the longer of one hour of the time when such rate is first published and the republication cut-off time for SOFR, if any, as specified by the SOFR Administrator in the SOFR benchmark methodology then the secured overnight financing rate for such Business Day will be subject to those corrections.

“SOFR Adjustment” means 0.1% (10 bps).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is, at the time on which the guaranty (or grant of Lien, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 5.7(f).

“Standard & Poor’s” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Stated Commitment Termination Date” means August 3, 2025.

“Subsidiary” means, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held by the parent or one or more subsidiaries of the parent, or (b) whose accounts are consolidated with the accounts of the parent or one or more subsidiaries of the parent in such parent’s or subsidiary’s SEC filings.  Unless the context otherwise requires, Subsidiary shall mean a Subsidiary of a Borrower.

“Subsidiary Shares” has the meaning set forth in Section 8.2.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any “International Foreign Exchange Master Agreement”, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Loan” means any Borrowing of Base Rate Loans or Term SOFR Index Loans funded with Swingline Lender’s funds pursuant to Section 2.3, until such Borrowing is settled among Lenders pursuant to Section 2.3(c).

“Swingline Lender” means Regions Bank, together with its successors and assigns.

“Swingline Note” means a promissory note executed by Borrowers in favor of Swingline Lender in the form of Exhibit A-2, which note shall be in the maximum amount of Swingline Loans which Swingline Lender has agreed to make to Borrowers pursuant to Section 2.3(a) and shall evidence Swingline Loans made by Swingline Lender.

“Swingline Rate” means the Base Rate or Term SOFR Index plus the Applicable Margin applicable to Base Rate Loans or Term SOFR Index Loans (or with respect to any Swingline Loan advanced pursuant to an Auto Borrow Agreement, such other rate as separately agreed in writing between Borrowers and Swingline Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent” means ~~Credit Suisse AG, Cayman Islands Branch~~PNC Bank, National Association, in its capacity as administrative agent and collateral agent under the Term Loan Agreement, and its successors and assigns.

“Term Lenders” means the financial institutions from time to time party to the Term Loan Agreement as lenders.

“Term Loan Agreement” means that certain Credit Agreement dated as of ~~March 7~~February [__], ~~2017~~2024, among Parent, Term Agent and the other parties thereto, as amended, restated, supplemented or otherwise modified, or as refinanced or replaced with any other term loan agreement pursuant to a

Permitted Refinancing, in each case from time to time to the extent not prohibited by the Intercreditor Agreement.

“Term Loan Documents” means the Loan Documents (as defined in the Term Loan Agreement).

“Term Loan Obligations” means (a) all of the Obligations (as defined in the Term Loan Agreement as in effect on the ~~Closing~~Sixth Amendment Date or as amended in a manner that does not expand the scope thereof)~~.~~ and (b) all other Obligations (to be defined in a customary manner (with the scope thereof not materially expanded from the scope of the definition of “Obligations” in the Term Loan Agreement as in effect on the Sixth Amendment Date) in connection with any Permitted Refinancing of the Debt pursuant to the Term Loan Agreement or in connection with any Incremental Term Debt incurred under Section 10.1(l)).

“Term Loan Priority Collateral” shall have the meaning specified in the Intercreditor Agreement.

“Term SOFR” means, for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator, subject to Section 15.1.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Index” means, for any Term SOFR Index Loan and at any time of determination, a per annum rate equal to Adjusted Term SOFR for an Interest Period of one month at such time. Term SOFR Index shall be determined daily by Administrative Agent on each U.S. Government Securities Business Day and shall be increased or decreased, as applicable, automatically and without notice to any Person on the date of each such determination. Each calculation by Administrative Agent of Term SOFR Index shall be conclusive and binding for all purposes, absent manifest error.

“Term SOFR Index Loan” means a Loan that bears interest at a rate based on Term SOFR Index; provided, if any Benchmark Replacement incorporated is incorporated into this Agreement pursuant to Section 15.1, then, “Term SOFR Index Loan” means a Loan that bears interest at a rate based on the then-current Benchmark following the applicable Benchmark Replacement.

“Term SOFR Loan” means a Loan (other than a Term SOFR Index Loan) that bears interest at a rate based on Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”); provided, if any Benchmark Replacement incorporated is incorporated into this Agreement pursuant to Section 15.1, then, “Term SOFR Loan” means a Loan that bears interest at a rate based on the then-current Benchmark following the applicable Benchmark Replacement.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Third Amendment Effective Date” means September 30, 2020.

“Third Party” means any lessor, mortgagee, mechanic or repairman, warehouse operator or warehouseman, processor, packager, consignee, shipper, customs broker, freight forwarder, bailee, or other third party which may have possession of any Inventory or As-Extracted Collateral or lienholders’ enforcement rights against any Inventory or As-Extracted Collateral.

“Third Party Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a Third Party, as applicable (a) waives or subordinates in favor of Administrative Agent any Liens such Third Party may have in and to any ABL Priority Collateral; (b) grants Administrative Agent access to ABL Priority Collateral which may be located on such Third Party’s premises or in the custody, care, or possession of such Third Party for purposes of allowing Administrative Agent to inspect, remove or repossess, sell, store, or otherwise exercise its rights under this Agreement or any other Loan Document with respect to such ABL Priority Collateral; or (c) with respect to Third Parties other than landlords, agrees upon request to deliver the ABL Priority Collateral to Administrative Agent or in accordance with the Administrative Agent's instructions, in each case, upon payment of applicable fees and charges.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of the amounts under the following clauses (a) and (b):

(a)(i) the aggregate amount of Debt (determined in accordance with GAAP) (other than (x) Debt of the type described in clause (c) of the definition thereof constituting payments made or to be made to the U.S. Federal Bureau of Land Management with respect to the acquisition of any U.S. Federal coal lease by any Loan Party or Subsidiary of any Loan Party which payments are either deferred purchase price payments or bonus bid payments related to any such lease and (y) Debt of the type described in clause (d) of the definition thereof except to the extent of any unreimbursed drawings thereunder) of the Parent and its Subsidiaries (other than Permitted Joint Ventures to the extent constituting Subsidiaries) as of the date of the financial statements most recently delivered by the Parent pursuant to Section 9.16(b) or Section 9.16(c) less (ii) the aggregate amount of Unrestricted Cash as of such date (but excluding any such Unrestricted Cash that constitute proceeds of any Debt for which this Total Net Leverage Ratio was required to be tested), to

(b) the sum of EBITDA of the Parent and its Subsidiaries (other than Permitted Joint Ventures to the extent constituting Subsidiaries) for the period of four consecutive Fiscal Quarters ending as of the date of such financial statements.

It is expressly agreed that, for purposes of determining the Total Net Leverage Ratio, the difference between actual funded indebtedness and the fair market value of funded indebtedness recorded as required by the Statement of the Financial Accounting Standards Board No. 141 (as in effect on the Closing Date) will be excluded from indebtedness in the determination of Debt.

“Transferee” means any actual or potential Eligible Assignee or Participant.

“Treasury Services” has the meaning given such term in the definition of “Bank Products.”

“Type” means any type of a Loan that has the same interest option and, in the case of Term SOFR Loans, the same Interest Period.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests created by the applicable Security Documents.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, that includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unrestricted Cash” means, for purposes of calculating the Total Net Leverage Ratio, the aggregate amount of cash and Permitted Investments held in accounts on the consolidated balance sheet of Borrowers and their Subsidiaries not to exceed $300,000,000 in the aggregate, to the extent that the use of such cash for application to payment of the Obligations or other Debt is not prohibited by law or any contract or other agreement and such cash is and Permitted Investments are free and clear of all Liens (other than Liens in favor of Administrative Agent, the Term Agent or any other agent or representative with respect to permitted secured Debt that is subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent) and Liens permitted pursuant to clause (o) of the definition of Permitted Liens.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code, or any person treated as a United States person for purposes of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 15.3(g)(ii)(B)(iii).

“Voidable Transfer” has the meaning set forth in Section 16.24.

“Weighted Average Life to Maturity” means, when applied to any Debt on any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

“Withdrawal Liability” means any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.Accounting Terms
.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Parent and its Subsidiaries delivered to Administrative Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Parent’s and its Subsidiaries’ certified public accountants concur in such change; provided, however, that, despite the adoption of any such change, Borrower Agent shall (a) in addition to delivery of financial statements pursuant to Section 9.16(b) or (c), and on each date such financial statements are required to be delivered, furnish the adjustments and reconciliations necessary to enable Borrowers and Administrative Agent to determine compliance with the Financial Covenant, which shall be determined in accordance with GAAP but without giving effect to such change, and (b) the Borrowing Base shall continue to be calculated without giving effect to such change (if the effect of such change would be to increase the amount of Availability derived from Eligible Inventory; provided, further, that Borrower Agent shall not be required to deliver such adjustments and reconciliations and may apply such change in the calculation of the Borrowing Base and its related terms if (i) the change is disclosed to Administrative Agent and (ii) Section 11, the definition of “Borrowing Base” and any terms used therein or bearing on the amount of Availability derived therefrom, as applicable, and any other section of this Agreement or any other Loan Document which is affected thereby are amended in a manner satisfactory to Administrative Agent and Required Lenders to take into account the effects of the change).  Any of the foregoing to the contrary notwithstanding, all financial statements delivered hereunder shall be prepared, and the Financial Covenant shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
1.3.Uniform Commercial Code
.  Any term used in this Agreement or in any other Loan Document or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC, including “Account,” “Account Debtor,” “As-Extracted Collateral,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Consignment,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Farm Products,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Proceeds,” “Securities Account” and “Supporting Obligation.”
1.4.Rules of Construction
.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not any particular provision thereof; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns, and in the case of a Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of functions thereof; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated, but only to the extent that such amendment, modification, replacement, substitution or restatement is not prohibited by this Agreement or any applicable intercreditor agreement; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, (ix) unless otherwise specified, all references herein and in any other Loan Document to time of day shall mean and refer to the time of day in Atlanta, Georgia, (x) all references herein and in any other Loan Document to statutes and related regulations shall include all related rules and implementing regulations and any amendments of same and any successor statutes, rules and regulations, and (xi) all references herein and in any other Loan Document to the “discretion” (rather than Permitted Discretion) of Administrative Agent or Lenders shall mean the sole and absolute discretion of Administrative Agent or Lenders, as applicable.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Administrative Agent (and not necessarily calculated in accordance with GAAP). No provision of any Loan Documents shall be construed or interpreted to the disadvantage of any party hereto by reason of such party’s having, or being deemed to have, drafted, structured, or dictated such provision.  Any Loan Document signed by a Senior Officer acting in such capacity on behalf of a Loan Party or Borrower Agent shall be conclusively presumed to have been authorized by all necessary action on the part of such Loan Party or Borrower Agent party thereto and such Senior Officer shall be conclusively presumed to have acted on behalf of such party. A Default or an Event of Default shall be deemed “to continue,” be “continuing,” “exist,” or be “in existence” at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing in accordance with this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement.

1.5.Limited Condition Acquisitions.
(a)In connection with any action being taken primarily in connection with a Limited Condition Acquisition, for purposes of testing availability under baskets set forth in this Agreement or any other Loan Document (including baskets measured as a percentage of consolidated total assets, if any), in each case, at the option of the Parent (the Parent’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder may be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive Fiscal Quarters ending prior to the LCA Test Date for which consolidated financial statements of the Parent are available, the Parent would have been permitted to take such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.  For the avoidance of doubt, if the Parent has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in consolidated total assets of the Parent or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.  If the Parent has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket utilization with respect to the incurrence of Debt or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent, or the prepayment, redemption, purchase, defeasance or other satisfaction of Debt on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be tested by calculating the utilization of such ratio or basket on a pro forma basis (A) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated and (B) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have not been consummated.
(b)In connection with any action being taken primarily in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement or any other Loan Document which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition may, at the option of the Parent, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into.  For the avoidance of doubt, if the Parent has exercised its option under this Section 1.5, and any such Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing solely for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.
(c)In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement or any other Loan Document which requires compliance with any representations and warranties set forth herein, such condition may, at the option of the Parent, be deemed satisfied, so long as the Parent is in compliance with such representations and warranties on the date the definitive agreements for such Limited Condition Acquisition are entered into.  For the avoidance of doubt, if the Parent has exercised its option under this Section 1.5, and any such breach of a representation or warranty occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such breach shall be deemed to not have occurred for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.
1.6.Reserved.
1.7.Initial Ratio Calculations
.  To the extent that any provision of this Agreement requires or tests compliance with (or with respect to) the Total Net Leverage Ratio prior to the initial date upon which the financial statements required by Section 9.16(b) or 9.16(c), as the case may be, are required to be delivered, such ratio shall be calculated as of the period of four consecutive Fiscal Quarters ending December 31, 2016.
SECTION 2.
THE CREDIT FACILITIES
2.1.Commitment.
(a)Loans.  Subject to the terms and conditions of this Agreement, each Lender agrees, severally (and not jointly) on a Pro Rata basis up to its Commitment, to make Loans to Borrowers from time to time on any Business Day through the Commitment Termination Date; provided, however, that at any time that the Borrowing Base includes any Eligible Cash (as set forth on the most recent Borrowing Base Certificate delivered by Borrowers to Administrative Agent), no Lender shall be obligated to make any Loans to Borrowers and, subject to all conditions set forth herein, the only extensions of credit required to be provided hereunder shall be in the form of Letters of Credit issued by LC Issuer.  Subject to the terms and conditions of this Agreement, the Loans may be repaid and reborrowed.  No Lender shall have any obligation to honor any request for a Loan if doing so would cause (i) such Lender’s Pro Rata Share of the Aggregate Revolving Obligations to exceed such Lender’s Commitment or (ii) the Aggregate Revolving Obligations would exceed the lesser of (A) the Borrowing Base and (B) the Commitments.
(b)Revolving Notes.  Borrowers shall execute and deliver a Revolving Note to each Lender.
(c)Termination and Voluntary Reductions of Commitments.  The Commitments shall terminate on the Commitment Termination Date.  Borrowers may terminate or from time to time reduce the Commitments by giving not less than 10 Business Days’ prior written notice to Administrative Agent.  Any request from Borrowers for the reduction of the Commitments must specify the amount of the requested reduction.  Each reduction shall be in a minimum amount of $5,000,000 or any greater integral increment of $1,000,000.  Borrowers may not reduce the Commitments to an amount less than $20,000,000, except in connection with the termination of the Commitments.  All reductions of the Commitments shall be applied on a Pro Rata basis.  Except to the extent otherwise agreed in writing by Administrative Agent and the Required Lenders, any request from Borrowers for the termination or reduction of the Commitments shall be irrevocable; provided that, subject to the Borrowers’ obligations under Section 15.1(c), Borrowers may condition any prepayment notice on the occurrence of any contemplated Change of Control, Permitted Acquisition, Disposition or refinancing, and may rescind such prepayment notice if such contemplated Change of Control, Permitted Acquisition, Disposition or refinancing shall not be consummated or shall otherwise be delayed.
(d)Over Line; Overadvances.

Any amount by which the Aggregate Revolving Obligations exceed the Commitments shall (A) be immediately due and payable ON DEMAND and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swingline Loans; second, to the payment of all other Loans that are Base Rate Loans or Term SOFR Index Loans; third, to the payment of any other  Loans that are Term SOFR Loans; and, fourth, to Cash Collateralize any LC Obligations; (B) constitute Obligations secured by the Collateral; and (C) be entitled to all benefits of the Loan Documents. In no event shall Administrative Agent be required to honor any request for a Loan when the Aggregate Revolving Obligations exceed the Commitments or if, after giving effect to the making of such Loan, the Aggregate Revolving Obligations would exceed the Commitments.

Any Overadvance shall (A) be immediately due and payable ON DEMAND and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swingline Loans; second, to the payment of all other Loans that are Base Rate Loans or Term SOFR Index Loans; third to the payment of any Loans that are Term SOFR Loans; and, fourth, to Cash Collateralize any LC Obligations then outstanding; (B) constitute Obligations secured by the Collateral; and (C) be entitled to all benefits of the Loan Documents;

Unless otherwise directed in writing by the Required Lenders, Administrative Agent may require Lenders to honor requests by Borrowers for Overadvance Loans (in which event, and notwithstanding anything to the contrary set forth in this Agreement, Lenders shall continue to make Loans up to their Pro Rata Share of the Commitments) and to forbear from requiring Borrowers to cure an Overadvance, if (1) the Overadvance does not continue for a period of more than thirty (30) consecutive days, following which no Overadvance exists for at least thirty (30) consecutive days before another Overadvance exists, (2) the amount of the Aggregate Revolving Obligations outstanding at any time does not exceed the aggregate of the Commitments at such time, (3) the Revolving Credit Exposure of any individual Lender at any time does not exceed such individual Lender’s Commitment, and (4) the Overadvance does not exceed ten percent (10%) of the aggregate amount of the Commitments.  In no event shall any Borrower or any other Loan Party be deemed to be a beneficiary of this Section 2.1(d) or authorized to enforce any of the provisions of this Section 2.1(d).

Neither the funding of any Overadvance Loan nor the continued existence of an Overadvance shall constitute any waiver by Administrative Agent or any Lender of any Event of Default which may exist at the time any Overadvance Loan is made or which is caused thereby.  Each Lender’s obligations under this Section 2.1(d) are absolute, unconditional, and irrevocable and are not subject to any counterclaim, right of setoff, charge back, discount, defense, qualification, or exception, and each Lender shall perform such obligations, as applicable, regardless of whether the Commitments have terminated, an Overadvance exists or any condition precedent to the making of Loans has not been satisfied.

All Overadvance Loans shall be made as Base Rate Loans, or subject to Section 3.1(h), Term SOFR Index Loans.

(e)Protective Advances.  From time to time, Administrative Agent may, in its discretion, make one or more Base Rate Loans or, subject to Section 3.1(h), Term SOFR Index Loans to preserve, protect, or defend any Collateral or to increase or improve the likelihood of collecting or obtaining repayment of any Obligations (in each case, if Administrative Agent determines in its discretion that doing so is necessary or desirable) (a “Protective Advance”).  Administrative Agent may make a Protective Advance without regard to Availability or the satisfaction of any condition precedent to the making of Loans, unless (A) the Required Lenders have, in writing, revoked Administrative Agent’s authority to do so or (B) Administrative Agent has actual knowledge that, after giving effect thereto, the aggregate outstanding principal amount of all Loans made as Protective Advances (i) would exceed $8,000,000 or (ii) would cause the amount of the Aggregate Revolving Obligations outstanding to exceed the aggregate of the Commitments at such time or any individual Lender’s Revolving Credit Exposure to exceed such individual Lender’s Commitment at such time. If the terms of the foregoing clauses (A) and (B) are not applicable, Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.  Each Lender shall participate on a Pro Rata basis in each Protective Advance.  The provisions of this Section 2.1(e) are solely for the benefit of Administrative Agent and the Lenders, and none of the Loan Parties may rely on this Section 2.1(e) or have any standing to enforce its terms.
(f)Increases to Commitments.  The Commitments may be increased up to an aggregate amount of $10,000,000 (the “Commitment Increase”), provided that: (a) Borrowers shall have given to Administrative Agent at least twenty (20) days’ notice of their intention to effect a Commitment Increase and the desired amount of such Commitment Increase; (b) such increase does not increase the amount of the Commitment of any Lender without the written consent of such Lender, in such Lender’s discretion; (c) to the extent requested by any Lender, Borrowers execute a new Revolving Note with respect to such Lender reflecting the increase in such Lender’s Commitment and any additional documents, instruments or agreements Administrative Agent reasonably deems necessary or desirable in connection therewith (including, without limitation, secretary’s certificates and authorizing resolutions); (d) as of the date of such Commitment Increase, both before and immediately after giving effect thereto, no Default or Event of Default shall exist and each of the conditions set forth in Section 7.2 (excluding Section 7.2(d) unless a Letter of Credit has been requested) shall be satisfied; and (e) any such Commitment Increase shall be in a minimum amount of at least $5,000,000 (or such lesser amount which shall be approved by Administrative

Agent) and in integral multiples of $1,000,000 in excess thereof, and no more than two (2) Commitment Increases shall be permitted in total.  A Commitment Increase may be effected by one or more of the current Lenders by increasing their Commitment or one or more new lenders that are consented to by Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) solely to the extent the Administrative Agent’s consent would be required for an assignment to such Person pursuant to Section 14.1(b)(iii) and constitute an Eligible Assignee joining this Agreement and providing a Commitment.  After any Commitment Increase, all of the terms and conditions of the Loan Documents shall apply to the increased amount of the Commitments (including (i) being on a pari passu basis in terms of the Collateral, right of payment and guarantees with the other Loans, (ii) having the same maturity date as the other Commitments, and (iii) having the same Applicable Margin as the other Loans); provided that Borrowers agree to pay to Administrative Agent, Lenders increasing their respective Commitments and new Lenders such arrangement, commitment and other fees and expenses to be agreed between Borrowers and Administrative Agent in connection with such Commitment Increase. Each Lender hereby acknowledges and agrees that the aggregate Commitments may be increased pursuant to this Section 2.1(f) regardless of whether such Lender approves such increase or increases its Commitment hereunder, and Administrative Agent, Borrowers and any Lender increasing or providing a new Commitment may enter into an amendment to this Agreement to give effect to such Commitment Increase and matters incidental thereto without further consent of any other Lender. Administrative Agent shall have no liability to any Borrower or any other Loan Party or to Lenders in connection with any syndication of any Commitment Increase.
2.2.Reserved.
2.3.Swingline Loans; Settlement.
(a)Making of Swingline Loans. Swingline Lender may (but shall not be obligated to) fund any requested Loan with a Swingline Loan, but only if (i) no Default or Event of Default then exists; (ii) Swingline Lender believes in good faith that all conditions under Section 7.2 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders; (iii) such Loan is not specifically required to be made by all Lenders hereunder; (iv) after giving effect to such Swingline Loan, the aggregate principal amount of all Swingline Loans would not exceed Ten Million Dollars ($10,000,000); and (v) when a Defaulting Lender exists, unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s participation in such Swingline Loan, including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swingline Loans in a manner satisfactory to the Swingline Lender and the Administrative Agent.
(b)Swingline Note. Each Swingline Loan shall constitute a Loan for all purposes, except that payments thereon shall be made to Swingline Lender for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Swingline Lender.  Promptly upon Swingline Lender’s request, Borrowers shall execute and deliver to Swingline Lender a promissory note (in form and substance reasonably satisfactory to Swingline Lender) to evidence the Swingline Loans (such promissory note, as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Swingline Note”).
(c)Settlement. To facilitate administration of the Loans, Swingline Lender and the other Lenders agree that settlement among them with respect to Swingline Loans shall take place weekly on such weekly settlement date as the Administrative Agent may elect, from time to time.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Swingline Lender to the other Lenders.  Between settlement dates, Administrative Agent may apply payments on Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary.  If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled as provided herein, then each Lender shall be deemed to have purchased from Swingline Lender a participation in each unpaid Swingline Loan in an amount equal to its Pro Rata Share thereof and shall transfer the amount of such participation to Swingline Lender in immediately available funds within one Business Day after Swingline Lender’s request therefor.  Each Lender’s obligations under this Section 2.3(c) are absolute, unconditional, and irrevocable and are not subject to any counterclaim, setoff, defense, qualification, or exception, and each Lender shall perform such obligations, as applicable, regardless of whether the Commitments have terminated, an Overadvance exists, or any condition precedent to the making of Loans has not been satisfied.  The provisions of this Section 2.3(c) are solely for the benefit of Swingline Lender and the other Lenders, and none of the Loan Parties may rely on this Section 2.3(c) or have any standing to enforce its terms.
2.4.Letter of Credit Facility.
(a)Issuance of Letters of Credit.  LC Issuer agrees to issue Letters of Credit from time to time for Borrowers’ account on the terms set forth in this Agreement and any Agreement for Irrevocable Standby Letter of Credit to which any Borrower and LC Issuer are parties, including the following:

LC Issuer shall have no obligation to issue any Letter of Credit unless each of the LC Conditions has been satisfied (as determined by LC Issuer and Administrative Agent).

If LC Issuer receives written notice from Administrative Agent or a Lender at least five (5) Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, LC Issuer shall have no obligation to issue the requested Letter of Credit (or any other Letter of Credit) until such notice is withdrawn in writing by Administrative Agent or such Lender or until the Required Lenders have waived the applicable LC Condition in accordance with this Agreement.  Before receipt of any such notice, LC Issuer shall not be deemed to have knowledge of any failure to satisfy any LC Condition.

Borrowers may request and employ Letters of Credit for the account of any Borrower or any of their Subsidiaries; provided, however, that LC Issuer shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds from which would be made available to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Country, or in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority shall by its terms purport to retrain or enjoin the LC Issuer from issuing letters of credit generally or such Letter of Credit particularly, or any applicable Law relating to LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over LC Issuer shall prohibit, or request that LC Issuer refrain from the issuance of letters of credit generally or any such Letter of Credit particularly or shall impose on LC Issuer with respect to any such Letter of Credit any restriction, reserve or capital requirement (for which LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date or shall impose on LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date which LC Issuer deems material to it, including, in each case, but without limitation, from any Change in Law, or (iii) if the issuance of any such Letter of Credit would violate one or more policies of LC Issuer applicable to letters of credit generally.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that the applicable Borrower or Borrowers need not deliver a new LC Application unless requested to do so by LC Issuer. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of a Borrower, Borrowers shall be obligated to reimburse LC Issuer hereunder for any and all drawings under such Letter of Credit. Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any Subsidiaries of Borrowers shall inure to the benefit of Borrowers, and that Borrowers’ business will derive substantial benefits from the businesses of such Subsidiaries.

In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, LC Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation, or communication in whatever form believed by LC Issuer, in good faith, to be genuine and correct and to have been signed, sent, or made by a proper Person. LC Issuer may consult with and employ legal counsel, accountants, and other experts, including Administrative Agent Professionals (at Borrowers’ expense) to advise it concerning its obligations, rights, and remedies with respect to the issuance and administration of Letters of Credit and LC Documents and shall be entitled to act (or refuse to act) upon, and shall be fully protected in any action taken (or refused to be taken) in good faith reliance upon, any advice given by such Persons. LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any LC Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Unless otherwise expressly agreed by the LC Issuer and Borrower Agent when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

In the event of any conflict between the terms of this Agreement and the terms of any LC Document, the terms of this Agreement shall control, unless otherwise agreed by Administrative Agent and LC Issuer.

Without limitation of the foregoing provisions, in the event that any Lender is at such time a Defaulting Lender, the LC Issuer shall have no obligation to issue any Letter of Credit unless LC Issuer has entered into arrangements satisfactory to LC Issuer (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate such LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (after giving effect to any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding amount of the LC Obligations in a manner satisfactory to LC Issuer and Administrative Agent.

(b)Reimbursement; Participations.

On the date LC Issuer honors any draw under a Letter of Credit (each such date, a “Reimbursement Date”), Borrowers shall reimburse LC Issuer the amount paid by LC Issuer on account of such draw, together with interest from the Reimbursement Date until paid by Borrowers (at the interest rate for Base Rate Loans or, subject to Section 3.1(h), Term SOFR Index Loans).

The obligation of Borrowers to reimburse LC Issuer for any draw made under a Letter of Credit is absolute, unconditional, and irrevocable, and Borrowers shall make such reimbursement without regard to any lack of validity or enforceability of such Letter of Credit or the existence of any claim, setoff, defense, or other right Borrowers may have at any time against the beneficiary of such Letter of Credit.  On each Reimbursement Date, Borrowers shall be deemed to have requested a Borrowing of Base Rate Loans or, subject to Section 3.1(h), Term SOFR Index Loans in an amount necessary to pay the amounts due to LC Issuer on such date (regardless of whether Borrower Agent submits a Notice of Borrowing therefor), and each Lender shall fund its Pro Rata Share of such Borrowing, without right of setoff, counterclaim, discount, charge back or other defense and regardless of whether the Commitments have terminated, an Overadvance exists or any condition precedent to the making of Loans has not been satisfied.

Upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from LC Issuer, without recourse or warranty, an undivided interest and participation in all LC Obligations relating to such Letter of Credit in an amount equal to such Lender’s Pro Rata Share thereof. If LC Issuer honors any draw under a Letter of Credit and Borrowers do not reimburse the amount thereof on the Reimbursement Date, Administrative Agent (at LC Issuer’s request) shall promptly notify Lenders, and each Lender shall promptly (within one Business Day) unconditionally pay to Administrative Agent, for the benefit of LC Issuer, such Lender’s Pro Rata Share of such draw at the Principal Office of Administrative Agent. Upon request by a Lender that has made or is making any such payment, LC Issuer shall furnish such Lender with copies of any Letters of Credit and LC Documents in its possession at such time.

The obligations of each Lender to make payments to Administrative Agent for the account of LC Issuer in connection with LC Issuer’s honoring any draw under a Letter of Credit are absolute, unconditional, and irrevocable and are not subject to any counterclaim, right of setoff, defense, discount, charge back, qualification, or exception, and such Lender shall perform such obligations, as applicable, (A) irrespective of any lack of validity or unenforceability of any Loan Documents; (B) regardless of whether the Commitments have been terminated, an Overadvance exists, any condition precedent to the making of any Loan has not been satisfied; (C) regardless of whether any draft, certificate, or other document presented under a Letter of Credit is determined to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) regardless of the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  LC Issuer assumes no responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  LC Issuer makes no representation, warranty, or guaranty, express or implied, with respect to the Collateral, LC Documents, or any Loan Party.  LC Issuer is not responsible for (A) any recitals, statements, information, representations, or warranties contained in, or for the execution, validity, genuineness, effectiveness, or enforceability of, any LC Documents; (B) the validity, genuineness, enforceability, collectibility, value, or sufficiency of any Collateral or the perfection of any Lien therein; or (C) the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Loan Party.

No LC Issuer Indemnitee shall be liable to Administrative Agent, any Lender, or any other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment.  LC Issuer shall have no liability to any Lender if LC Issuer refrains from taking any action, or refuses to take any action, under any Letter of Credit or LC Documents until it receives written instructions from the Required Lenders.

(c)Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (i) that an Event of Default exists; (ii) after the Commitment Termination Date; or (iii) within twenty (20) Business Days before the Stated Commitment Termination Date, then Borrowers shall, at LC Issuer’s or Administrative Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to LC Issuer the amount of all other LC Obligations which are then outstanding.  If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and, upon written request of Administrative Agent, shall) advance, as Loans, the amount of the Cash Collateral required (regardless of whether the Commitments have terminated, an Overadvance exists, or any condition precedent to the making of any Loan has not been satisfied). Without limitation of the foregoing, at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or LC Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure after first giving effect to any Cash Collateral provided by the Defaulting Lender.
SECTION 3.
INTEREST, FEES AND CHARGES
3.1.Interest.
(a)Interest Rates.  The Obligations shall bear interest (i) with respect to Base Rate Loans, at the Base Rate plus the Applicable Margin; (ii) with respect to Term SOFR Loans, at the Adjusted Term SOFR for the applicable Interest Period plus the Applicable Margin; (iii) with respect to the  Term SOFR Index Loans, at the Term SOFR Index Rate plus the Applicable Margin; and (iv) with respect to Swingline Loans, at the Swingline Rate (unless and until converted to a Loan pursuant to the terms of Section 2.3), and (iv) with respect to any other Obligations that are then due and payable (including, to the extent permitted by law, interest not paid when due), at the Base Rate plus the Applicable Margin for Base Rate Loans or, subject to Section 3.1(h), the Term SOFR Index Rate plus the Applicable Margin for Term SOFR Index Loans, unless and except to the extent that another interest rate is prescribed therefor in the Loan Documents evidencing such Obligations; provided, however, that the Obligations shall bear interest at the Default Rate (whether before or after any judgment) (A) at all times during the existence of any Loan Party’s Insolvency Proceeding and (B) if so elected by Administrative Agent or the Required Lenders, at any time during the existence of any Event of Default.  Each Borrower acknowledges that the cost and expense to Administrative Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Administrative Agent and Lenders therefor.
(b)Accrual of Interest.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Term SOFR Index Loan being converted from a Term SOFR Loan, the date of conversion of such Term SOFR Loan to such Base Rate Loan or Term SOFR Index Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan or Term SOFR Index Loan being converted to a Term SOFR Loan, the date of conversion of such Base Rate Loan or Term SOFR Index Loan to such Term SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.
(c)Payment Dates.  Interest accrued on the Loans shall be due and payable (i) in arrears, on each Interest Payment Date, (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid, and (iii) at maturity. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable ON DEMAND. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents or, if no payment due date is provided therein, then, ON DEMAND.

(d)Interest Rate Determination and Disclosure.  As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each Term SOFR Loan for which an interest rate is then being determined for the applicable Interest Period, and shall promptly give notice thereof in writing to Borrower Agent and each Lender, in each case, to the extent that each requests same.
(e)Certain Provisions Regarding Term SOFR Index Loans and Term SOFR Loans.

Borrowers may, on any Business Day, subject to delivery of a Notice of Conversion/Continuation (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(d)) and the terms of Section 3.1(h), elect to (A) convert all or any portion of any Base Rate Loans or Term SOFR Index Loans to Term SOFR Loans; (B) convert all or any portion of any Term SOFR Loans to Base Rate Loans or Term SOFR Index Loans; or (C) convert Term SOFR Index Loans to Base Rate Loans; or (D) at the end of its Interest Period, continue any Term SOFR Loan as a Term SOFR Loan; provided, however, that Administrative Agent may impose further limits on the amounts of any partial conversions or continuations from time to time, and, provided, further, that, during any Default or Event of Default, Administrative Agent may (and, at the direction of the Required Lenders, shall) declare that no Loan may be made as, converted into, or continued as, a Term SOFR Loan or Term SOFR Index Loans.

Whenever Borrowers desire to convert any Loan to a Term SOFR Loan or continue any Loan as a Term SOFR Loan, Borrower Agent shall give Administrative Agent a Notice of Conversion/Continuation (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(b)) no later than 11:00 a.m. at least three (3) U.S. Government Securities Business Days before the requested date of such conversion or continuation. Promptly after receiving any such notice, Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the date of such conversion or continuation (which date shall be a Business Day), and the duration of the Interest Period (which, if not specified, shall be deemed to be one (1) month). If, upon the expiration of any Interest Period of any Term SOFR Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation or a request with respect to such Term SOFR Loan, Borrowers shall be deemed to have elected to convert such Term SOFR Loan into a Base Rate Loan or, to the extent provided in Section 3.1(h), a Term SOFR Index Loan.

(f)Interest Periods.  In connection with the making, conversion, or continuation of any Term SOFR Loan, Borrowers shall select an interest period (an “Interest Period”) therefor, which Interest Period shall be one (1) or three (3) months; provided, however that:

each Interest Period shall commence on the date the Loan is made or continued as, or converted into, a Term SOFR Loan, and shall expire on the numerically corresponding day in the final calendar month;

if any Interest Period commences on a day for which there is no corresponding day in the final calendar month or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month and, if any Interest Period would expire on a day that is not a Business Day, the Interest Period shall expire on the next Business Day; and

no Interest Period shall extend beyond the Stated Commitment Termination Date.

(g)Number and Amount of Term SOFR Loans; Determination of Rate.  Each Borrowing of Term SOFR Loans when made shall be in a minimum amount of $1,000,000 or any greater integral multiple of $500,000.  No more than four (4) Borrowings of Term SOFR Loans may be outstanding at any time, and all Term SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose.
(h)Additional Provisions Relating to Term SOFR Index Loans.  Notwithstanding anything herein that may be construed to the contrary, but subject to subsections (a) and (b) of Section 15.1, all Swingline Loans shall constitute Term SOFR Index Loans and, at any time that Regions Bank is the sole Lender hereunder, all Loans shall be made or otherwise bear interest as Term SOFR Index Loans.  Upon there being more than one Lender, all Term SOFR Index Loans (other than Swingline Loans) shall convert, automatically and without notice to any Person, into Base Rate Loans (unless Lenders otherwise consent in writing or Borrowers convert such Term SOFR Index Loans to Term SOFR Loans in accordance with the other terms hereof).
3.2.Fees.
(a)Upfront Fees.  On the Closing Date, Borrowers shall pay to Administrative Agent, for the account of the Lenders, the upfront fees as set forth in the Fee Letter, all of which shall be due and payable in the amounts and at the times set forth therein.
(b)Commitment Fee.  On the first day of each calendar month following the Closing Date and on the Commitment Termination Date, Borrowers shall pay to Administrative Agent, in arrears and for the account of the Lenders, a commitment fee in an amount equal to the Commitment Fee Percentage applicable with respect to the immediately preceding calendar month times the average amount by which the Commitments exceeded the Aggregate Revolving Obligations (other than Swingline Loans) on each day during the immediately preceding calendar month; provided that (1) no commitment fee shall accrue on the Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any commitment fee accrued with respect to the Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.
(c)LC Fees.  On the first day of each calendar month following the date that any Letter of Credit is issued (or renewed or extended), Borrowers shall pay (i) to Administrative Agent, in arrears and for the account of the Lenders a letter of credit fee in an amount equal to (A) a rate per annum equal to the Applicable Margin in effect for Loans made as Term SOFR Loans plus, at all times when the Default Rate with respect to Loans is in effect, 2.00% per annum, times (B) the initial face amount of such Letter of Credit, times (C) the initial stated duration of such Letter of Credit (provided that no letter of credit fee shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and except as otherwise provided in Section 4.2(a)(iii), any letter of credit fee accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender), and (ii) directly to each LC Issuer for its own account a fronting fee (A) with respect to each commercial Letter of Credit or any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the LC Issuer, computed on the amount of such commercial Letter of Credit or the amount of such increase, as applicable, and payable upon the issuance of such commercial Letter of Credit or effectiveness of such amendment, as applicable, and (C) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a monthly basis in arrears.  Such fronting fee shall be due and payable monthly in arrears on the first day of each calendar month following the date that any Letter of Credit is issued (or renewed or extended), on its expiration date and thereafter on demand.  In addition, the Borrowers shall pay directly to the LC Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. All of the foregoing fees shall be fully earned upon issuance of the Letter of Credit, or any amendment thereto, as applicable, and none of such fees shall be refundable, in whole or in part, regardless of any cancellation, termination, or draw upon the Letter of Credit.
(d)Administrative Agent Fees.  Borrowers shall pay to Administrative Agent, for its own account, the fees payable to Administrative Agent which are described in the Fee Letter, all of which shall be due and payable in the amounts and at the times set forth therein.
(e)Other Fees.  Borrowers shall pay to each applicable Person the fees payable to such Person which are described in the Fee Letter, all of which shall be due and payable in the amounts and at the times set forth therein.
(f)Calculation and Distribution of Interest, Fees, Charges, and Other Amounts.  Unless otherwise specifically provided herein or in any other Loan Document, interest, fees, charges and other amounts which are calculated on a per annum basis shall be calculated as follows: (i) for interest determined by reference to the Base Rate, a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and (ii) for all other such computations of interest, fees, charges and other amounts, a year of three hundred sixty (360) days, in each case for the actual number of days elapsed in the period during which it accrues. Each determination by Administrative Agent of any interest, fees, charges or interest rate hereunder or under any other Loan Document shall be final, conclusive, and binding for all purposes, absent manifest error.  All fees payable under this Section 3.2 are not, and shall not be deemed to be, interest or any other charge for the use, forbearance, or detention of money.  A certificate as to amounts payable by Borrowers under Sections 15 and 16.4, timely submitted to Borrower Agent by Administrative Agent or the affected Lender, as applicable, shall be final, conclusive, and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the applicable Person within ten (10) days following receipt of such certificate.  All fees shall be fully earned when due and shall not be subject to rebate, refund, or proration, in whole or in part.  All fees paid to Administrative Agent for the account of the Lenders, LC Issuer, or any other Person shall be paid by Administrative Agent to such Persons promptly upon its receipt thereof and, with respect to fees payable for the account of the Lenders, in accordance with each such Lender’s Pro Rata Share thereof.
3.3.Maximum Interest
.  Any term or provision in this Agreement or in any other Loan Document to the contrary notwithstanding, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “maximum rate”).  If Administrative Agent, LC Issuer or any Lender shall receive interest in an amount that exceeds the maximum rate, then such excess shall be applied, first, to the principal of the Obligations second, if Administrative Agent or the Required Lenders so elect, to Cash Collateralize all LC Obligations, and then to Borrowers or such other Person lawfully entitled thereto.  In determining whether the interest contracted for or charged or received by Administrative Agent, LC Issuer, or a Lender exceeds the maximum rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.
LOAN ADMINISTRATION
4.1.Manner of Borrowing and Funding Loans.
(a)Notice of Borrowing.  Borrowers may request new Loans (including Swingline Loans), by delivering to Administrative Agent at its Lending Office a Notice of Borrowing (which notice may be transmitted by electronic mail subject to the limitations set forth in Section 16.1(d)). If the requested Loan is to be a Base Rate Loan or a Term SOFR Index Loan, then, such Notice of Borrowing must be received by Administrative Agent at or before 11:00 a.m. (or in the case of Swingline Loans, such later time as the Swingline Lender may agree) on the Business Day on which Borrowers desire such Loan to be made. If the requested Loan is to be a Term SOFR Loan, then such Notice of Borrowing must be received by Administrative Agent at or before 11:00 a.m. on the third U.S. Government Securities Business Day preceding the date on which Borrowers desire such Loan to be made. Any Notice of Borrowing received by Administrative Agent after 11:00 a.m. on a Business Day (or, as applicable, U.S. Government Securities Business Day) shall be deemed to have been received on the immediately following Business Day. Each Notice of Borrowing for a Loan shall specify (i) the amount of the Borrowing; (ii) the requested funding date (which must be a Business Day or, as applicable, a U.S. Government Securities Business Day); (iii) whether the Borrowing is requested to be made as a Swingline Loan, (iv) whether the Borrowing is requested to be made as a Base Rate Loan, Term SOFR Index Loan, or Term SOFR Loan and (v) in the case of a Term SOFR Loan, the duration of the applicable Interest Period. If Borrowers do not specify an Interest Period with respect to any Notice of Borrowing for a Term SOFR Loan, then, the Interest Period for such Loan shall be deemed to be one (1) month.
(b)Deemed Requests for Funding. Each Notice of Borrowing for a Loan received by Administrative Agent shall be irrevocable.

The becoming due of any Obligations shall be deemed to be a request for Base Rate Loans or, to subject to Section 3.1(h), a Term SOFR Index Loan, on the due date therefor in the amount of such Obligations, and, upon the making of such Loan, Administrative Agent shall apply the proceeds thereof in direct payment of such Obligations.

If Borrowers have established a controlled disbursement Deposit Account with Administrative Agent (or any of its Affiliates), then the presentation for payment of any check or other item of payment drawn on such Deposit Account at a time when there are insufficient funds on deposit therein to pay the same shall be deemed to be a request for Base Rate Loans or, to subject to Section 3.1(h), a Term SOFR Index Loan, on the date of such presentation in the amount of the checks and such other Payment Items presented for payment.  The proceeds of such Loans may be disbursed directly to the controlled disbursement Deposit Account or other appropriate Deposit Account.

In order to facilitate the borrowing of Swingline Loans, the Borrowers and the Swingline Lender may mutually agree in their sole discretion to, and are hereby authorized to, enter into an auto borrow agreement in form and substance satisfactory to the Borrowers, the Swingline Lender and the Administrative Agent (the “Auto Borrow Agreement”) providing for the automatic advance by the Swingline Lender of Swingline Loans under the conditions set forth in the Auto Borrow Agreement, subject to the conditions set forth therein and herein.  At any time an Auto Borrow Agreement is in effect, advances under the Auto Borrow Agreement shall be deemed Swingline Loans for all purposes hereof, except that Borrowings of Swingline Loans under the Auto Borrow Agreement shall be made in accordance with the Auto Borrow Agreement.  For purposes of determining the total amount Loans outstanding at any time during which an Auto Borrow

Agreement is in effect, the outstanding amount of all Swingline Loans shall be deemed to be the sum of the outstanding amount thereof at such time plus the maximum amount available to be borrowed under such Auto Borrow Agreement at such time.

(c)Fundings by Lenders.  Except for Borrowings that Swingline Lender elects to make as Swingline Loans, Administrative Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the requested funding date for Base Rate Loans and Term SOFR Index Loans or by 3:00 p.m. at least Three (3) U.S. Government Securities Business Days before any requested funding of Term SOFR Loans. Each Lender shall fund to Administrative Agent such Lender’s Pro Rata Share of each requested Borrowing at the Principal Office of Administrative Agent to the account specified by Administrative Agent in immediately available funds no later than 2:00 p.m. on the requested funding date, unless Administrative Agent’s notice is received after the times provided above, in which case each Lender shall fund its Pro Rata Share by 11:00 a.m. on the next Business Day or, as applicable, U.S. Government Securities Business Day. Subject to its receipt of such amounts from Lenders, Administrative Agent shall disburse the proceeds of the Loans in the lawful manner directed by Borrower Agent. Unless Administrative Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata Share of a Borrowing, Administrative Agent may assume that such Lender has deposited or promptly will deposit its Pro Rata Share with Administrative Agent, and Administrative Agent may disburse a corresponding amount to Borrowers. If all or a portion of a Lender’s Pro Rata Share of any Borrowing is not in fact received by Administrative Agent, then Borrowers agree to repay to Administrative Agent ON DEMAND the amount of any deficiency, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.
4.2.Defaulting Lender
.
(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 16.2(a).

Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 4.2(a)(iii)) received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, as a scheduled payment or by prepayment, at maturity, pursuant to Section 12.2 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 16.6), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to LC Issuer or the Swingline Lender hereunder; third, to Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 4.6; fourth, as Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower Agent to be held in a non-interest bearing Deposit Account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 4.6;

sixth, to the payment of any amounts owing to the Lenders, LC Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, LC Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers, or any of them, as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Obligations were made at a time when the conditions set forth in Section 7.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders Pro Rata in accordance with their Commitments without giving effect to Section 4.2(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

Certain Fees.

(A)Such Defaulting Lender shall not be entitled to receive any commitment fee, any fees with respect to Letters of Credit (except as provided in clause (B) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive fees with respect to Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 4.6.

(C)With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to LC Issuer or Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to LC Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 7.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause such Lender’s Revolving Credit Exposure at such time to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrowers shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.4.

(b)Defaulting Lender Cure.  If Borrower Agent, Administrative Agent, Swingline Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held Pro Rata by the Lenders in accordance with the Commitments (without giving effect to Section 4.2(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) LC Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
4.3.Borrower Agent
.  Each Loan Party hereby designates Parent (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates and Interest Periods, delivery or receipt of communications (including any Notice of Borrowing, Notice of Conversion/Continuation, any electronic mail notice or request for a Borrowing or the conversion, or continuation of any Loan, or any request for the issuance of any Letter of Credit), preparation and delivery of Borrowing Base Certificates and all attachments thereto, financial reports and Compliance Certificates, receipt and payment of Obligations, requests for waivers, amendments, or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, LC Issuer, or any Lender.  Borrower Agent hereby accepts such appointment.  Administrative Agent, LC Issuer, and the Lenders may give any notice to, or communication with, a Loan Party hereunder or under any other Loan Document to or with Borrower Agent on behalf of such Loan Party.  Each Loan Party agrees that any notice, election, communication, representation, agreement, or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.  Administrative Agent, LC Issuer, and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, the terms of this Section 4.3, provided that nothing contained herein shall limit the effectiveness of, or the right of Administrative Agent, LC Issuer or any Lender to rely upon, any notice (including without limitation a borrowing or conversion notice), instrument, document, certificate, acknowledgment, consent, direction, certification or any other action delivered by any Loan Party pursuant to this Agreement or any other Loan Document.

4.4.One Obligation
.  The Loans, LC Obligations, and other Obligations shall constitute one general, joint and several obligation of Loan Parties and (unless otherwise expressly provided in any Loan Document) shall be secured by Administrative Agent’s Lien upon all Collateral; provided, however, that Administrative Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Loan Party to the extent of any Obligations jointly or severally owed by such Loan Party.
4.5.Effect of Termination
.  On the Commitment Termination Date, all Obligations shall be immediately due and payable, in full, and each Lender may terminate its and its Affiliates’ Bank Products (including, but only with the consent of Administrative Agent, any Treasury Services).  All undertakings of all Loan Parties contained in the Loan Documents shall survive any termination, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, until Payment in Full of all Obligations.  Notwithstanding Payment in Full of all Obligations, Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives a written agreement in form and substance reasonably satisfactory to Administrative Agent (which may be in the form of a payoff letter), executed by Loan Parties (or their successors in interest), indemnifying Administrative Agent and Lenders from any such damages.  The last paragraph of the definition of “Applicable Margin,” 2.4, 13, 15.1, 15.2, 15.3, 16.3, 16.4, and 16.23, this section, the obligation of each Loan Party and each Lender with respect to each indemnity given by it in any Loan Document, and each other term, provision, or section of this Agreement or any other Loan Document which states as much, shall survive Payment in Full of the Obligations and any release or termination relating to this Agreement, the other Loan Documents, or the credit facility established hereunder or thereunder.
4.6.Cash Collateral
.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or LC Issuer (with a copy to Administrative Agent) Borrowers shall Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 4.2(a)(iv) and any Cash Collateral provided by the Defaulting Lender).  Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of LC Issuer, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Obligations, to be applied in the manner set forth below.  If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, Borrowers will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 4.6 or Section 4.2 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce any LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 4.6 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent and LC Issuer that there exists excess Cash

Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 4.6 may be otherwise applied in accordance with Section 5.5) but shall be released upon the waiver of such Default or Event of Default in accordance with the terms of this Agreement, and (y) the Person providing Cash Collateral and LC Issuer or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other Obligations.

4.7.Reserves
.  Notwithstanding anything to the contrary set forth herein (including, without limitation, in the definition of Reserves or its component definitions), any Reserve (including the amount of such Reserve) shall (a) bear a reasonable relationship to the circumstances, conditions, events, or contingencies that are the basis for such Reserve and (b) shall be without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria or factored into any of the advance rate percentages under the Borrowing Base.  The Administrative Agent agrees to give the Borrower three (3) Business Days’ prior written notice of the establishment of any new category (as opposed to amount) of Reserve, or any material increase in the amount of any Reserve (during which period the Administrative Agent shall be reasonably available to discuss any such proposed Reserve or modification to any existing Reserve with the Borrower and the Borrower may take action as may be required so that the event, condition, or matter that is the basis for such Reserve or modification no longer exists, in a manner acceptable to the Administrative Agent in its Permitted Discretion); provided that, such prior notice shall not be required (i) if an Event of Default then exists, (ii) if such modifications to such Reserve result solely by virtue of mathematical calculations of the amount of such Reserve in accordance with the methodology of calculation previously utilized (such as, but not limited to, rent reserves and dilution), or (iii) if an event having a Material Adverse Change on the Borrowers and the Guarantors taken as a whole (or on the ability of the Lenders to realize upon the Collateral or the value of the Collateral) has occurred or would result if such Reserve is not immediately established or modified.
SECTION 5.
PAYMENTS
5.1.General Payment Provisions
.  All payments of Obligations shall be made in Dollars, without right of offset, counterclaim, discount, charge back or other defense of any kind, free of (and without deduction for) any Taxes except as provided in Section 15.3 and except for any withholding or deduction that is required to be made under applicable Law, and in immediately available funds, not later than 12:00 noon on the due date to the Principal Office of Administrative Agent, the LC Issuer, the Lenders or other obligee. Any payment after such time shall be deemed made on the next Business Day. Any payment of a Term SOFR Loan before the end of its Interest Period shall be accompanied by all amounts due under Section 15.1(c). Any prepayment of Loans (whether mandatory or voluntary) shall be applied first to Base Rate Loans and Term SOFR Index Loans, and, then, to Term SOFR Loans. Subject to the provisos set forth in Section 3.1(f), in respect of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of any applicable fee hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.
5.2.Repayment of Loans.
(a)Commitment Termination Date; Prepayments of Loans.  Loans shall be due and payable in full on the Commitment Termination Date.  Loans may be prepaid from time to time, without penalty or premium.  Within five (5) Business Days of any sale of assets or series of related sales of assets permitted under Section 10.4(e), or receipt of any Net Insurance/Condemnation Proceeds, the Borrowers shall immediately apply such Net Cash Proceeds or Net Insurance/Condemnation Proceeds to prepay the Loans (or if the Loans are $0.00, to Cash Collateralize LC Obligations); provided that (i) so long as an Account Control Period does not then exist, such prepayment (or Cash Collateralization) shall only be required to the extent such Net Cash Proceeds or Net Insurance/Condemnation Proceeds exceed $5,000,000 in the aggregate or to the extent that such prepayment would eliminate an Overadvance or cause the Aggregate Revolving Obligations to equal the Commitments, and (ii) no such prepayment (or Cash Collateralization) shall be required with respect to Proceeds of Term Loan Priority Collateral prior to the Payment in Full of Term Loan Debt (as defined in the Intercreditor Agreement).
(b)Concentration Account.  At any time during an Account Control Period, the collected balance in the main Concentration Account as of the end of each Business Day shall, at the beginning of the next Business Day, be applied, first, to the principal balance of the Loans (unless such funds are otherwise required to be applied to some other portion of the Obligations in accordance with this Agreement) and then, to other Obligations, as determined by Administrative Agent.  If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.  Except to the extent otherwise expressly provided herein, each Borrower irrevocably waives the right to direct the application of any payments or Collateral Proceeds at any time during an Account Control Period, and agrees that at any time during an Account Control Period Administrative Agent shall have the continuing, exclusive right to apply, reverse and reapply the same against the Obligations, in such order or manner as Administrative Agent deems advisable.  Any of the foregoing to the contrary notwithstanding, Administrative Agent may charge back to any Concentration Account (or any other account of a Borrower maintained with Administrative Agent) a Payment Item which is returned for inability to collect, plus accrued interest during the period of Administrative Agent’s provisional credit for such item before receiving notice of dishonor.  Administrative Agent and Lenders assume no responsibility to Borrowers for any Concentration Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
(c)Other Payments.  Borrowers shall also pay the Loans to the extent otherwise required pursuant to the terms of this Agreement and the other Loan Documents.
5.3.Reserved.
5.4.Payment of Other Obligations
.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, ON DEMAND.
5.5.Post-Default Allocation of Payments.
(a)Allocation.  Notwithstanding anything herein to the contrary, during an Event of Default, if so directed by the Required Lenders or at Administrative Agent’s discretion, monies to be applied to the Obligations, whether arising from payments by Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows:

first, to all costs and expenses, including Extraordinary Expenses, owing to Administrative Agent in its capacity as Administrative Agent;

second, to all costs and expenses reimbursable by Borrowers owing to LC Issuer and the Lenders;

third, to all amounts owing to Swingline Lender on Swingline Loans (including principal and interest);

fourth, to all amounts owing to LC Issuer with respect to that portion of the LC Obligations which constitutes unreimbursed draws under Letters of Credit;

fifth, to all Obligations constituting fees to the extent not already paid above (other than any then constituting Bank Product Obligations);

sixth, to all Obligations constituting interest to the extent not already paid above (other than any then constituting Bank Product Obligations);

seventh, to (A) all Loans, (B) LC Obligations (including the Cash Collateralization of that portion of the LC Obligations constituting undrawn amounts under outstanding Letters of Credit, and (C) Bank Product Obligations, if and to the extent that the applicable Bank Product Provider thereof has delivered a Secured Party Designation Notice to Administrative Agent, up to the amount of (if any) of Reserves that the applicable Bank Product Provider has in writing requested that Administrative Agent implement in regard thereto as of the time of determination (whether or not any such Reserve has been implemented);

eighth, to all other Bank Product Obligations described in sub-clause (C) of clause (vii) above, to the extent not already paid;

ninth, to all other Obligations, including Bank Product Obligations, if and to the extent not already paid pursuant to either clause (vii) or clause (viii); and

lastly, the balance, if any, after all of the Obligations have been indefeasibly Paid in Full, to the Borrowers or as otherwise required under applicable Laws or the Intercreditor Agreement.

Amounts shall be applied to each of the foregoing categories of Obligations in the order presented above before being applied to the following category.  Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis among those entitled to payment in such category.  In determining the amount to be applied to Obligations within any given category, the pro rata share of each Bank Product Provider shall be based on the lesser of (x) the amount presented in the most recent Secured Party Designation Notice from such Bank Product Provider to Administrative Agent and (y) the actual amount of such Obligations, calculated in accordance with a methodology presented to and approved by Administrative Agent by such Bank Product Provider to Administrative Agent.  Administrative Agent has no duty to investigate the actual amount of any such Obligations and, instead, is entitled to rely in all respects on the Bank Product Provider’s reasonably detailed written accounting thereof.  If such Bank Product Provider does not submit such accounting of its own accord and in a timely manner, Administrative Agent, may instead rely on any prior accounting thereof.  No Secured Party Designation Notice (including any to increase the maximum dollar amount thereof) shall be effective if received by Administrative Agent during the existence of an Event of Default (until such Event of Default is waived in accordance with the terms of this Agreement) or to the extent a Reserve equal to such amount (if instituted by Administrative Agent after giving effect thereto) would cause an Overadvance.  The allocations set forth in this Section are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Loan Party.  No Loan Party is entitled to any benefit under this Section or has any standing to enforce this Section.  Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party’s assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 5.5(a).

(b)Erroneous Application.  Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount ought to have been made shall be to recover the amount from the Person which actually received it (and, if such amount was received by any Secured Party, then such Secured Party, by accepting the benefits of this Agreement, agrees to return it).
5.6.Sharing of Payments
.  If any Lender shall, by exercising any right of setoff, charge back or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such Obligations greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and such other Obligations of the other Lenders, or make such other adjustments as shall be equitable (as determined by Administrative Agent in its commercially reasonable judgment), so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that:

if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

the provisions of this paragraph shall not be construed to apply to (A) any payment made by a Loan Party pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Commitments, Loans, or participations in Swingline Loans or LC Obligations to any Transferee; and

no Lender or Participant may exercise any right of setoff except as provided in Section 16.6.

5.7.Nature and Extent of each Borrower’s Liability.
(a)Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Administrative Agent, LC Issuer and the Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Payment in Full of the Obligations (or as otherwise provided in Section 16.29), and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination, or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument, or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent, or indulgence of any kind by Administrative Agent, LC Issuer, or any Lender with respect thereto; (iii) the existence, value, or condition of, or failure to perfect a Lien, or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Administrative Agent, LC Issuer, or any Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party or Subsidiary; (v) any election by Administrative Agent, LC Issuer, or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent, LC Issuer or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the

Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Payment in Full of all Obligations.
(b)Waivers.

Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or any other Secured Party to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  Each Borrower waives all defenses available to a surety, guarantor, or accommodation co-obligor other than Payment in Full of all Obligations.  It is agreed among each Borrower, Administrative Agent, LC Issuer and the Lenders that the provisions of this Section 5.7 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent, LC Issuer and the Lenders would decline to make Loans and issue Letters of Credit.  Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business and can be expected to benefit such business.

Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.7.  If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent, LC Issuer or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any applicable Law pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Loan Party might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Administrative Agent, LC Issuer or any Lender to seek a deficiency judgment against any Loan Party shall not impair any Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.7, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, LC Issuer or any Lender might otherwise be entitled but for such bidding at any such sale.

(c)Extent of Liability; Contribution.

Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.7 shall be limited to the greater of (A) all amounts for which such Borrower is primarily liable, as described below and (B) such Borrower’s Allocable Amount.

If any Borrower makes a payment under this Section 5.7 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately before such Guarantor Payment.  The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.7 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any other applicable Debtor Relief Law.

Nothing contained in this Section 5.7 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then remade or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses, and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(d)Joint Enterprise.  Each Borrower has requested that Administrative Agent, LC Issuer and the Lenders make this credit facility available to Borrowers on a combined basis, to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facilities will enhance the borrowing power of each Borrower and ease the administration of their relationship with credit providers (including Administrative Agent, LC Issuer and the Lenders), all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Administrative Agent, LC Issuer and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.
(e)Subordination.  Each Borrower hereby subordinates any claims, including any rights at law or in equity, to payment, subrogation, reimbursement, exoneration, contribution, indemnification, or setoff, that it may have at any time against any other Loan Party, howsoever arising, to Payment in Full of all Obligations.
(f)Keepwell.  Borrowers hereby agree to cause each Qualified ECP Guarantor to jointly and severally absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party’s obligations under its guaranty and the Security Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under its undertaking pursuant to this Section 5.7 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under its guaranty, voidable under the Bankruptcy Code and other applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 5.7 shall remain in full force and effect until Payment in Full of the Obligations.  Each Borrower, for itself and on behalf of each Qualified ECP Guarantor, intends that this Section 5.7 (and any corresponding provision of any applicable guaranty) constitute, and this Section 5.7 (and any corresponding provision of any applicable guaranty) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of section 1a (18)(A)(v)(II) of the Commodity Exchange Act.
(g)Inquiry. Each Borrower represents and warrants to Administrative Agent, LC Issuer and Lenders that such Borrower is currently informed of the financial condition of the other Borrowers and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Administrative Agent, LC Issuer and

Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants to Administrative Agent, LC Issuer and Lenders that such Borrower will continue to keep informed of the other Borrowers' financial condition and of all other circumstances that bear upon the risk of nonpayment or non-performance of the Obligations.
SECTION 6.
[RESERVED]
SECTION 7.
CONDITIONS PRECEDENT
7.1.Conditions Precedent to Initial Loans
.  In addition to the conditions set forth in Section 7.2 and Administrative Agent's receipt of the documentation required by Section 9.20(c), the obligations of Administrative Agent, LC Issuer and each Lender to fund any requested Loan, issue any Letter of Credit, or otherwise make any extension of credit or financial accommodation to or for the benefit or account of any Borrower hereunder is subject to the satisfaction (as determined by Administrative Agent) or waiver in accordance with the terms of this Agreement (of each of the following conditions precedent (the date of such satisfaction or waiver, the “Closing Date”):
(a)Loan Documents.  Notes shall have been executed by Borrowers and delivered to each Lender that, before the Closing Date, has requested the issuance of a Note.  This Agreement and each other Loan Document shall have been duly executed and delivered to Administrative Agent by each of the signatories thereto.
(b)Evidence of Filings; Lien Searches.  Administrative Agent shall have received acknowledgments of all filings or recordations (other than those filings with respect to As-Extracted Collateral that may be recorded on a post-closing basis in accordance with Section 9.20) necessary to perfect its Liens in the Collateral, and UCC, Lien, and Intellectual Property searches and all other searches and other evidence satisfactory to Administrative Agent that such Liens are the only Liens upon the Collateral (other than Permitted Liens), other than those searches that may be conducted on a post-closing basis in accordance with Section 9.20.
(c)Term Loan Documents; Receivables Purchase Documents; Intercreditor Agreement.  Administrative Agent shall have received executed copies of (i) the Term Loan Agreement and the other Term Loan Documents, (ii) the Receivables Purchase Agreement and the other Receivables Purchase Documents (including any amendment to any Receivables Purchase Document entered into in connection with the closing of this Agreement in form and substance satisfactory to the Administrative Agent), and (iii) the Intercreditor Agreement.
(d)Reserved.
(e)Closing Certificate.  Administrative Agent shall have received a certificate, in form and substance satisfactory to it, from a knowledgeable Senior Officer of the Parent (on behalf of each Borrower) certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Borrowers and their Subsidiaries on a consolidated basis are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 8 are true and correct.
(f)Officer’s Certificates.  Administrative Agent shall have received a certificate of the corporate (company) secretary or another knowledgeable and duly authorized officer of each Loan Party, certifying (i) that attached copies of such Loan Party’s Organizational Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to the credit facility contemplated in this Agreement and the other Loan Documents; and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party.  Administrative Agent may conclusively rely on each such certificate until it is otherwise notified by the applicable Loan Party in writing.
(g)Organizational Documents; Good Standing Certificates.  Administrative Agent shall have received copies of the Organizational Documents of each Loan Party, certified currently (if requested by Administrative Agent) by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization.  Administrative Agent shall have received good standing certificates for each Loan Party issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization and, if reasonably requested by Administrative Agent, each jurisdiction where such Loan Party’s material business activities or ownership of material property necessitates qualification.
(h)Opinions of Counsel.  Administrative Agent shall have received written opinions of counsel to the Loan Parties, as well as any local counsel to Loan Parties, in form and substance satisfactory to Administrative Agent.
(i)Insurance.  Administrative Agent shall have received copies of policies and certificates of insurance for the insurance policies carried by Loan Parties, all of which shall be in compliance with Section 9.3 and any other provisions of the Loan Documents relevant thereto, together with such lender’s loss payable and additional insured endorsements showing Administrative Agent as agent for the Secured Parties, each of which shall be in form and substance satisfactory to Administrative Agent.
(j)Due Diligence.  Administrative Agent shall have completed its business, financial and legal due diligence of Loan Parties, including the receipt of Qualified Appraisals on Borrowers’ Inventory and financial statements for the Fiscal Year of Loan Parties ending on or about December 31, 2016, and the results, form, and substance of such due diligence shall be satisfactory to Administrative Agent.
(k)Material Adverse Change.  No event or circumstance that, taken alone or in conjunction with other events or circumstances has resulted in, or could be expected to result in, a Material Adverse Change shall have occurred since the date of the audited financial statements of the Parent and its Subsidiaries described in the Historical Statements.
(l)Debt and Capital Structure.  Administrative Agent shall be satisfied with the Loan Parties’ debt and capital structure.
(m)Payment of Fees.  Borrowers shall have paid all fees and expenses to be paid to Administrative Agent and Lenders on the Closing Date (including pursuant to the Fee Letter) or Administrative Agent shall be satisfied with all arrangements made to pay such fees and expenses on the Closing Date with the proceeds of Loans to be made on the Closing Date.
(n)Reserved.
(o)Governmental and Third Party Consents.  The Borrowers shall have received all governmental, shareholder, and third party consents and approvals that are required in connection with the transactions contemplated hereby and, to the extent applicable, all waiting periods relating thereto shall have expired and no investigation or inquiry by any Governmental Authority regarding this Agreement or any other Loan Document or any transaction contemplated herein shall be ongoing.

(p)Reliance Letter.  Administrative Agent shall have received a reliance letter, in form and substance satisfactory to Administrative Agent, from Hilco Valuation Services with respect to the inventory appraisal and related report dated January 6, 2017.
(q)No Litigation.  There shall be no litigation or other proceeding in which any Loan Party or any Subsidiary is a party defendant which would constitute an Event of Default under Section 12.1(f) or that could result in a Material Adverse Change.
(r)Perfection Certificate.  Administrative Agent shall have received a complete and executed Perfection Certificate.
(s)PATRIOT Act.  The Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
7.2.Conditions Precedent to All Extensions of Credit
.  The obligations of Administrative Agent, LC Issuer and the Lenders to fund any Loans, issue any Letter of Credit or grant any other financial accommodation to or for the benefit of Borrowers (including on the Closing Date), shall be subject to the satisfaction or waiver (in accordance with the terms hereof) of the following conditions precedent:
(a)No Default.  No Default or Event of Default shall exist at the time of, or result from, such funding, issuance, or grant;
(b)Accuracy of Representations and Warranties.  The representations and warranties of each Loan Party in this Agreement and the other Loan Documents shall be true and correct in all material respects on the date of, and after giving effect to, such funding, issuance, or grant (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such date;
(c)No Material Adverse Change.  No event shall have occurred or circumstance shall have existed since the Closing Date which has had or could be expected to result in a Material Adverse Change;
(d)LC Conditions.  With respect to issuance of any Letter of Credit, each of the LC Conditions shall be satisfied or waived in accordance with the terms of this Agreement; and
(e)Notice of Borrowing.   With respect to any Loan, Administrative Agent shall have received a Notice of Borrowing.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit, or grant of an accommodation shall constitute a representation by Loan Parties that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance, or grant.

SECTION 8.
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent, LC Issuer and the Lenders to, as applicable, enter into this Agreement, provide their respective Commitments, make Loans, issue Letters of Credit, and make any other extension of credit or financial accommodation provided for herein or in the other Loan Documents, each Loan Party makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the other Loan Documents and each of which shall be deemed made as of the Closing Date and as of the date of each request for the making of a Loan, the issuance of a Letter of Credit, or the making of any other extension of credit or financial accommodation hereunder or under the other Loan Documents:

8.1.Organization and Qualification
.  Each Loan Party and each Subsidiary of each Loan Party is a corporation, partnership or limited liability company, duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.  Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, except where the failure to have such power would not reasonably be expected to result in any Material Adverse Change.  Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary and where the failure to so qualify would reasonably be expected to result in a Material Adverse Change.
8.2.Shares of Borrower; Subsidiaries; and Subsidiary Shares
.  As of the Closing Date, Schedule 8.2 states the name of each of the Parent’s Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the “Subsidiary Shares”) and the owners thereof if it is a corporation, its outstanding partnership interests (the “Partnership Interests”) and the owners thereof if it is a partnership and its outstanding limited liability company interests, the voting rights associated therewith (the “LLC Interests”) and the owners thereof if it is a limited liability company. As of the Closing Date, Schedule 8.2 also sets forth for each Subsidiary of the Parent and whether such Subsidiary is a Bonding Subsidiary, an Immaterial Subsidiary, a Foreign Subsidiary or a non-wholly owned Subsidiary.  As of the Closing Date, Schedule 8.2 also sets forth the jurisdiction of incorporation of the Borrowers, their authorized capital stock or other equity interests (the “Borrower Shares”) and the voting rights associated therewith.  The Parent and each Subsidiary of the Parent has good title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than Permitted Liens. Except as set forth on Schedule 8.2, all Borrower Shares, Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Borrower Shares, all Partnership Interests, all LLC Interests and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be, except where the failure to do so would not result in a Material Adverse Change.  As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 8.2.
8.3.Power and Authority
.  Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Debt contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.
8.4.Validity and Binding Effect
.  This Agreement has been duly and validly executed and delivered by each Borrower, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.

8.5.No Conflict
.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party, nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other Organizational Documents of any Loan Party or any Subsidiary of any Loan Party or (ii) except as would not reasonably be expected to result in a Material Adverse Change, any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any Subsidiary of any Loan Party is a party or by which any Loan Party or any Subsidiary of any Loan Party is bound or subject to, or (b) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any Subsidiary of any Loan Party (other than the Liens granted under the Loan Documents and Permitted Liens securing the Term Loan Obligations).
8.6.Litigation
.  Except as set forth on Schedule 8.6, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary of any Loan Party at law or equity before any Governmental Authority which individually or in the aggregate would reasonably be expected to result in a Material Adverse Change. None of the Loan Parties nor any Subsidiary of any Loan Party is in violation of any order, writ, injunction or any decree of any Governmental Authority which would reasonably be expected to result in a Material Adverse Change.
8.7.Financial Statements
.
(a)Historical Statements. The Parent has delivered to the Lenders or their affiliates copies of its audited consolidated year-end financial statements for and as of the end of the Fiscal Year ended December 31, 2016 (the “Historical Statements”). The Historical Statements were compiled from the books and records maintained by the Parent’s management, are correct and complete in all material respects and fairly represent the consolidated financial condition of the Parent and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.
(b)Since December 31, 2016, there has been no Material Adverse Change.
8.8.Margin Stock
.  None of the Loan Parties nor any Subsidiary of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U).  No part of the proceeds of any Loan, Letter of Credit or other credit extension made to such Loan Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock (within the meaning of Regulation U).
8.9.Full Disclosure
.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished in writing by or on behalf of a Loan Party or any Subsidiary thereof to the Agent or any Lender in connection herewith (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains with respect to the Parent and its Subsidiaries any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not materially misleading; provided that to the extent any such certificate, statement, agreement or other document was based upon or constitutes a forecast or projection, such Loan Party represents only that the relevant Loan Party acted in good faith and utilized assumptions believed by it to be reasonable at the time made available to the Lenders (it being understood that any such forecasts or projections are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, that no assurance can be given that any such forecasts or projections will be realized and that actual results may differ from any such forecasts or projections and such differences may be material).  All information set forth in the Perfection Certificate delivered on the Closing Date is true and correct in all material respects as of the Closing Date, and all information set forth in any Perfection Certificate delivered to Administrative Agent after the Closing Date shall be true and correct in all material respects as of the date that such Perfection Certificate is delivered.

8.10.Taxes
.  Except where failure to do so would not reasonably be expected to result in a Material Adverse Change, (a) all federal and state, local and other tax returns required to have been filed by or with respect to any Loan Party and any Subsidiary of any such Loan Party have been filed, and (b) payment or adequate provision has been made for the payment of all Taxes that have or may become due pursuant to said tax returns or to assessments received, except to the extent that such Taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.  As of the Closing Date, other than as set forth on Schedule 8.10, there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party.
8.11.Consents and Approval
.  No consent, approval, exemption, order or authorization of, or registration or filing with, any Governmental Authority or any other Person is necessary under any Law in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except for any consents (i) that have been obtained prior to the Closing Date and are in full force and effect or (ii) of which the failure to obtain would not reasonably be expected to result in a Material Adverse Change.
8.12.No Event of Default; Compliance with Instruments and Material Contracts
.  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings of Loans and issuance of Letters of Credit on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Default.  None of the Loan Parties or any Subsidiary of any Loan Party is in violation of (a) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other Organizational Documents or (b) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation described in this clause (b) could reasonably be expected to result in a Material Adverse Change. All Material Contracts to which any Loan Party or Subsidiary of any Loan Party is bound are valid, binding and enforceable upon such Loan Party or Subsidiary and to the best knowledge of the Parent upon each of the other parties thereto in accordance with their respective terms except in each case to the extent the same could not reasonably be expected to result in a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any Contractual Obligation, or subject to any restriction in any Organizational Document, or any requirement of Law which could reasonably be expected to result in a Material Adverse Change.
8.13.Insurance
.  As of the Closing Date, Schedule 8.13 lists all material insurance policies to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect as of the Closing Date. Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.
8.14.Compliance with Laws
.  The Loan Parties and their Subsidiaries are in compliance (a) with Anti-Terrorism Laws and Anti-Corruption Laws in all material respects, and (b) in all material respects with all other applicable Laws (other than Environmental Health and Safety Laws which are specifically addressed in Section 8.18, but including all Mining Laws (to the extent not covered by Environmental Health and Safety Laws which are specifically addressed in Section 8.18)) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is doing business except (in the case of this clause (b)) where the failure to do so would not reasonably be expected to result in a Material Adverse Change.

8.15.Investment Companies
.  None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940.
8.16.Plans and Benefit Arrangements
.  Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change:
(a)The Parent and each other member of the ERISA Group are in compliance with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the knowledge of any Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any liability of the Parent or any other member of the ERISA Group. No Plan is in “at risk” status within the meaning of Section 303(i) of ERISA or Section 430(i) of the Code.  The Parent and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Parent and each other member of the ERISA Group (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code, (ii) have not applied for a waiver of the minimum funding standards under Section 302(c) of ERISA or Section 412(c) of the Code; (iii) have not incurred any liability to the PBGC, and (iv) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA or the Code. All Plans, Benefit Arrangements and, to the knowledge of any Borrower, Multiemployer Plans have been administered in accordance with their terms and applicable Law.
(b)Neither the Parent nor any other member of the ERISA Group has instituted proceedings to terminate any Plan.
(c)No event requiring notice to the PBGC under Section 303(k)(4) of ERISA or Section 430(k) of the Code has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 436(f) of the Code has been made or is reasonably expected to be made to any Plan.
(d)To the extent that any Benefit Arrangement is insured, the Parent and all other members of the ERISA Group have paid when due all premiums required to be paid. To the extent that any Benefit Arrangement is funded other than with insurance, the Parent and all other members of the ERISA Group have made when due all contributions required to be paid.
(e)Neither the Parent nor any other member of the ERISA Group has withdrawn from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA. To the knowledge of the Parent, no Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA.
(f)Neither the Parent nor any member of the ERISA Group (i) currently has, or with the last six years has had, any obligation to contribute to a Multiemployer Plan, (ii) has incurred any Withdrawal Liability that remains outstanding, or (iii) has incurred any liability in connection with, a transaction described in Section 4212(c) of ERISA, except to the extent such liability has been fully satisfied or discharged.

8.17.Employment Matters.
(a)Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to wage and hour, equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, except where the failure to comply could not reasonably be expected to result in a Material Adverse Change.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case could reasonably be expected to result in a Material Adverse Change.
(b)Except as could not reasonably be expected to result in a Material Adverse Change: (i) each of the Loan Parties, each of their respective Subsidiaries and each of the “related persons” (as defined in the Coal Act) of each Loan Party and each Subsidiary of each Loan Party are in compliance with the Coal Act; (ii) none of the Loan Parties, any Subsidiary of any Loan Party nor any related person of any Loan Party or its Subsidiaries has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due; (iii) the Loan Parties and their respective Subsidiaries are in compliance with the Black Lung Act; and (iv) none of the Loan Parties nor any of their Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due.
8.18.Environmental Health and Safety Matters
.  Except as set forth on Schedule 8.18:
(a)the Loan Parties and their Subsidiaries and the Real Estate are and have been in substantial compliance with all Environmental Health and Safety Laws and Environmental Health and Safety Orders (if any such orders are in effect), except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change;
(b)(i) the Loan Parties and their Subsidiaries hold and are operating in compliance with applicable Environmental Health and Safety Permits, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change, (ii) none of the Loan Parties has received any written notice from a Governmental Authority that such Governmental Authority has or intends to suspend, revoke or adversely amend or alter, whether in whole or in part, any such Environmental Health and Safety Permit, and (iii) there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against any Loan Party or any Subsidiary of any Loan Party at law or equity before any Governmental Authority challenging an application for, or the modification, amendment or issuance of, any Environmental Health and Safety Permit, except, in the case of either (i), (ii) or (iii), which could not reasonably be expected to result in a Material Adverse Change;
(c)there are no pending or, to the knowledge of any Loan Party, threatened Environmental Health and Safety Claims against any Loan Party or any Subsidiary of any Loan Party, in each case which could reasonably be expected to result in a Material Adverse Change;
(d)neither the Loan Parties nor their Subsidiaries, nor the Real Estate, are subject to any Environmental Health and Safety Orders, except where the existence of any such Environmental Health and Safety Orders could not reasonably  be expected to result in a Material Adverse Change; and
(e)no Lien or encumbrance on the ownership, occupancy, use or transferability of real property, whether owned or leased (other than Permitted Liens), authorized by Environmental Health and

Safety Laws exists against any Real Estate, whether owned or leased, of any Loan Party or any Subsidiary which could reasonably be expected to result in a Material Adverse Change, and none of the Loan Parties has any reason to believe that such a Lien or encumbrance (other than Permitted Liens) may be imposed, attached or be filed or recorded against any Real Estate, whether owned or leased, of any Loan Party or any Subsidiary, which Lien or encumbrance could reasonably be expected to result in a Material Adverse Change.
8.19.Title to Real Estate
.  Each Loan Party and each Subsidiary of each Loan Party has (a) Mining Title to all Active Operating Properties that are necessary or appropriate for the Parent and its Subsidiaries to conduct their respective operations in all material respects, (b) and except where the failure to do so would not reasonably be expected to result in a Material Adverse Change, good and valid title to all of their other respective assets, in the case of both the foregoing items (a) and (b) of this sentence, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases; provided, however, a Loan Party or a Subsidiary of a Loan Party shall not be in breach of the foregoing in the event that (i) it fails to own a valid leasehold interest which, either considered alone or together with all other such valid leaseholds which it fails to own, is not material to the continued operations of such Loan Party or Subsidiary of such Loan Party or (ii) such Loan Party’s or such Subsidiary’s interest in a leasehold is less than fully marketable because the consent of the lessor to future assignments has not been obtained.
8.20.Patents, Trademarks, Copyrights, Licenses, Etc
.  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights, without conflict with the rights of others, necessary for the Loan Parties to own and operate their properties and to carry on their businesses as presently conducted and planned to be conducted by such Loan Parties and Subsidiaries, except where the failure to so own or possess with or without such conflict would not reasonably be expected to result in a Material Adverse Change.
8.21.Security Interests
.  The Security Documents are effective to create in favor of Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  Upon (a) the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, (b) taking possession of possessory Collateral by Administrative Agent (or by the Term Agent as bailee for Administrative Agent pursuant to the Intercreditor Agreement, if applicable) with respect to possessory Collateral and (c) the entering of Control Agreements, the Liens created by the Security Agreement and the Pledge Agreement in favor of Administrative Agent for the benefit of the Secured Parties will constitute fully perfected first priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute ABL Priority Collateral and second priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute Term Loan Priority Collateral, in each case, to the extent perfection can be obtained by filing such financing statements, by entering into such Control Agreements or by taking possession of such possessory Collateral.
8.22.Regulated Entity.
(a)Enemy Act. No Loan Party or any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. To its knowledge, no Loan Party or any of its Subsidiaries is in violation in any material respect of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the PATRIOT Act. No Loan

Party or any of its Subsidiaries (i) is a Sanctioned Person or (ii) to its knowledge, engages in any dealings or transactions with any Sanctioned Person in material violation of Sanctions.
(b)OFAC. Each Loan Party and its Subsidiaries, and, to their knowledge, their respective directors, officers, officers and employees, are in compliance with applicable Sanctions in all material respects and are not engaged in any activity that could reasonably be expected to result in any Loan Party or Subsidiary being designated as a Sanctioned Person.
(c)Sanctions. None of the Loan Parties and their Subsidiaries or, to the knowledge of each Loan Party or its Subsidiaries, any of their respective directors, officers, employees or Affiliates (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons. The proceeds of any Loan, Letter of Credit, credit extension or other transaction contemplated by this Agreement or any other Loan Document have not been used (x) in violation of any Sanctions, (y) to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country in violation of applicable Sanctions or (z) in any other manner that would result in a violation of Sanctions by any Person (including Administrative Agent, the LC Issuer, the Lenders or any other Person making, issuing or participating in such Loans, Letters of Credit, other credit extensions or other transactions whether as an underwriter, advisor, investor or otherwise).
(d)Anti-Corruption Laws. Each of the Loan Parties and their Subsidiaries and, to the knowledge of each Loan Party and its Subsidiaries, each of their respective directors, officers, employees and Affiliates, is in compliance in all material respects with Anti-Corruption Laws. No part of the proceeds of any Loans, Letters of Credit, other credit extension or other transaction contemplated by this Agreement or any other Loan Document will violate any receipt or use restrictions in any Anti-Corruption Laws.
(e)Beneficial Ownership. All information set forth in each Beneficial Ownership Certification is true and correct in all respects as of the Fifth Amendment Date.
(f)EEA. No Loan Party is an Affected Financial Institution.
8.23.Status of Pledged Collateral
.  All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor thereof free and clear of any Lien or restriction on transfer, except for (a) Permitted Liens securing the Term Loan Obligations or other permitted secured Debt that is subject to an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and (b) other Permitted Liens arising by operation of law, and as otherwise provided by the Pledge Agreement and except as the right of the Secured Parties to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the Subsidiary Shares, Partnership Interests or LLC Interests included in the Collateral, except for the partnership agreements and limited liability company agreements described on Schedule 8.23. The Loan Parties have delivered true and complete copies of such partnership agreements and limited liability company agreements to the Administrative Agent.
8.24.Surety Bonds
.  All surety, reclamation and similar bonds required to be maintained by the Parent or any of its Subsidiaries under any Environmental Health and Safety Laws or Contractual Obligation are in full force and effect except for any failure which individually or when taken together with all failures under all such bonds would not reasonably be expected to result in a Material Adverse Change, and were not and will not be terminated, suspended, revoked or otherwise adversely affected by virtue of the consummation of the financing (including the making of all Loans and issuance of all Letters of Credit) contemplated by this Agreement, provided that certain of such bonds may be terminated, suspended or revoked so long as, taken together, such events could not reasonably be expected to result in a Material Adverse Change. All required guaranties of, and letters of credit with respect to, such surety, reclamation and similar bonds are in full force and effect except where such failure to be in full force and effect could not reasonably be expected to result in a Material Adverse Change.

8.25.Coal Supply Agreements
.   As of the Closing Date, all Coal Supply Agreements to which the Parent or any of its Subsidiaries is subject or by which it is bound are in full force and effect, except for any failure which individually or when taken together with all failures under all Coal Supply Agreements would not reasonably be expected to result in a Material Adverse Change.
8.26.Solvency; Fraudulent Transfer
.  As of the Closing Date, after giving effect to the transactions contemplated hereby on such date, Borrowers and their Subsidiaries, on a consolidated basis, are Solvent.  No transfer of property is being made and no obligation is being incurred by any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party or any of its Subsidiaries.
8.27.Reserved.
8.28.Reserved.
8.29.Updates to Schedules
.  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, Borrowers (a) may at any time, or (b) shall, in connection with the delivery of a Joinder Agreement with respect to any Loan Party, provide the Administrative Agent, in writing, with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct the same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction, revisions or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Administrative Agent shall have accepted in writing such revisions or updates to such Schedules (other than revisions or updates to Schedules 8.2 and 8.23, which result solely from actions of the Loan Parties permitted hereunder, which revised schedules shall be deemed to be accepted by the Administrative Agent upon delivery of such Schedules by Borrowers thereto).
SECTION 9.
AFFIRMATIVE COVENANTS AND CONTINUING AGREEMENTS

Until Payment in Full of the Obligations and termination of the Commitments:

9.1.Preservation of Existence, Etc.
The Parent shall maintain its legal existence as a corporation. Each other Borrower shall maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be, except as otherwise expressly permitted in Section 10.3 or Section 10.4. The Borrowers shall cause each of their respective Subsidiaries (other than Immaterial Subsidiaries) to maintain its legal existence as a corporation, limited partnership or limited liability company, as the case may be, except as otherwise expressly permitted in Section 10.3 or Section 10.4. Each Borrower shall maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify or maintain such qualification could not reasonably be expected to result in a Material Adverse Change. Each Borrower shall cause each of its Subsidiaries (other than Immaterial Subsidiaries) to maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Change.

9.2.Payment of Liabilities, Including Taxes, Etc.
Except where failure to do so could not reasonably be expected to result in a Material Adverse Change, the Borrowers shall, and shall cause each of their respective Subsidiaries to, duly pay and discharge all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid after becoming due, might become a lien or charge upon any properties of the Parent or any Subsidiary of the Parent other than any such Tax or claim which is being contested in good faith and by proper proceedings and with respect to which there are proper reserves as required by GAAP.
9.3.Maintenance of Insurance
.  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. The Loan Parties shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance of the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and, (y) at the reasonable request of the Agent, from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance reasonably acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Agent, the Lenders and the LC Issuer shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide to the extent commercially available that no cancellation of such policies for any reason (including non-payment of premium) shall be effective until at least ten (10) days after receipt by the Agent of written notice of such cancellation, (iv) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (v) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured.  The applicable Loan Parties shall notify the Agent promptly of any casualty or condemnation event causing a loss or decline in value of the Collateral in excess of $50,000,000 (or, in the case of ABL Priority Collateral, in excess of $5,000,000) and the estimated (or actual, if available) amount of such loss or decline. Upon the occurrence of an Event of Default under Sections 12.1(a) (unless that has been waived), 12.1(k) or 12.1(l), monies constituting insurance proceeds or condemnation proceeds (pursuant to the Mortgages, if any) shall be paid to the Agent and applied in accordance with Section 5.5 and the Loan Documents.
9.4.Maintenance of Properties and Leases
.  Except where the failure to do so would not reasonably be expected to result in a Material Adverse Change, the Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain and preserve all of its respective material properties, necessary or useful in the proper conduct of the business of such Borrower or such Subsidiary of such Borrower, in good working order and condition, ordinary wear and tear excepted (except as otherwise expressly permitted by this Agreement). Without limiting the generality of the foregoing, the Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and franchises necessary for the ownership and operation of its properties and business if the failure to so maintain the same would constitute a Material Adverse Change.

9.5.Inspections; Appraisals
.  Borrowers shall, and shall cause each Loan Party to:
(a)Inspections. Permit Administrative Agent and its agents from time to time, subject to reasonable notice and during normal business hours (except when a Default or Event of Default exists), to visit, inspect, and appraise the properties of any Loan Party or Subsidiary, inspect, audit, and make extracts from any Loan Party’s or Subsidiary’s books and records and discuss with such Person’s officers, employees, agents, advisors, and independent accountants such Person’s business, financial condition, assets, prospects, and results of operations.  Lenders may participate in any such visit or inspection at their own expense.  Neither Administrative Agent nor any Lender shall have any duty to any Loan Party or Subsidiary to make any inspection, appraisal or report nor to share any results of any inspection, appraisal, or report with any Loan Party or Subsidiary.  Borrowers acknowledge that all inspections, appraisals and reports are prepared by Administrative Agent and Lenders for their own purposes, and no Loan Party or Subsidiary shall be entitled to receive them, or rely upon them.
(b)Reimbursements. Reimburse Administrative Agent in accordance with the requirements of Section 16.3 and Section 16.4, as applicable, for all charges, costs, and expenses of Administrative Agent and its agents in connection with (i) field examinations of any Loan Party’s or Subsidiary’s books and records or any other financial or Collateral matters as Administrative Agent deems appropriate, up to two times per Fiscal Year and (ii) appraisals of Inventory, one time per Fiscal Year or, if required by Administrative Agent in its sole discretion, two times per Fiscal Year; provided, however, that if an examination or appraisal is initiated during the existence of a Default or Event of Default, all charges, costs, and expenses therefor shall be reimbursed by Loan Parties without regard to such limits.  Subject to and without limiting the foregoing, if any field examination is conducted using Administrative Agent’s internal field examination group, Borrowers specifically agree to pay the standard charges of Administrative Agent’s internal field examination group (including Administrative Agent’s then standard per-person charges for each day that an employee or agent of Administrative Agent or its Affiliates is engaged in any field examination activities).  This Section shall not be construed to limit Administrative Agent’s right to conduct field examinations or obtain appraisals at any time and from time to time in its discretion, or use third parties for such purposes.
9.6.Keeping of Records and Books of Account
.  Each Borrower shall, and shall cause each Subsidiary of a Borrower to, maintain and keep proper books of record and account which enable each Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Governmental Authority having jurisdiction over any Borrower or any Subsidiary of a Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
9.7.Compliance with Laws
.  The Borrowers shall, and shall cause each of their Subsidiaries to, comply with (a) all Anti-Terrorism Laws and Anti-Corruption Laws in all material respects, and (b) all other applicable Laws (other than Environmental Health and Safety Laws which are specifically addressed in Section 9.8) in all respects, provided that it shall not be deemed to be a violation of this Section 9.7(b) if any failure to comply with any Law would not result in fines, penalties, costs, other similar liabilities or injunctive relief which in the aggregate could not reasonably be expected to result in a Material Adverse Change.

9.8.Environmental Health and Safety Matters
.  The Borrowers shall, and shall cause each of their respective Subsidiaries to:

comply with applicable Environmental Health and Safety Laws and Environmental Health and Safety Orders;

obtain, maintain in full force and effect and comply with the terms and conditions of all Environmental Health and Safety Permits;

take reasonable precautions to prevent Contamination on the real property, whether owned or leased, of any Loan Party or any Subsidiary of a Loan Party;

take reasonable precautions against the imposition, attachment, filing or recording of any Lien (other than Permitted Liens) or other encumbrance authorized by Environmental Health and Safety Laws (other than Permitted Liens) to be imposed, attached or be filed or recorded against the Real Estate or any other real property owned or leased by any of them; and

perform or pay for performance of any Remedial Actions necessary to (A) comply with Environmental Health and Safety Laws or respond to any Environmental Health and Safety Claim and Environmental Health and Safety Order related to the real property, whether owned or leased, of any Loan Party or any Subsidiary of a Loan Party, or (B) to manage Contamination at, in, on, under, emanating to or from or otherwise affecting the real property, whether owned or leased, of any Loan Party or any Subsidiary of a Loan Party; except, in the case of each of clauses (i)-(v) above, as could not reasonably be expected to result in a Material Adverse Change; provided, in each case, that a failure to take such actions described above shall not be a violation of this Section 9.8 if the applicable Loan Party or the applicable Subsidiary is in good faith reasonably contesting such matter in the applicable jurisdiction in accordance with applicable Environmental Health and Safety Laws.

9.9.Further Assurances
.  Each Borrower shall, and shall cause each Loan Party to, at its expense, promptly, (a) execute and deliver to Administrative Agent, LC Issuer and the Lenders, or cause to be executed and delivered to Administrative Agent, LC Issuer and the Lenders, all documents, agreements, and instruments which are, in Administrative Agent’s reasonable determination, necessary to (i) correct any omissions in the Loan Documents or any agreement relating to Bank Products; (ii) more fully state the obligations set out in this Agreement or in any other Loan Document or agreement relating to Bank Products; (b) obtain any consents, as may be necessary or reasonably appropriate in connection therewith as may be reasonably requested by Administrative Agent; and (c) deliver such instruments, assignments, or other documents or agreements, and take such actions, as Administrative Agent reasonably deems appropriate under applicable Law to evidence or perfect Administrative Agent’s Lien in and to any Collateral; provided, however, that no Loan Party shall be required to deliver Security Documents as to any leasehold interest held by such Loan Party in Real Estate the perfection of a Lien in which requires a consent from a third party such as a Governmental Authority, landlord, fee owner or a similar party (in each case other than an Affiliate of such Loan Party) and such consent has not been received despite the fact that such Loan Party has used commercially reasonable efforts to obtain the same.
9.10.Equity Interests in Bonding Subsidiaries
.  In the event that the Parent or any Subsidiary of the Parent is required to pledge the equity interests of any Bonding Subsidiary in favor of any provider of surety bonds required by the lessor of the leasehold interest held by such Bonding Subsidiary as otherwise permitted by Section 10.14, then prior to the granting of such lien, the Borrowers shall use commercially reasonable good faith efforts to grant a third priority perfected lien in such equity interests to Administrative Agent for the benefit of the Secured Parties subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Parent.

9.11.Requirements for Permitted Joint Ventures
.  With respect to any Permitted Joint Venture, neither the Parent nor any Subsidiary of the Parent shall be required to pledge the equity interests of such Permitted Joint Venture if and to the extent such equity interests shall constitute Excluded Property, provided that, in the case of a Person that becomes a Permitted Joint Venture after the Closing Date and whose equity interests shall constitute Excluded Property, upon the date that such Person becomes a Permitted Joint Venture, (a) the equity interests of such Permitted Joint Venture shall be held by a JV Holding Company and (b) the equity interests in such JV Holding Company shall constitute Collateral.
9.12.Requirements for Significant Subsidiaries.
(a)Within forty-five (45) days (or such longer period as may be extended by the Administrative Agent in its reasonable discretion) after any Significant Subsidiary is formed or acquired after the Closing Date or a Subsidiary becomes a Significant Subsidiary, the Borrowers shall: (i) cause each such Significant Subsidiary to execute a Joinder Agreement pursuant to which it shall join as a joint and several Borrower under this Agreement and the other Loan Documents to which Borrowers are parties, and if such Significant Subsidiary is to be a Guarantor, a Guaranty and a Joinder Agreement pursuant to which it shall join as a joint and several Guarantor under the other Loan Documents to which Guarantors are parties; (ii) execute and deliver to the Administrative Agent documents, modified as appropriate to relate to such Significant Subsidiary, in the forms described in Sections 7.1(e), 7.1(f), and 7.1(h) and deliver to the Administrative Agent such other documents and agreements as the Administrative Agent may reasonably request.
(b)Within forty-five (45) days (or such longer period as may be extended by the Administrative Agent in its reasonable discretion) after any Significant Subsidiary is formed or acquired after the Closing Date or a Subsidiary becomes a Significant Subsidiary, the Borrowers shall cause such new Significant Subsidiary to, unless the Administrative Agent otherwise agrees in its reasonable discretion, (i) execute and deliver to the Administrative Agent a Perfection Certificate relating to such Significant Subsidiary, (ii) execute and deliver to the Administrative Agent for the benefit of the Secured Parties a joinder agreement to the Security Agreement substantially in the form attached to the Security Agreement and a joinder to the Pledge Agreement substantially in the form attached to the Pledge Agreement, pursuant to which such Significant Subsidiary shall grant a lien in and pledge its assets (including equity interests it owns in any other Significant Subsidiary), other than Excluded Property, to the Administrative Agent for the benefit of the Secured Parties on a first priority perfected basis (subject only to Permitted Liens) with respect to assets that constitute ABL Priority Collateral and second priority perfected basis (subject only to Permitted Liens) with respect to assets that constitute Term Loan Priority Collateral, (iii) execute and deliver to the Administrative Agent a joinder to the Intercreditor Agreement in the form attached to the Intercreditor Agreement, (iv) subject to the Intercreditor Agreement, cause all of the issued and outstanding capital stock, partnership interests, member interests or other equity interests of such Significant Subsidiary (except to the extent constituting Excluded Property) that are owned by another Loan Party to be pledged on a first priority perfected basis to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement, (v) execute and deliver to the Administrative Agent for the benefit of the Secured Parties any other applicable Security Documents in form and substance satisfactory to the Administrative Agent in its reasonable discretion, including without limitation, patent, trademark and copyright security agreements necessary or reasonably requested by the Administrative Agent to grant first priority (subject to the Intercreditor Agreement) perfected liens and security interests (subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties in substantially all of the assets of such new Significant Subsidiary (other than Excluded Property), including proper financing statements under the UCC of the applicable jurisdictions of organization covering the Collateral described in the relevant Security Documents and appropriate equity certificates and powers evidencing the Collateral pledged pursuant to the Pledge Agreement, (vi) obtain UCC, lien, tax, mortgage, leasehold mortgage, and judgment searches (including searches of the applicable real estate indexes), with the results, form scope and substance of such searches to be reasonably satisfactory to the Administrative Agent and (vii) deliver opinions of legal counsel with respect to such new Significant Subsidiary, including opinions of local counsel in each applicable jurisdiction, as such opinions may be reasonably requested by the Administrative Agent and with such opinions to be reasonably satisfactory to the Administrative Agent in its reasonable discretion.
(c)Any document, agreement, or instrument executed or issued pursuant to this Section 9.12 shall be a “Loan Document” for purposes of this Agreement.  Unless otherwise agreed to by Administrative Agent in its reasonable discretion, none of the property of any such Significant Subsidiary shall be included in the calculation of the Borrowing Base unless and until such Significant Subsidiary is a Borrower and Administrative Agent shall have (1) conducted a field examination and, if applicable, obtained a Qualified Appraisal of such property (with each such field examination and appraisal being at such Significant Subsidiaries’ sole cost and expense and in excess of any other field examination or appraisal otherwise permitted by this Agreement or the other Loan Documents to be charged to the Loan Parties) and found the results thereof satisfactory, (2) received a revised Borrowing Base Certificate (and all supporting documentation and reports) giving effect to such property and its inclusion in such calculation, and (3) established such Reserves in connection therewith as Administrative Agent shall require in its Permitted Discretion.
9.13.Subordination of Intercompany Loans
.  The Borrowers agree that any intercompany Debt, loans or advances owed by (i) any Loan Party to any other Loan Party and (ii) any Loan Party to any Non-Loan Party Subsidiary shall be subordinated to the payment of the Obligations.
9.14.Reserved.
9.15.Use of Proceeds
.  The Borrowers will use the proceeds of Loans and Letters of Credit solely (i) to pay fees and expenses incurred in connection with the loan transactions contemplated hereby, and (ii) for working capital needs and general corporate purposes of the Borrowers and their Subsidiaries.  The Borrowers will not, directly or indirectly, use the proceeds of any Loan or Letter of Credit or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Person that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any Sanctioned Country or (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as underwriter, advisor, investor, or otherwise) or that would violate Regulation U.  No part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws. Without limitation of the foregoing, no portion of the proceeds of any Loan or Letter of Credit shall be used, directly or indirectly, to finance (or refinance) any commercial paper, including, without limitation, any issued by a Loan Party, or any other Debt, except for Debt that such Loan Party incurred for working capital or general corporate (or company) purposes, if and to the extent that the financing (and refinancing) thereof are expressly permitted herein.
9.16.Borrowing Base Reporting; Financial and Other Information
.  The Borrowers shall provide Administrative Agent with the following:

(a)Borrowing Base Certificate.  A Borrowing Base Certificate fully completed and executed, delivered to Administrative Agent no later than (i) at any time other than during an Account Control Period, the 15th day of each Fiscal Month, prepared as of the end of the immediately preceding Fiscal Month, and (ii) during an Account Control Period, the third Business Day of each week, prepared as of the last Business Day of the immediately preceding week.  Borrower Agent shall attach the following to each Borrowing Base Certificate, each of which shall be in form and substance reasonably satisfactory to Administrative Agent and certified by Borrower Agent’s Senior Officer to be complete and accurate in all material respects:

Liquidity.  A report setting forth Liquidity determined as of the date of such Borrowing Base Certificate (together with supporting detail in a form reasonably acceptable to Administrative Agent).

Inventory Reports.  A summary of Inventory by location and type (in the case of coal inventory, by tons), together with such other information regarding Borrowers’ Inventory as Administrative Agent may reasonably request, accompanied by such supporting detail and documentation as shall be reasonably satisfactory to Administrative Agent.

Accounts Payable Reports.  A summary report (in form and substance reasonably satisfactory to Administrative Agent), including a listing of (A) each Loan Party’s accounts payable for any vendor that holds a material portion of the Inventory of a Loan Party; (B) the number of days which have elapsed since the original date of invoice of such account payable; (C) the name and address of each Person to whom such account payable is owed; and (D) such other information concerning accounts payable as Administrative Agent may reasonably request from time to time.

Other Reports.  Such other reports (each of which shall be in form and substance reasonably satisfactory to Administrative Agent) as Administrative Agent may reasonably request from time to time, each prepared with respect to such periods and with respect to such information and reporting as Administrative Agent may reasonably request from time to time.

(b)Quarterly Financial Statements.  Within forty-five (45) calendar days after the end of each of the first three Fiscal Quarters in each Fiscal Year (or such earlier date, from time to time established by the SEC in accordance with the Exchange Act), financial statements of the Parent and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such Fiscal Quarter, related consolidated statements of income and stockholders’ equity and related consolidated statement of cash flows for the Fiscal Quarter then ended and the Fiscal Year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous Fiscal Year. The Parent will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 9.16(b) if within forty-five (45) days after the end of its Fiscal Quarter (or such earlier date, from time to time established by the SEC in accordance with the Exchange Act), the Parent delivers to the Agent (for delivery to each of the Lenders) a copy of the Parent’s Form 10Q as filed with the SEC and the financial statements contained therein meet the requirements described in this Section.
(c)Annual Financial Statements.  Within ninety (90) days after the end of each Fiscal Year (or such earlier date, from time to time established by the SEC in accordance with the Exchange Act), financial statements of the Parent and its Subsidiaries consisting of a consolidated balance sheet as of the end of such Fiscal Year, related consolidated statements of income and stockholders’ equity and related consolidated statement of cash flows for the Fiscal Year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding Fiscal Year, and certified, in the case of the consolidated financial statements, by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent (it being understood and agreed that as of the Closing Date Ernst & Young LLP is reasonably satisfactory). The certificate or report of accountants shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Parent will be deemed to have complied with the delivery requirements with respect to the consolidated financial statements required to be delivered under this Section 9.16(c) if within ninety (90) days after the end of its Fiscal Year (or such earlier date, from time to time established by the SEC in accordance with the Exchange Act), the Parent delivers to the Agent (for delivery to each of the Lenders) a copy of the Parent’s Annual Report and Form 10K as filed with the SEC and the financial statements and certification of public accountants contained therein meet the requirements described in this Section.
(d)Compliance Certificate and Collateral Information.  (i) Concurrently with any delivery of financial statements under Section 9.16(b) and (c), a Compliance Certificate, and (ii) concurrently with any delivery of financial statements under Section 9.16(c), (x) a Perfection Certificate with then-current information and (y) a supplement to Schedule A to the Security Agreement with respect to any matter hereafter arising that, if existing or occurring at the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, and, in each case of this clause (ii), such Perfection Certificate or Schedule shall be appropriately marked to show the changes made therein; provided that any information disclosed on any such updated Perfection Certificate or Schedule provided to the Agent pursuant to this clause (ii) shall be deemed to revise the representations and warranties set forth in Section 3 of the Security Agreement from and after the date of delivery.
(e)SEC Website.  (A) The delivery by the Parent to the Agent of annual reports on Form 10-K of the Parent and its consolidated Subsidiaries shall satisfy the requirements of Section 9.16(c) solely to the extent such annual reports include the information specified herein and (B) the delivery by the Parent to the Agent of quarterly reports on Form 10-Q of by the Parent and its consolidated Subsidiaries shall satisfy the requirements of Section 9.16(b) solely to the extent such quarterly reports include the information specified herein.
(f)Notices.  Written notice to the Agent for distribution to the Lenders:

promptly after any Senior Officer of any Borrower has learned of the occurrence of any Default or Event of Default;

promptly after any Senior Officer of any Borrower has learned of any event which would reasonably be expected to result in a Material Adverse Change;

promptly after any Senior Officer of any Borrower has learned that Liquidity no longer equals or exceeds $125,000,000;

two Business Days prior to the consummation of a transaction permitted under Section 10.4 (an “Asset Sale”) (or merger, consolidation or amalgamation that constitutes an Asset Sale), or such later date as the Agent may agree in its sole discretion, of (i) Collateral that is included in the Borrowing Base with an aggregate value in excess of $2,500,000 (measured at the time of such Asset Sale) to any Person other than a Borrower or (ii) any capital stock or other equity interests of a Borrower to any Person other than a Borrower that results in the disposition of Collateral that is included in the Borrowing Base with an aggregate value in excess of $2,500,000 (measured at the time of such Asset Sale);

promptly in the event that at any time any Loan Party receives or otherwise gains knowledge that (A) an Overadvance exists, in which case such notice shall also include the amount of such Overadvance or (B) an Account Control Period has begun;

promptly upon receipt of notice or knowledge of any Loan Party thereof, of any loss, damage or destruction to any ABL Priority Collateral in excess of $5,000,000, whether or not covered by insurance;

any change to the list of beneficial owners identified in any Beneficial Ownership Certification.

(g)Certain Events.  Written notice to the Agent for distribution to the Lenders of:

any acquisition of assets with a fair market value in excess of $2,500,000 pursuant to Section 10.3 during an Account Control Period;

any Investment (other than pursuant to Sections 10.11(a), (b), (c) or (e)) during an Account Control Period in excess of $2,500,000;

any Restricted Payment (other than pursuant to Sections 10.8(b) or (d)) during an Account Control Period in excess of $2,500,000;

any payment with respect to subordinated Debt during an Account Control Period in excess of $2,500,000;

any incurrence of Debt during an Account Control Period in excess of $2,500,000;

any Disposition (other than pursuant to Sections 10.4(a), (b) or (d)) during an Account Control Period in excess of $2,500,000;

the occurrence of any event for which any Borrower is required to make a mandatory prepayment pursuant to Section 5.2(a);

the occurrence of any mandatory prepayment with respect to any of the Term Loan Obligations;

any material amendment to the Organizational Documents of any Loan Party; and

any material change in accounting policies or financial reporting practices by any Loan Party.

(h)Environmental Health and Safety Matters.  Reasonably prompt written notice upon any Borrower or applicable Subsidiary obtaining actual knowledge of any of the following which has resulted or could reasonably be expected to result in a Material Adverse Change: (a) the existence of material Contamination; (b) the receipt by any Borrower or any of its Subsidiaries of a material Environmental Health and Safety Claim or Environmental Health and Safety Order; (c) the imposition, attachment, filing or recording against the real property, whether owned or leased, of any Loan Party or any Subsidiary of a Loan Party of a Lien (other than a Permitted Lien) or other encumbrance authorized under Environmental Health and Safety Laws; (d) the inability to obtain or renew a material Environmental Health and Safety

Permit, a notice from a Governmental Authority that it has, will or intends to suspend, revoke or adversely amend or alter, in whole or in part, any Environmental Health and Safety Permit or knowledge that a Person has filed a suit or claim or instituted a proceeding challenging the application for, or the modification, amendment or issuance of any Environmental Health and Safety Permit; or (e) any violation of Environmental Health and Safety Laws, Environmental Health and Safety Permits or Environmental Health and Safety Order by the Parent or any of its Subsidiaries; provided, in each case, that a failure to provide such written notice shall not be a violation of this Section 9.16(h) if the Parent or the applicable Subsidiary is in good faith reasonably contesting such matter in the applicable jurisdiction in accordance with applicable Environmental Health and Safety Laws.
(i)Other Reports and Information.

Any reports, notices or proxy statements generally distributed by the Parent to its stockholders on a date no later than the date supplied to such stockholders and regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Parent or any other Loan Party with the SEC, provided that, subject to Section 9.16(d), the foregoing reports shall be deemed to have been delivered on the date on which such report is posted on the SEC’s web site at www.sec.gov, and such posting shall be deemed to satisfy this reporting requirement,

Promptly upon their becoming available to any Borrower, a copy of any material order in any material proceeding to which such Borrower or any other Loan Party is a party issued by any Governmental Authority,

Within thirty (30) days of the end of each month, consolidated monthly income summaries of the Parent and its consolidated Subsidiaries,

Promptly upon request, such other reports and information as the Agent, any of the LC Issuer or any of the Lenders may from time to time reasonably request, and

Promptly upon request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j)Projections.  Within thirty (30) days after the commencement of each Fiscal Year, Projections for such Fiscal Year, prepared on a quarter-by-quarter basis.  Such Projections shall represent the Parent’s reasonable estimate of the future financial performance of the Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of assumptions that the Parent believes are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such Projections, and such differences may be material).  The Parent shall provide Administrative Agent with prompt written notice of any material amendment or change approved by the board of directors or other governing Persons or body of the Parent with respect to such Projections.
9.17.Reserved.
9.18.Cash Management; Deposit Accounts
.  Borrowers shall, and shall cause Loan Parties to:
(a)Payments on Account of the Sale of Receivables.  On or before the Closing Date, (a) establish one or more Concentration Accounts and, thereafter, maintain each such Concentration Account and (b) direct each Securitization Subsidiary to make all payments in respect of a sale of Receivables Assets to such Securitization Subsidiary pursuant to a Permitted Receivables Financing (including each payment made pursuant to the Receivables Purchase Documents) to a Concentration Account;
(b)Making Deposits.  Hold in trust for Administrative Agent and during any Account Control Period promptly (but, in any event, on the Business Day immediately following its receipt thereof) deposit into a Concentration Account all tangible Payment Items and cash such Loan Party receives on account of the payment of any of such Loan Party’s Accounts (other than any portion thereof that constitutes Term Loan Priority Collateral) or as Proceeds of any Inventory or other Collateral (other than any portion thereof that constitutes Term Loan Priority Collateral);
(c)Maintenance of Accounts. Not establish or maintain any Deposit Accounts other than Deposit Accounts (i) either (x) maintained at Administrative Agent or (y) maintained at any bank other than Administrative Agent but subject to Administrative Agent’s Article 9 Control on terms acceptable to Administrative Agent; and (ii) that are Excluded Accounts;
(d)Control. To the extent requested by Administrative Agent from time to time, promptly (but, in any event, within ten (10) Business Days) (or such longer period as the Administrative Agent may agree in its sole discretion) after request take all actions reasonably requested by Administrative Agent to establish or continue Administrative Agent’s Article 9 Control over any of Loan Parties’ Deposit Accounts; and
9.19.Reserved.
9.20.Post-Closing Matters.
(a)As-Extracted Collateral Matters. On or before July 5, 2017 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver or cause to be delivered to Administrative Agent each of the following, in each case in form and substance satisfactory to Administrative Agent: (i) UCC financing statements with respect to As-Extracted Collateral, duly recorded in each jurisdiction in which any Loan Party owns, leases or has an interest in any minehead, and in each other jurisdiction necessary to perfect Administrative Agent’s Liens in any Collateral constituting As-Extracted Collateral under the UCC, (ii) Lien searches confirming that Administrative Agent’s Liens upon As-Extracted Collateral of the Loan Parties are the only Liens upon such As-Extracted Collateral (other than Permitted Liens), and (iii) legal opinions from local counsel to Loan Parties in form and substance reasonably acceptable to the Administrative Agent with respect to the Administrative Agent’s security interest in the As-Extracted Collateral described in the UCC financing statements.
(b)Control Agreements. On or before the earlier of (i) June 26, 2017, and (ii) the tenth (10th) Business Day following the commencement of an Account Control Period (or such later date under clause (i) or (ii) as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver or cause to be delivered to Administrative Agent a Control Agreement with respect to each Deposit Account, Commodity Account and Securities Account listed on Schedule D to the Security Agreement.
(c)Borrowing Base Certificate. Prior to the first funding of any Loan, issuance of any Letter of Credit, or other extension of credit or financial accommodation to or for the benefit or account of any Borrower, the Borrowers shall deliver to Administrative Agent a Borrowing Base Certificate (and any supporting reports as Administrative Agent may reasonably require) prepared as of March 31, 2017 (or, if such first funding, issuance or other extension occurs at any time after a Borrowing Base Certificate has been delivered pursuant to Section 9.16(a), prepared as of the date required for the Borrowing Base Certificate most recently delivered pursuant to Section 9.16(a)).

(d)Insurance Endorsements. On or before May 27, 2017 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver or cause to be delivered to Administrative Agent endorsements issued by each applicable insurer with respect to each property and casualty insurance policy of any Loan Party, in each case naming Administrative Agent as lender loss payee in accordance with Section 9.3.
(e)Fifth Amendment Collateral Matters. On or before November 1, 2022 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrowers shall deliver to Administrative Agent, an amendment to financing statement number 2018 6284299, filed with the Delaware Department of State, by Motion Industries, Inc., as Secured Party, naming Arch Coal, Inc., as debtor, amending the description of collateral covered thereby in a manner satisfactory to Administrative Agent in its permitted discretion.
SECTION 10.
NEGATIVE COVENANTS

Until Payment in Full of the Obligations and termination of the Commitments:

10.1.Debt
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, at any time create, incur, assume or suffer to exist any Debt, except:
(a)The Obligations;
(b)Debt (including, without limitation, letters of credit) on account of any demand, request or requirement of any Governmental Authority for any surety bond, letter of credit or other financial assurance pursuant to any Mining Laws, Reclamation Laws or Environmental Health and Safety Laws, or any related Permit, in each case, in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;
(c)Debt of Parent constituting (A) unsecured senior or senior subordinated debt securities, (B) debt securities that are secured by a Lien ranking junior to the Liens securing the Term Loan Obligations or (C) debt securities that are secured by a Lien ranking pari passu with the Liens securing the Term Loan Obligations, in each case, in an aggregate principal amount outstanding, which when all amounts outstanding under clauses (A), (B) and (C) above are added to the aggregate principal amount of all the other Incremental Term Debt outstanding (and any Permitted Refinancing thereof) does not exceed the Incremental Term Debt Cap (such Debt, the “Incremental Term Notes”), and any Permitted Refinancing thereof; provided that (1) with respect to Debt of Parent incurred under clause (C) hereof (or any Permitted Refinancing of the type described in clause (C) hereof), (x) the final stated maturity of such Debt shall not be sooner than the latest maturity date of any Term Loan Obligations at the time such Incremental Term Notes (or such Permitted Refinancing) are issued, (y) the Weighted Average Life to Maturity of such Debt is greater than or equal to the Weighted Average Life to Maturity of the Term Loan Obligations at the time such Incremental Term Notes (or such Permitted Refinancing) are issued and (z) such Debt shall not be subject to any mandatory prepayment, repurchase or redemption provisions, unless the prepayment, repurchase or redemption of such Debt is accompanied by the prepayment of a pro rata portion of the Term Loan Obligations, in each case, to the extent permitted under Section 10.9, (2) with respect to Debt of the Borrower incurred under clause (A) or (B) hereof (or any Permitted Refinancing of the type described in clause (A) or (B) hereof), (x) the final stated maturity of such Debt shall not be sooner than the latest maturity date of the Term Loan Obligations at the time such Incremental Term Notes (or such Permitted Refinancing) are issued, (y) the Weighted Average Life to Maturity of such Debt is greater than the Weighted Average Life to Maturity of the Term Loan

Obligations at the time such Incremental Term Notes (or such Permitted Refinancing) are issued and (z) such Debt does not have scheduled amortization or payments of principal and shall not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than pursuant to customary asset sale (other than ABL Priority Collateral), event of loss (other than ABL Priority Collateral), excess cash flow (provided that such excess cash flow sweep does not require the application of any excess cash flow that would otherwise be required to be applied to the prepayment of the Term Loans pursuant to the Term Loan Agreement) or change of control prepayment provisions and a customary acceleration right after an event of default, in each case, to the extent permitted under Section 10.9, in each case prior to the Stated Commitment Termination Date at the time such Debt is incurred, (3) no Default or Event of Default (or no Default or Event of Default under Section 11.1(a), 11.1(k) or 11.1(l) in the event that such Incremental Term Notes are used to fund a Limited Condition Acquisition) shall have occurred or be continuing at the time of occurrence of such Debt or would result therefrom, (4) to the extent secured, (x) such Debt shall not be secured by a Lien on any asset of Parent and its Subsidiaries that does not also secure the Term Loan Obligations and (y) such Debt shall be subject to (I) a pari passu or junior lien intercreditor agreement, as applicable, with Term Agent and (II) the Intercreditor Agreement or another intercreditor agreement with the Administrative Agent and Term Agent, on terms reasonably acceptable to the Administrative Agent, (5) to the extent guaranteed, such Debt shall not be guaranteed by a Subsidiary that is not a Guarantor of the Obligations (and, for the avoidance of doubt, the guarantee of such Debt in accordance with this clause (c) is permitted) and (6) to the extent subordinated, such Debt must be on subordination terms reasonably satisfactory to the Administrative Agent;
(d)[Reserved];

~~(c) Debt permitted by Section 8.02(a)(iii) of the Term Loan Agreement as in effect on the Closing Date (the “Incremental Term Notes”);~~

~~(d) Debt permitted by Section 8.02(a)(iv) of the Term Loan Agreement as in effect on the Closing Date (the “Refinancing Term Notes”);~~

(e)unsecured (i) Debt of any Loan Party payable to any other Loan Party (including Disqualified Equity Interests issued to any Loan Party), it being understood and agreed that such Debt (other than Disqualified Equity Interests) is subordinated to the Obligations of the Loan Parties under the Loan Documents, (ii) Debt of any Non-Loan Party Subsidiary payable to any other Non-Loan Party Subsidiary, (iii) loans or guaranties from any Non-Loan Party Subsidiary to any Loan Party, it being understood and agreed that such Debt (other than Disqualified Equity Interests) is subordinated to the Obligations of the Loan Parties under the Loan Documents, and (iv) Debt of any Non-Loan Party Subsidiary payable to any Loan Party to the extent such Debt would constitute a permitted Investment under Section 10.11(p);
(f)Debt of the Parent and its Subsidiaries existing on the Fifth Amendment Date and included on Schedule 10.1 and any Permitted Refinancings thereof;

~~(g) Debt of the Parent or any Subsidiary of the Parent under a letter of credit facility in an aggregate face amount, when combined with the aggregate amount of the Commitments then outstanding and the aggregate amount of Debt then outstanding under Section 10.1(h), not to exceed in the aggregate the greater of $300,000,000 and 16.50% of Consolidated Net Tangible Assets so long as: (A) the purpose of such facility is to provide letters of credit necessary in the business of the Parent and its Subsidiaries, including without limitation to secure surety and other bonds, and (B) such Debt,~~

~~if secured, is only secured as permitted by clause (l) of the definition of Permitted Liens (a “Permitted Secured Letter of Credit Facility”);~~

(g)[Reserved];
(h)Debt of Securitization Subsidiaries pursuant to Permitted Receivables Financings in an aggregate principal amount, when combined with the aggregate amount of the Commitments then outstanding and the aggregate face amount of letters of credit issued and outstanding pursuant to Section 10.1(g), does not exceed in the aggregate the greater of $300,000,000 and 16.50% of Consolidated Net Tangible Assets;
(i)Debt or other obligations of the Parent and its Subsidiaries in respect of any capital lease (as determined in accordance with GAAP) or Debt of the Parent and its Subsidiaries secured by Purchase Money Security Interests so long as the aggregate amount for the Parent and its Subsidiaries of all Debt and other obligations permitted by this Section 10.1(i) shall not exceed, at any time outstanding the greater of $150,000,000 and 8.25% of Consolidated Net Tangible Assets;
(j)Debt (x) of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) in connection with any Permitted Acquisition or Permitted Joint Venture or Debt of any Person that is assumed by the Parent or any Subsidiary in connection with any Permitted Acquisition or Permitted Joint Venture; provided that (i) such Debt was not incurred in contemplation of such Permitted Acquisition or Permitted Joint Venture and (ii) immediately prior and after giving pro forma effect to the assumption of such Debt, the Total Net Leverage Ratio is no greater than 3.00:1.00 as if such Debt was assumed at the beginning of the most recent four consecutive Fiscal Quarters ending prior to such assumption for which consolidated financial statements of the Parent have been (or were required to be) delivered to the Administrative Agent pursuant to Section 9.16(b) or 9.16(c) or (y) constituting a Permitted Refinancing of the foregoing;
(k)subject to Section 10.11 and Section 10.14, Debt of any Bonding Subsidiary payable to the Parent;
(l)Debt of the Parent pursuant to the Term Loan Agreement ~~in an~~; provided that the aggregate principal amount ~~when combined with the aggregate amount of Incremental Term Notes and Refinancing Term Notes, that~~thereof does not exceed in the aggregate the sum of (i) $~~300,000,000 plus (ii)~~20,000,000 plus (ii) when taken together with all other Incremental Term Debt (and any Permitted Refinancing thereof) then outstanding, the Incremental Term Debt Cap ~~(as defined in the Term Loan Agreement as~~then in effect ~~on the Closing Date)~~;
(m)Debt (i) in respect of Swap Agreements entered into in the ordinary course of business consistent with past practice, (ii) in connection with a Permitted Bond Hedge Transaction or Permitted Warrant Transaction or (iii) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or other cash management services including, but not limited to, treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, in each case entered into or arising in the ordinary course of business;
(n)Debt (including any Permitted Refinancing thereof) secured by Liens permitted by clause (n) of the definition of Permitted Liens;
(o)Guaranties in respect of Debt otherwise permitted hereunder;

(p)Debt relating to the financing of insurance policy premiums in the ordinary course of business;
(q)other Debt in an aggregate principal amount not to exceed the greater of $50,000,000 and 2.75% of Consolidated Net Tangible Assets; provided that the amount of Debt permitted by this clause (q) that is secured shall not exceed the greater of $25,000,000 and 1.25% of Consolidated Net Tangible Assets; and
(r)Debt of Non-Loan Party Subsidiaries which, when combined with the aggregate amount of Investments permitted pursuant to Section 10.11(p) does not exceed at any one time the greater of $10,000,000 and 0.50% of Consolidated Net Tangible Assets.
10.2.Liens; Negative Pledge
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, (i) at any time create, incur, assume or suffer to exist any Lien on any of its respective property or assets, tangible or intangible, now owned or hereafter acquired, except Permitted Liens, and (ii) at any time, directly or indirectly, enter into any Contractual Obligation that prohibits or restricts the Borrowers’ or their respective Subsidiaries’ ability to grant a security interest or Lien on any of the Collateral to the Agent or any of the other Secured Parties in connection with this Agreement or any other Loan Document (as such Agreement or Loan Documents may be amended, restated, modified or supplemented); provided that the foregoing clause (ii) shall not apply to any Contractual Obligations which:
(a)are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Parent, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Parent and do not extend beyond such Subsidiary and its subsidiaries;
(b)arise in connection with any Permitted Lien under clause (g) of such definition to the extent such restrictions relate to the assets (and any proceeds in respect thereof) which are the subject of such Lien;
(c)arise under loan documents or other agreements in connection with Debt permitted by Section 10.1 (other than secured Debt permitted by Section 10.1(i)) (including the Term Loan Documents ~~and documents in connection with the Permitted Secured Letter of Credit Facility)~~, and documents in connection with the Permitted Refinancing of any of the foregoing; provided that such restrictions (i) apply solely to Non-Loan Party Subsidiaries or (ii) are no more restrictive with respect to the Parent and its Subsidiaries than the limitations (taken as a whole) set forth in the Loan Documents and do not materially impair the ability of the Loan Parties to grant the security interests to Administrative Agent contemplated by the Loan Documents or pay the Obligations under the Loan Documents as and when due (as reasonably determined in good faith by the Parent), it being understood and agreed that the Term Loan Documents as of the Closing Date satisfy this clause (ii);
(d)are contained in agreements relating to any Disposition permitted by Section 10.4 solely with respect to the assets that are the subject of such Disposition;
(e)are customary provisions in joint venture agreements and other similar agreements applicable solely to such joint venture or the equity interests therein;
(f)are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby, so long as such restrictions relate solely to the assets subject thereto;
(g)are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent or any Subsidiary;

(h)are customary limitations existing under or by reason of leases entered into in the ordinary course of business;
(i)are restrictions on cash or other deposits imposed under contracts entered into in the ordinary course of business;
(j)are customary provisions restricting assignment of any agreements;
(k)are restrictions imposed by any agreement relating to any Permitted Receivables Financing to the extent that such restrictions relate to the assets (and any proceeds in respect thereof) that are the subject of such Permitted Receivables Financing; or
(l)are set forth in any agreement evidencing an amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Contractual Obligations referred to in clauses (a) through (k) above; provided that such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Parent, not materially less favorable to the Loan Party with respect to such limitations than those applicable pursuant to such Contractual Obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
10.3.Liquidations, Mergers, Consolidations, Acquisitions
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, dissolve, liquidate or wind up its affairs, or consummate any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that:
(a)(i) any Loan Party, other than the Borrowers, may consolidate or merge into the Parent and the security interest granted by the Parent pursuant to the Security Documents shall remain in full force and effect, (ii) any Non-Loan Party Subsidiary may consolidate or merge into any other Non-Loan Party Subsidiary, (iii) any Non-Loan Party Subsidiary may consolidate or merge into any Loan Party, so long as such Loan Party survives such merger or consolidation and the security interest granted by the Loan Parties pursuant to the Security Documents shall remain in full force and effect, (iv) any transaction otherwise permitted by Section 10.4 and Section 10.11 shall be permitted under this Section 10.3, and (v) any Borrower, other than the Parent, may consolidate or merge into any other Borrower, and any other Loan Party may consolidate or merge into any Borrower, so long as such Borrower survives such merger or consolidation and the security interest granted by the Borrowers pursuant to the Security Documents shall remain in full force and effect; provided that, solely with respect to clauses (i), (iii) and (v) of this clause (a), no Default or Event of Default exists or would result therefrom;
(b)the Parent or any Subsidiary may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) all or substantially all of the assets of another Person or of a business or division of another Person, provided that each of the following requirements is met (any acquisition made in accordance with this clause (b) being referred to herein as a “Permitted Acquisition”):

the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as, or shall support or be complementary to, one or more line or lines of business conducted by the Loan Parties and shall comply with Section 10.7, in the case of any merger a Loan Party shall be the surviving entity after giving effect to such transaction and, to the extent that a Significant Subsidiary is acquired or formed in connection with or as a result of such acquisition, the Loan Parties shall comply with the provisions of Section 10.6 and Section 9.12 and, to the extent the assets or business acquired constitute Collateral, the Loan Parties shall comply with the provisions of Section 9.9;

no Default or Event of Default shall exist immediately prior to and immediately after giving effect to any such Permitted Acquisition; provided that, subject to Section 1.5, in the case of any Limited Condition Acquisition, at the option of the Parent, this Section 10.3(b)(ii) may be deemed satisfied so long as no Default or Event of Default exists on the date the definitive agreements for such Limited Condition Acquisition are entered into;

the business acquired, or the business conducted by the Person whose ownership interests are being acquired, shall be located in the United States and the Person acquired (if applicable) shall be organized under the laws of any State of the United States; provided that the Parent or any of its Subsidiaries shall be permitted to consummate Permitted Acquisitions that do not satisfy the requirements of this clause (iii) in an aggregate amount of up to the greater of $30,000,000 and 1.50% of Consolidated Net Tangible Assets;

both immediately before and immediately after giving effect to any Permitted Acquisition, Borrowers are in compliance with the Financial Covenant;

(c)Borrowers or any of their Subsidiaries may acquire by purchase, lease or otherwise all or substantially all of the assets or equity interests of a Securitization Subsidiary; and
(d)any Subsidiary of the Parent (other than a Borrower) that holds only de minimis assets and is not conducting any material business may dissolve or otherwise wind up its affairs.
10.4.Disposition of Assets or Subsidiaries
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, sell, convey, assign, license, lease, abandon, securitize or enter into a securitization transaction, or otherwise transfer or dispose of (collectively, to “Dispose”; and “Disposition” shall have a correlative meaning), voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment, general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Parent), except:
(a)(i) transactions involving the sale of Inventory in the ordinary course of business, (ii) any Disposition of assets in the ordinary course of business which are no longer necessary or required in the conduct of any Loan Party’s business or the grant in the ordinary course of business of any non-exclusive easements, permits, licenses, rights of way, surface leases or other surface rights or interests, (iii) any sale of accounts arising from the export outside of the U.S. of goods or services by any Loan Party, provided that, in the case of this clause (iii), (x) at the time of any such sale, no Event of Default shall exist or shall result from such sale, (y) such sale shall be for fair market value and (z) the consideration to be paid to the Parent and its Subsidiaries as permitted by this clause (iii) shall consist solely of cash, (iv) any lease, sublease or non-exclusive license of assets (with a Loan Party as the lessor, sublessor or licensor) in the ordinary course of business, provided that the interests of the Loan Parties in any such lease, sublease or license are subject to the Agent’s first priority Lien (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute ABL Priority Collateral and second priority Liens (subject only to Permitted Liens) in and to the assets of the Loan Parties that constitute Term Loan Priority Collateral, and (v) transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;
(b)(i) any Disposition of assets by any Loan Party or any Subsidiary of a Loan Party which is a Guarantor to any Borrower, (ii) any Disposition of assets by any Non-Loan Party Subsidiary to any Loan

Party or (iii) any Disposition of assets by any Non-Loan Party Subsidiary to any other Non-Loan Party Subsidiary;
(c)any Disposition of property by the Parent or any of its Subsidiaries of assets with a fair market value (as reasonably determined by the Parent in good faith) of less than $5,000,000;
(d)any Disposition (including by capital contribution) of Receivables Assets pursuant to a Permitted Receivables Financing;
(e)(i) any Disposition where the fair market value (as reasonably determined by the Parent in good faith) of the assets subject thereto, when aggregated with the fair market value of all other assets subject to Dispositions made within the same Fiscal Year are less than $50,000,000; provided that (A) at the time of any such Disposition, no Event of Default shall exist or shall result from such Disposition and (B) the Net Cash Proceeds for all such Dispositions are applied as a mandatory prepayment of the Loans in accordance with, and to the extent required under, the provisions of Section 5.2; plus (ii) any other Disposition of assets; provided that (in the case of this clause (ii) only): (A) at the time of any such Disposition, no Event of Default shall exist or shall result from such disposition, (B) such Disposition shall be for fair market value (as determined by the Parent in good faith), (C) the consideration to be paid to the Parent and its Subsidiaries as permitted by this clause (e) shall consist of cash in an amount that is not less than 75% of such consideration; provided, however, for purposes of this clause (C), the following will be deemed to be cash: (1) any reclamation and other liabilities arising under applicable Permits, applicable workers’ compensation acts and the federal black lung laws and other liabilities associated with the applicable employees, in each case that are assumed by the transferee with respect to the applicable sale, transfer or lease pursuant to a customary assumption or similar agreement (which agreement shall release the applicable Loan Parties from all such liabilities so assumed), (2) any letters of credit with respect to the reimbursement of which the Borrower or its Subsidiaries are obligated, to the extent such letters of credit relate to the assets or business subject to such sale, transfer or lease and are cancelled no later than 60 days following such sale, transfer or lease and for which the transferee with respect to the applicable sale, transfer or lease has guaranteed or indemnified the reimbursement of any drawing thereunder on customary terms and (3) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition (provided that (x) the aggregate fair market value of such Designated Non-Cash Consideration, as reasonably determined by the Borrower in good faith, taken together with the fair market value at the time of receipt of all other Designated Non-Cash Consideration received pursuant to this clause (3) minus (y) the amount of Net Cash Proceeds previously realized in cash from prior Designated Non-Cash Consideration shall not exceed $75,000,000) and (D) the Net Cash Proceeds for all such Dispositions of ABL Priority Collateral are applied as a mandatory prepayment of the Loans and/or to Cash Collateralize LC Obligations in accordance with, and to the extent required under, the provisions of Section 5.2(a);
(f)any Disposition of assets as part of an Investment which is either (i) an Investment in a Permitted Joint Venture which is permitted by Section 10.6 or (ii) an Investment permitted by Section 10.11;
(g)any transactions otherwise permitted by Section 10.3 or Section 10.8; and
(h)those Dispositions set forth on Schedule 10.4.
10.5.Affiliate Transactions
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) with any Affiliate of the Parent involving an aggregate consideration in excess of $5,000,000 unless (1) such transaction is not otherwise prohibited by this Agreement, (2) with respect to any Investment in, Disposition to or Restricted Payment to any Affiliate of the Parent (other than a Loan Party), both immediately before and immediately after giving effect to such transaction, Borrowers are in compliance with the Financial Covenant, and (3) such transaction is either (a) entered into upon fair and reasonable arm’s-length terms and conditions or (b) in the event that there is no comparable third party transaction, would be entered into by a prudent Person in the position of the Parent or such Subsidiary (as determined by the Parent in good faith); provided, however that this Section 10.5 shall not prohibit (i) the consummation of the transactions contemplated hereby (including the transactions pursuant to the Term Loan Agreement), (ii) any dividend, distribution or Investment which is not otherwise prohibited by this Agreement, (iii) any transaction described on Schedule 10.5 (including any modification, extension or renewal thereof on terms no less favorable to the parties thereto than the terms of such transaction as described on such Schedule) which is not otherwise prohibited by this Agreement, (iv) any transaction provided for in, or in connection with, a Permitted Receivables Financing, (v) any transaction between or among Loan Parties and (vi) payments to directors and officers of the Parent and its Subsidiaries in respect of the indemnification of such Persons in such respective capacities from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, as the case may be, pursuant to the Organizational Documents or other corporate action of the Parent or its Subsidiaries, respectively, or pursuant to applicable Law.

10.6.Subsidiaries, Partnerships and Joint Ventures
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) Non-Loan Party Subsidiaries (including any Securitization Subsidiary which is the subject of clause (iii) below), (ii) any Significant Subsidiary which has complied with Section 9.12, and (iii) any Securitization Subsidiary whose equity interests are pledged to Administrative Agent for the benefit of the Secured Parties (pursuant to the Pledge Agreement).

Neither the Parent nor any Subsidiary of the Parent shall become or agree to become a joint venturer or hold a joint venture interest in any joint venture except that the Loan Parties may make an Investment in a Permitted Joint Venture, so long as the Parent and its Subsidiaries at all times are in compliance with all requirements of the following clauses (a) through (f) or to the extent otherwise permitted under Section 10.11:

(a)the Permitted Joint Venture is either a corporation, limited liability company, trust, or a limited partnership or another form of an entity or arrangement that permits the Parent and its Subsidiaries to limit their liability, as a matter of Law, for the obligations of the Permitted Joint Venture;
(b)the Investment is either (A) of the type described in clauses (a), (b) or (d) of the definition of Investments, or (B) of the type described in clauses (c) or (e) of the definition of Investments and, on the date such Investment is made, the amount of the Guaranty or other obligation, as the case may be, is reasonably estimable;
(c)other than the amount of an Investment permitted under clause (b) immediately above of the type described in clause (c) or clause (e) of the definition of Investments, there is no recourse to any Loan Party or any Subsidiary of any Loan Party for any Debt or other liabilities or obligations (contingent or otherwise) of the Permitted Joint Venture;
(d)the Total Net Leverage Ratio shall be no more than 2.50:1.00 after giving pro forma effect to the transactions to be entered into in connection therewith (including any incurrence of Debt and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive Fiscal Quarters ending prior to the Investment for which consolidated financial statements of the Parent are available;

(e)to the extent that the equity interests owned, directly or indirectly, by the Parent in such Permitted Joint Venture constitutes Excluded Property, such equity interests shall be held by a JV Holding Company and the equity interest of such JV Holding Company shall constitute Collateral; and
(f)no Default or Event of Default shall exist immediately prior to and immediately after giving effect to any such Investment in a Permitted Joint Venture.
10.7.Continuation of or Change in Business
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, engage in any business other than the business of the Loan Parties and their Subsidiaries, substantially as conducted and operated by the Loan Parties and their Subsidiaries, taken as a whole, as of the Closing Date or business that supports or is complimentary to such business or is a reasonable extension thereof.
10.8.Restricted Payments
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of capital stock or other equity interests of the Parent or any Subsidiary of the Parent or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of the capital stock or other equity interests of the Parent or any Subsidiary of the Parent or set aside any amount for any such purposes (any of the above, a “Restricted Payment”), except:
(a)Restricted Payments so long as both immediately before and immediately after giving effect to any Restricted Payment under this clause (a), Borrowers are in compliance with the Financial Covenant;
(b)any Subsidiary of the Parent may declare and pay dividends or make any other distribution (by reduction of capital or otherwise) to, or repurchase its capital stock or equity interests from, the Parent or any other Subsidiary of the Parent (or, in the case of non-wholly owned Subsidiaries of the Parent, to the Parent or any other Subsidiary that is a direct or indirect parent of such non-wholly-owned Subsidiary and to each other owner of equity interests of such non-wholly owned Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Parent or its applicable Subsidiary) based on their relative ownership interests);
(c)(i) so long as no Event of Default shall exist immediately prior to or after giving effect to any such stock purchase or redemption, stock purchases or redemptions (other than repurchases described in clause (ii) of this Section 10.8(c)) in connection with the rights of employees or members of the board of directors of the Parent or any of its Subsidiaries of any capital stock or equity interests issued pursuant to an employee or board of directors equity subscription agreement, equity option agreement or equity ownership arrangement or other compensation plan permitted to be issued hereunder, provided that the aggregate consideration of such stock purchase and redemptions made pursuant to this clause (i) shall not, in any Fiscal Year, exceed $5,000,000 and (ii) repurchases of equity interests deemed to occur upon (A) the exercise of stock options if the equity interests represent a portion of the exercise price thereof or (B) the withholding of a portion of equity interests issued to employees and other participants under an equity compensation program of the Parent and its Subsidiaries, in each case to cover withholding tax obligations of such persons in respect of such issuance;
(d)dividends or other distributions payable solely in capital stock or equity interests;
(e)the Parent may declare and make Restricted Payments in an amount not exceeding in the aggregate $5,000,000 during any Fiscal Year; or

(f)(i) any payments in connection with a Permitted Bond Hedge Transaction and (ii) the settlement of any related Permitted Warrant Transaction (A) by delivery of shares of Parent’s common stock upon settlement thereof or (B) by (1) set-off against the related Permitted Bond Hedge Transaction or (2) payment of an early termination amount thereof in common stock upon any early termination thereof.
10.9.Payment of Other Debt
.  (a) The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease, convert into cash or otherwise satisfy prior to the scheduled maturity in any manner any Debt that is owed to a third party that is subordinated to the Obligations or Debt that is secured by a Lien ranking junior to the Liens securing the Obligations (excluding, for the avoidance of doubt, permitted unsecured Debt, permitted Convertible Indebtedness, any Permitted Receivables Financing, the Term Loan Obligations and any other Debt that is secured on a pari passu or junior lien basis to the Term Loan Obligations (other than Debt that is secured on a junior lien basis to the Liens securing both the Obligations and the Term Loan Obligations)), except:

the conversion (or exchange) of any such Debt to, or the payment of any such Debt from the proceeds of the issuance of, the common stock or other equity interests of the Borrower (other than Disqualified Equity Interests);

for a Permitted Refinancing thereof;

payments of or in respect of any such Debt so long as both immediately before and after giving effect to any such prepayment, redemption, purchase or defeasance of any Debt under this Section 10.9(a)(iii), Borrowers are in compliance with the Financial Covenant; or

so long as no Event of Default has occurred and is continuing or would exist immediately after giving effect to any such payment, other payments of or in respect of any such Debt in an aggregate amount not to exceed the greater of $30,000,000 and 1.50% of Consolidated Net Tangible Assets.

(a)The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, prepay, redeem, purchase or defease, in each case on a voluntary (and not mandatory) basis, prior to the scheduled maturity thereof in any manner any principal amount of any Debt (other than (w) the Obligations, (x) any permitted refinancing of such Debt in accordance with the applicable provisions of Section 10.1, (y) any intercompany Debt and (z) to the extent set forth in Section 10.9(a)), unless both immediately before and after giving effect to any such prepayment, redemption, purchase or defeasance of any Debt under this Section 10.9(b), Borrowers are in compliance with the Financial Covenant.
10.10.No Restriction in Agreements on Dividends or Certain Loans
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, enter into or be bound by any agreement (a) which prohibits or restricts, in any manner the payment of dividends by any of its Subsidiaries (whether in cash, securities, property or otherwise), or (b) which prohibits or restricts in any manner the making of any loan to any Borrower by any of its Subsidiaries or payment of any Debt or other obligation owed to any Loan Party, other than, in each case, (i) restrictions applicable to a Securitization Subsidiary in connection with a Permitted Receivables Financing, (ii) restrictions imposed by any applicable law, rule or regulation (including applicable currency control laws and applicable state or provincial corporate statutes restricting the payment of dividends or any other distributions in certain circumstances), (iii) restrictions in effect under any Contractual Obligation outstanding on the Closing Date, and (iv) restrictions pursuant to any Contractual Obligation described in clauses (a) through (l) of Section 10.2.
10.11.Loans and Investments
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, at any time make any Investment in notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other Investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(a)trade credit extended on usual and customary terms in the ordinary course of business and stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to any Borrower or any Subsidiary in satisfaction of judgments;
(b)(i) Investments by the Parent or any of its Subsidiaries in any Loan Party and (ii) Investments by any Non-Loan Party Subsidiary in any other Non-Loan Party Subsidiary;
(c)(i) Permitted Investments and Investments in cash and (ii) any Investments arising in connection with any Swap Agreements;
(d)Investments in Permitted Joint Ventures as permitted by Section 10.6;
(e)bonds required in the ordinary course of business of the Parent and its Subsidiaries, including without limitation, surety bonds, royalty bonds or bonds securing performance by the Parent or a Subsidiary of the Parent under bonus bids;
(f)loans by the Parent to any Bonding Subsidiary; provided, however (i) prior to any loan being made to any Bonding Subsidiary, such loan shall be evidenced by a note, reasonably satisfactory to the Agent, and such note shall be pledged pursuant to the applicable Security Document to the Agent for the benefit of the Secured Parties and (ii) any loans by the Parent to any Bonding Subsidiary shall in each and every case be subject to Section 10.14;
(g)other Investments so long as both immediately before and immediately after giving effect to any such Investment under this clause (g), Liquidity equals or exceeds $175,000,000;
(h)other Investments, in connection with or related to the operations of the Parent and its Subsidiaries, not exceeding in the aggregate $5,000,000 during any Fiscal Year;
(i)[Reserved];
(j)Investments by the Borrowers of the type described in clause (a) of the definition of Investments in any Bonding Subsidiary, provided that any such Investments by a Borrower in any Bonding Subsidiary shall in each case be subject to Section 10.14;
(k)any transaction which is an Investment permitted by Section 10.3 (including, without limitation, any Permitted Acquisition), Section 10.4 (including, without limitation, Investments arising out of the receipt by any Borrower or any Subsidiary of noncash consideration for the sale of assets permitted thereunder) or Section 10.8;
(l)any guaranty which is permitted under Section 10.1;
(m)(A) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and (B) loans or advances to employees made in the ordinary course of business and consistent with past practice, provided that such loans and advances to all such employees do not exceed an aggregate amount outstanding at any time equal to the greater of $10,000,000 and 0.50% of Consolidated Net Tangible Assets;

(n)Investments existing as of the Fifth Amendment Date and set forth on Schedule 10.11, and extensions, renewals, modifications, restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall increase the amount of the original loan, advance or investment, except by an amount equal to any premium or other reasonable amount paid in respect of the underlying obligations and fees and expenses incurred in connection with such extension, renewal, modification, restatement or replacement;
(o)to the extent constituting an Investment, the repurchase, repayment, defeasance or retirement of any Debt of the Parent or any Subsidiary to the extent such repurchase, prepayment or retirement is expressly permitted hereunder; and
(p)Investments by Borrowers and Guarantors in Non-Loan Party Subsidiaries, which, when combined with the aggregate amount of Debt permitted pursuant to Section 10.1(r), does not exceed at any time the greater of $10,000,000 and 0.50% of Consolidated Net Tangible Assets.
10.12.Sale and Leaseback Transactions
.  The Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Person (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Parent or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Person to any Person (other than the Parent or any of its Subsidiaries) in connection with such lease (such transaction, a “Sale and Leaseback Transaction”); provided that the foregoing shall not prohibit any such Sale and Leaseback Transaction in which such lease, to the extent constituting Debt, is permitted to be incurred under Section 10.1 and in which the leased property is permitted to be Disposed of by Section 10.4.
10.13.Changes in Organizational Documents and Loan Party Information.
(a)The Borrowers shall not, and shall not permit any of their respective Subsidiaries that are Loan Parties to, amend in any respect their respective certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation or limited liability company agreement if such change would be materially adverse to the Lenders as determined by the Borrower in good faith (provided that any amendment of any provision in the limited liability company agreement, operating agreement or partnership agreement of any Loan Party that permits a pledgee of such Loan Party’s limited liability, membership or partnership interests (or such pledgee’s designee or any purchaser of such interests) to be substituted for the member or partner under such agreement upon the exercise of such pledgee’s rights with respect to its collateral shall be deemed to be materially adverse to the Lenders).
(b)The Borrowers shall not, and shall not permit any of their respective Subsidiaries that are Loan Parties to, effect any change (i) in any such Loan Party's legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number (or equivalent thereof) or organizational identification number, if any or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless it shall have given the Administrative Agent prior written notice thereof (or, solely in the case of the Borrowers, ten (10) calendar days’ prior written notice thereof) clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request.
(c)No Borrower shall make any change in its Fiscal Year.

10.14.Transactions With Respect to the Bonding Subsidiaries
. Except as otherwise expressly permitted under this Agreement, the Borrowers shall not permit any Bonding Subsidiary to (a) own any assets other than a leasehold interest, as lessee, in a coal lease where the lessor is a Person that is not an Affiliate of the Parent and cash and Permitted Investments necessary to assure either the lessor of such leasehold interest of the performance of all obligations by such Bonding Subsidiary thereunder or to assure the provider of surety bonds described in the following clause (b) that such Bonding Subsidiary is able to perform its obligations to such provider under the described surety bonds; and (b) incur any Debt or other obligation or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) except those to the lessor of the coal lease owned by such Bonding Subsidiary and those in favor of the provider of the surety bonds which provide payment assurances to such lessor under the coal lease owned by such Bonding Subsidiary related to the cost of acquiring such leasehold interest, the bonus bid and royalty payments thereunder and the costs and expenses incidental to such lease; provided, however that in lieu of any surety bond such Bonding Subsidiary may request that the Parent obtain a letter of credit on behalf of such Bonding Subsidiary and such Bonding Subsidiary may incur reimbursement obligations in connection therewith.
SECTION 11.
FINANCIAL COVENANTS
11.1.Financial Covenant
.  Until Payment in Full of the Obligations and termination of the Commitments, Borrowers shall comply, or cause compliance with, the following covenant:
(a)Minimum Liquidity.  At all times, Borrowers shall cause (i) Liquidity to equal or exceed $100,000,000 and (ii) the portion of Liquidity consisting of unrestricted cash or Permitted Investments of the Parent and its Subsidiaries (other than the Securitization Subsidiaries and Bonding Subsidiaries) that are not Foreign Subsidiaries to equal or exceed $90,000,000.
SECTION 12.
EVENTS OF DEFAULT; REMEDIES UPON DEFAULT
12.1.Events of Default
.  An “Event of Default” shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
(a)Payments of Obligations.  The Parent or any other Loan Party shall fail to pay (i) any principal of (or premium with respect to) any Loan or any LC Obligation when due hereunder (whether at stated maturity, on demand, upon acceleration, or otherwise), or (ii) any interest on any Loan or on any LC Obligation or any fee owing hereunder or under the Fee Letter, or any other Obligations within three (3) Business Days after such interest, fee or other Obligation becomes due in accordance with the terms hereof or thereof.
(b)Breach of Warranty.  Any representation or warranty made at any time by or on behalf of any Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or incorrect in any material respect (or, if subject to a materiality or Material Adverse Change qualification, in any respect) as of the time it was made, deemed made or furnished.
(c)Breach of Negative Covenants or Certain Other Covenants.  Any of the Loan Parties shall default in the observance or performance of (i) the covenant contained in Section 10.13(b) and such default, solely to the extent capable of cure, shall continue unremedied for a period of thirty (30) days or (ii) any covenant contained in Section 9.1, 9.3 (with respect to the ABL Priority Collateral), 9.5, 9.15, 9.16(f)(i), 9.16(f)(ii), 9.18, 9.20(e), Section 10 (other than Section 10.13(b)), or Section 11.
(d)Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of (i) any covenant contained in Section 9.16(a) and such default shall continue unremedied for a period of (A) five (5) Business Days, at any time other than during an Account Control Period, or (B) three (3) Business Days, at any time during an Account Control Period, (ii) any covenant contained in Section 9.16(b), 9.16(c) or 9.16(d) and such default shall continue unremedied for a period of fifteen (15) days, or (iii) any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier of (A) any Senior Officer of any Borrower becomes aware of the occurrence thereof or (B) the date upon which Parent has received written notice of such default from the Administrative Agent.
(e)Defaults in Other Agreements or Debt; Bonding Matters.

A default or event of default shall occur at any time under the terms of (A) the Term Loan Agreement or (B) any other agreement involving borrowed money or the extension of credit or any Debt under which any Loan Party or a Subsidiary of any Loan Party may be obligated as a borrower, guarantor, counterparty or other party (including Bank Product Agreements) in excess of $50,000,000 in the aggregate, and in each case such default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto) any indebtedness or other obligation when due (whether at stated maturity, by acceleration or otherwise) or if such default or event of default permits or causes (or with the giving of notice would permit or cause) the acceleration of any such indebtedness or other obligation or the termination of any commitment to lend (x) under the Term Loan Agreement or (y) in the case of any other Debt in amount in excess of $50,000,000.

One or more surety, reclamation or similar bonds securing obligations of any Borrower or any Subsidiary of the Parent (or any required guaranties thereof or required letters of credit with respect thereto) with an aggregate face amount of $50,000,000 or more shall be actually terminated, suspended or revoked prior to the full and complete satisfaction or discharge of such obligations by any Borrower or any Subsidiary of the Parent and not replaced within 30 days of such termination, suspension or revocation; provided that any Borrower or any Subsidiary of the Parent shall be permitted to replace such surety bonds with self-bonding obligations to the extent permitted by any Person to which satisfaction of the obligations secured by such bonds are owed prior to full satisfaction of the obligations secured by such bonds.

(f)Judgments or Orders.  Any judgments or orders (including with respect to any Environmental Health and Safety Claims and Environmental Health and Safety Order) (x) for the payment of money in excess of $50,000,000 in the aggregate shall be entered against any Loan Party or any Subsidiary of any Loan Party by a court having jurisdiction in the premises or (y) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Change shall be entered against any Loan Party, which judgment, in either case, is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry; provided, however, that any such judgment or order under subclause (x) of this clause (f) shall not be an Event of Default under this Section 12.1(f) if and for so long as the amount of such judgment or order in excess of $50,000,000 is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof (and such insurer has been notified of the potential claim and does not dispute coverage).

(g)Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms), or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Security Documents on a portion of the Collateral that is not de minimis.
(h)Uninsured Losses.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $50,000,000 (or, in the case of the ABL Priority Collateral, $5,000,000) (it being understood that the amount of deductibles payable in connection with such claim shall not be included in such threshold) or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets in excess of $50,000,000 (or, in the case of the ABL Priority Collateral, $5,000,000) in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter.
(i)Events Relating to Plans and Benefit Arrangements.  Any of the following occurs, in each case, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Change: (i) any Reportable Event, which could reasonably be expected to constitute grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan or a Multiemployer Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) any Loan Party or any member of the ERISA Group shall fail to make any contributions when due, after the expiration of any applicable grace period, to a Plan; or (v) the Parent or any member of the ERISA Group is assessed Withdrawal Liability with respect to a Multiemployer Plan.
(j)Change of Control.  (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 50% or more of the voting capital stock of the Borrower or (ii) within a period of twelve (12) consecutive calendar months, individuals who (1) were directors of the Parent on the first day of such period, (2) were nominated for election by the Parent, or (3) were approved for appointment by the board of directors of the Parent shall cease to constitute a majority of the board of directors of the Parent; provided that the appointment of any directors of the Parent pursuant to the Plan of Reorganization shall not result in an Event of Default (a  “Change of Control”).
(k)Involuntary Proceedings.  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Material Subsidiary of a Loan Party in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Loan Party or Subsidiary for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding;
(l)Voluntary Proceedings.  Any Loan Party or Material Subsidiary of a Loan Party shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.
12.2.Remedies upon Default.
(a)Termination and Acceleration. Upon the occurrence of an Event of Default under Sections 12.1(k) or (l), all Commitments shall, automatically and without notice to any Person, terminate and all Obligations (other than Obligations under any Swap Agreements between a Loan Party and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Swap Agreements) shall, automatically and without notice to any Person, become immediately due and payable, without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by applicable Law.  During the existence of any other Event of Default, Administrative Agent may (and, at the written direction of the Required Lenders, shall) do one or more of the following at any time and from time to time:

declare any Obligations immediately due and payable (other than Obligations under any Swap Agreements between a Loan Party and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Swap Agreements), whereupon they shall be due and payable without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by applicable Law;

refuse to make Loans, cause the issuance of any Letters of Credit, make any other extensions of credit or grant any other financial accommodations to or for the benefit of any Loan Parties; (B) terminate, reduce, or condition any Commitment; (C) make any adjustment to the Borrowing Base (including by instituting additional Reserves); and (D) require Loan Parties to Cash Collateralize LC Obligations, Bank Product Obligations, and other Obligations that are contingent or not yet due and payable (and, if Loan Parties do not, for whatever reason, promptly provide such Cash Collateral, Administrative Agent may provide such Cash Collateral with the proceeds of a Loan and each Lender shall fund its Pro Rata Share thereof regardless of whether an Overadvance exists or would result therefrom or any condition precedent to the making of any such Loan has not been satisfied); and

exercise such other rights and remedies which may be available to it under this Agreement, the other Loan Documents, and agreements relating to Bank Products, or applicable Law (including the rights of a secured party under the UCC), all of which shall be cumulative.

(b)Safekeeping. Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whatsoever, and the same shall be at all times at Loan Parties’ sole risk.
12.3.License
.  Each Loan Party hereby grants to Administrative Agent during the existence of any Event of Default an irrevocable, non-exclusive license or other right to use, license, or sublicense (without payment of any royalty or other compensation to such Loan Party or any other Person) any or all of such Loan Party’s Intellectual Property, computing hardware, brochures, promotional and advertising materials, labels, packaging materials, and other property in connection with the advertising for sale or lease, marketing, selling, leasing, liquidating, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.  Each Loan Party’s rights and interests in and to any Intellectual Property shall inure to Administrative Agent’s benefit.

12.4.Receiver
.  Subject to the Intercreditor Agreement, in addition to any other remedy available to it, Administrative Agent, upon the request of the Required Lenders, shall have the absolute right, during the existence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of any Loan Party and Subsidiaries, and Loan Parties hereby consent (for themselves and on behalf of the Subsidiaries) to such rights and such appointment and hereby waive any objection Loan Parties may have thereto or the right to have a bond or other security posted by Administrative Agent or any Lender in connection therewith.
12.5.Deposits; Insurance
.  Subject to the Intercreditor Agreement, Loan Parties (a) authorize Administrative Agent to, during the existence of an Event of Default, settle, collect, and apply against the Obligations any refund of insurance premiums or any insurance proceeds payable to any Loan Party on account of any Loss or otherwise and (b) irrevocably appoints Administrative Agent as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.
12.6.Remedies Cumulative
.  All rights and remedies of Administrative Agent or any other Secured Party contained in the Loan Documents, the UCC, and applicable Law are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Administrative Agent and the other Secured Parties may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Administrative Agent or the other Secured Parties may have, whether under any Loan Document, the UCC, applicable Law and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party of this Agreement or any of the other Loan Documents.  Administrative Agent and the other Secured Parties may at any time or times, proceed directly against any Loan Party to collect the Obligations without prior recourse to any other Loan Party or the Collateral.  All rights and remedies of Administrative Agent and the other Secured Parties shall continue in full force and effect until Payment in Full of all Obligations.
SECTION 13.
ADMINISTRATIVE AGENT
13.1.Appointment, Authority, and Duties of Administrative Agent; Professionals.
(a)Appointment and Authority.  Each Lender, LC Issuer and other Secured Party hereby irrevocably appoints Regions Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to (i) take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and (ii) enter into all Loan Documents to which Administrative Agent is intended to be a party and accept all Security Documents for Administrative Agent’s benefit and the Pro Rata benefit of the Lenders, all of which shall be binding upon the Secured Parties.  Without limiting the generality of the foregoing, Administrative Agent shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Borrower or other Person; (iii) act as collateral agent for the Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (iv) manage, supervise, or otherwise deal with Collateral; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, applicable Law, or otherwise.  Subject to Section 16.2(a)(iv)(F), Administrative Agent alone shall be authorized to determine whether any Inventory constitutes Eligible Coal Inventory or Eligible

Parts and Supplies Inventory, or whether to impose or release any Reserve, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any other Secured Party or other Person (other than the Loan Parties) for any error in judgment.  It is understood and agreed that the use of the term “agent” (or any other similar nomenclature) herein or in any other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.  Each Secured Party hereby acknowledges the Intercreditor Agreement may be entered into by Administrative Agent on behalf of the Secured Parties pursuant to the terms of this Agreement (and amended from time to time with the consent of Required Lenders) and agrees to be bound by all of its terms.
(b)Duties; Delegation.  The duties of Administrative Agent shall be ministerial and administrative in nature, and Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement or the other Loan Documents.  Administrative Agent shall not have a fiduciary relationship with any Lender, LC Issuer, Secured Party, Participant or other Person, whether by reason of this Agreement or any other Loan Document or any transaction relating hereto or thereto or otherwise, and regardless of whether a Default or Event of Default exists.  The conferral upon Administrative Agent of any right shall not imply a duty on Administrative Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.  Administrative Agent may perform its duties through agents, employees, and other Related Parties and may consult with and employ Administrative Agent Professionals and shall be entitled to act upon (or refrain from acting), and shall be fully protected in any action taken (or omitted to be taken) in good faith reliance upon, any advice given by any Administrative Agent Professional.  Administrative Agent shall not be responsible for the negligence or misconduct of any agents, employees, other Related Parties or Administrative Agent Professionals selected by it. Except as otherwise may be expressly set forth herein or in any of the other Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its agents, employees, other Related Parties or Administrative Agent Professionals in any capacity.
(c)Instructions of Required Lenders.  The rights and remedies conferred upon Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by applicable Law.  Administrative Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with this Agreement or any other Loan Document, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.5 against all Claims which could be incurred by Administrative Agent in connection with any act (or failure to act).  Administrative Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Administrative Agent shall not incur liability to any Person by reason of so refraining.  Instructions of the Required Lenders shall be binding upon all Lenders, and no Lender or any other Person shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting in accordance with the instructions of the Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders (except any Defaulting Lender) shall be required in the circumstances described in Section 16.2(a)(iv).  The Required Lenders, without the prior written consent of each Lender, may not direct Administrative Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans or terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  Administrative Agent shall not be required to take any action which, in its opinion, or in the opinion of its legal counsel, is contrary to applicable Law or any Loan Document or could subject any Administrative Agent Indemnitee to liability, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
13.2.Agreements Regarding Guarantors, Collateral and Field Examination Reports.
(a)Lien Releases; Release of Guarantors; Care of Collateral.  Each Secured Party authorizes Administrative Agent to (i) release any Lien with respect to any Collateral (A) upon Payment in Full of the Obligations, (B) that Borrower Agent certifies in writing to Administrative Agent is Excluded Property (and Administrative Agent may rely conclusively on any such certificate without further inquiry); provided that such certification shall not be required with respect to Excluded Property under clause (a) or clause (f) of such definition, or (C) that is the subject of a Disposition which Borrower Agent certifies in writing to Administrative Agent is permitted under this Agreement (including under Section 10.4) (and Administrative Agent may rely conclusively on any such certificate without further inquiry) or to which Required Lenders or such other number or percentage of Lenders may be required to give such consent under Section 16.2 have otherwise consented, (ii) subordinate its Liens in any Collateral in favor of any other Lien if Borrower Agent certifies that such other Lien is a Permitted Lien entitled to priority over Administrative Agent’s Liens (and Administrative Agent may rely conclusively on any such certificate without further inquiry), (iii) release any Guarantor from its obligations under any Guaranty and the Security Documents pursuant to any transaction permitted hereunder pursuant to which such Guarantor becomes a Non-Loan Party Subsidiary or ceases to be a Subsidiary (including, without limitation, in the event the ownership interests in such Loan Party are sold or otherwise disposed of or transferred to persons other than Loan Parties in a transaction permitted under this Agreement (including under Section 10.4)) or to which Required Lenders (or such other number or percentage of Lenders as may be required to give such consent under Section 16.2) have otherwise consented, (iv) subordinate its Liens or enter into non-disturbance agreements satisfactory to Administrative Agent in its Permitted Discretion with respect to any Term Loan Priority Collateral in connection with any easements, permits, licenses, rights of way, surface leases or other surface rights or interests permitted to be granted hereunder, and (v) release each Loan Party from its obligations under the Loan Documents (other than those obligations that survive Payment in Full of the Obligations or termination of the applicable Loan Document) upon Payment in Full of the Obligations.  Administrative Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Loan Party or any other Person, or is cared for, protected, insured or encumbered, nor to assure that Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral. Upon request by Administrative Agent at any time, the Required Lenders will confirm in writing Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under this Agreement or any other Loan Document pursuant to this Section 13.2(a).
(b)Possession of Collateral.  Administrative Agent and the Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or under Article 9 Control of such Lender, to the extent such Liens are perfected by possession or Article 9 Control.  If any Lender obtains possession or Article 9 Control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to Administrative Agent or otherwise deal with such Collateral in accordance with Administrative Agent’s instructions.
(c)Reports.  Administrative Agent shall promptly forward to LC Issuer and each Lender (upon any such Person’s request therefor), when complete, copies of any field audit, field examination, or appraisal report prepared by or for Administrative Agent with respect to any Loan Party or Subsidiary or any Collateral (each, a “Report”).  LC Issuer and each Lender agrees (i) that neither Regions Bank nor Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any Report; (ii) that the

Reports are not intended to be comprehensive audits or examinations of any Person, thing, or matter and that Administrative Agent or any other Person performing any such audit, examination, or appraisal will inspect only specific information regarding the subject matter thereof and will rely significantly upon the books and records, as well as upon representations of, the Persons (and their officers and employees) subject to such audit, examination, or appraisal; and (iii) to keep all Reports confidential and strictly for LC Issuer’s or such Lender’s internal use and not to distribute any Report (or the contents thereof) to any Person (except to such Person’s Participants, attorneys, and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each of LC Issuer and the Lenders agrees to indemnify, defend and hold harmless Administrative Agent and any other Person preparing a Report (excepting therefrom any Loan Party) from any action LC Issuer or such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising in connection with any third parties that obtain any information contained in a Report through LC Issuer or such Lender.
(d)Rights of Individual Secured Parties. Anything contained in any of the Loan Documents to the contrary notwithstanding, each of the Loan Parties, Administrative Agent and each other Secured Party hereby acknowledge and agree that (i) no Secured Party except Administrative Agent shall have any power, right or remedy hereunder individually to realize upon any of the Collateral or to enforce this Agreement or any other Loan Document, it being understood and agreed that all such powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any other Secured Party may be the purchaser of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of the Secured Parties (but not any of the other Secured Parties in their respective individual capacities) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale or other disposition.
13.3.Reliance By Administrative Agent
.  Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, facsimile, Internet or intranet website posting, or other distribution), or any statement made to it orally or by telephone believed by it to be genuine and to have been made, signed, sent, or otherwise authenticated, as applicable, by the proper Person.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or LC Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or LC Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or LC Issuer in accordance with Section 16.1 before the making of such Loan or the issuance of such Letter of Credit.  Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other Administrative Agent Professionals selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
13.4.Action Upon Default
.  Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing and shall not be deemed to have knowledge of any Default or Event of Default unless, in its capacity as a Lender it has actual knowledge thereof, or it has received written notice from any other Lender or any Loan Party specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Administrative Agent and the other Lenders thereof in writing specifying in detail the nature thereof.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable

Law to credit bid at foreclosure sales, UCC sales, or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Borrower where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

13.5.Indemnification of Administrative Agent Indemnitees
.  EACH SECURED PARTY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS ADMINISTRATIVE AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY ADMINISTRATIVE AGENT INDEMNITEE, PROVIDED SUCH CLAIM RELATES TO OR ARISES FROM AN ADMINISTRATIVE AGENT INDEMNITEE’S ACTING AS OR FOR ADMINISTRATIVE AGENT (IN ITS CAPACITY AS ADMINISTRATIVE AGENT).  In Administrative Agent’s discretion, it may reserve for any such Claims made against an Administrative Agent Indemnitee and may satisfy any judgment, order, or settlement relating thereto, from proceeds of Collateral before making any distribution of Collateral proceeds to any other Secured Parties.  If Administrative Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession, or other Person for any alleged preference or fraudulent transfer, then any monies paid by Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs, and expenses (including attorneys’ fees) incurred in the defense of same, shall be reimbursed to Administrative Agent by each Lender to the extent of its Pro Rata Share.  All payment obligations under this Section 13.5 shall be due and payable ON DEMAND.
13.6.Limitation on Responsibilities of Administrative Agent
.  Administrative Agent shall not be liable for any action taken or not taken by it under any Loan Document (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 16.2) or (b) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment. Administrative Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party or any Secured Party of any obligations under the Loan Documents.  Administrative Agent does not make to Lenders any express or implied warranty, representation, or guarantee with respect to any Obligations, Collateral, Loan Documents, or Borrower.  No Administrative Agent Indemnitee shall be responsible to any Secured Party for (a) any recitals, statements, information, representations, or warranties contained in any Loan Documents; (b) the execution, validity, genuineness, effectiveness, or enforceability of any Loan Documents; (c) the genuineness, enforceability, collectibility, value, sufficiency, location, or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; (d) the validity, enforceability or collectibility of any Obligations; or (e) the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Loan Party or Account Debtor.  No Administrative Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein or in any other Loan Document. Administrative Agent shall have no liability with respect to the administration, submission or any other matter related to the rates in the definition of Term SOFR, Adjusted Term SOFR, Term SOFR Index Rate or with respect to any comparable or successor rate thereto.

13.7.Resignation; Successor Administrative Agent
.  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving at least thirty (30) days prior written notice thereof to Lenders and Borrowers.  Upon receipt of such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent which shall be (i) a Lender or an Affiliate of a Lender (in each case excluding Defaulting Lenders) or (ii) a commercial bank that is organized under the laws of the United States or any state or district thereof, or an Affiliate of such bank, and (provided no Default or Event of Default exists) is reasonably acceptable to the Borrower Agent.  If no successor agent is appointed before the effective date of the resignation of Administrative Agent, then Administrative Agent may appoint a successor agent meeting the qualifications set forth above, provided that if Administrative Agent shall notify Borrowers and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral security held by Administrative Agent on behalf of the Lenders or LC Issuer under any of the Loan Documents the retiring Administrative Agent shall continue to hold such Collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications, and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent (with consent from the Borrower Agent unless a Default or Event of Default then exists) as provided for above in this paragraph.  Upon acceptance by a successor Administrative Agent of an appointment to serve as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this paragraph) but shall continue to have the benefits of the indemnification set forth in Sections 13.5, 16.3, and 16.4.  Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 13 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Administrative Agent.  Any successor to Regions Bank by merger or acquisition of equity interests or its Loans hereunder shall continue to be Administrative Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above. In addition to the foregoing, and notwithstanding anything to the contrary contained herein, if the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law by notice in writing to the Borrower Agent and such Person remove such Person as the Administrative Agent and, in consultation with the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders (with consent from the Borrower Agent unless a Default or Event of Default then exists) and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders (the “Removal Effective Date”), then, such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date and the Required Lenders instituting such removal shall continue thereafter as co-Administrative Agents unless and until a successor Administrative Agent is appointed and accepts such appointment.
13.8.Separate Collateral Agent
.  It is the intent of the parties that there shall be no violation of any applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Administrative Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any applicable Law, Administrative Agent with consent from the Borrower Agent unless a Default or Event of Default then exists (such consent not be unreasonably withheld) may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent.  If Administrative Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Administrative Agent under the Loan Documents shall also be vested in such separate agent.  Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Administrative Agent.  Lenders shall execute and deliver such documents as Administrative Agent deems appropriate to vest any rights or remedies in such agent.  If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign, or be removed, then all the rights and remedies of such agent, to the extent permitted by applicable Law, shall vest in and be exercised by Administrative Agent until appointment of a new agent.

13.9.Due Diligence and Non-Reliance
.  Each Secured Party acknowledges and agrees that it has, independently and without reliance upon Administrative Agent or any other Secured Party, or any of their respective Related Parties, and based upon such documents, information, and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans, issue Letters of Credit, participate in LC Obligations hereunder, make or participate in other credit extensions to Loan Parties hereunder and grant other financial accommodations to or on behalf of any Loan Party pursuant hereto.  Each Secured Party has made such inquiries concerning the Loan Documents, the Collateral and each Loan Party as such Lender believes necessary.  Each Secured Party further acknowledges and agrees that the other Secured Parties, including Administrative Agent, or any of their respective Related Parties, have made no representations or warranties concerning any Loan Party or Subsidiary, any Collateral, or the legality, validity, sufficiency, or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon the other Secured Parties, including Administrative Agent, or any of their respective Related Parties, and based upon such financial statements, documents, and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans, issuing Letters of Credit, participating in LC Obligations, making or participating in other credit extensions to Loan Parties and granting other financial accommodations to or on behalf of any Loan Party and in taking or refraining from any action under any Loan Documents.  Except as expressly required hereby and except for notices, reports, and other information expressly requested by a LC Issuer or any Lender, neither Administrative Agent nor any of its Related Parties shall have no duty or responsibility to provide LC Issuer, any Lender or any other Secured Party with any notices, reports, or certificates furnished to Administrative Agent by any Loan Party or Subsidiary or any credit or other information concerning the affairs, financial condition, business, or properties of any Loan Party or Subsidiary which may come into possession of Administrative Agent or any of its Affiliates.
13.10.Remittance of Payments.
(a)Remittances Generally.  All payments by any Lender to Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Administrative Agent and request for payment is made by Administrative Agent by 11:00 a.m. on a Business Day, payment shall be made by such Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Administrative Agent to any Lender shall be made by wire transfer, in the type of funds received by Administrative Agent. Any such payment shall be subject to Administrative Agent’s right of offset for any amounts due from such Lender under the Loan Documents. From and after the due date for payment by lenders, such payment shall bear interest computed on the basis of a year of three hundred sixty (360) days, for the actual number of days elapsed in the period during which it accrues, for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate then applicable to Base Rate Loans until such defaulted sum is Paid in Full. From and after the due date for payment by lenders, such payment shall bear interest computed on the basis of a year of three hundred sixty (360) days, for the actual number of days elapsed in the period during which it accrues, for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate then applicable to Base Rate Loans until such defaulted sum is Paid in Full.
(b)Failure to Pay.  If any Lender fails to pay any amount when due by it to Administrative Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Administrative Agent as customary in the banking industry for interbank compensation.  In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Administrative Agent.
(c)Recovery of Payments.  If Administrative Agent pays any amount to a Secured Party in the expectation that a related payment will be received by Administrative Agent from a Loan Party and such related payment is not received, then Administrative Agent may recover such amount from each Secured Party that received it.  If Administrative Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Administrative Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Administrative Agent to any Obligations are later required to be returned by Administrative Agent pursuant to applicable Law, each Lender shall pay to Administrative Agent, ON DEMAND, such Lender’s Pro Rata Share of the amounts required to be returned in accordance with Section 4.1, together with interest thereon, computed on the basis of a year of three hundred sixty (360) days, for the actual number of days elapsed in the period during which it accrues, for three (3) Business Days at the Federal Funds Rate and thereafter at the interest rate then applicable to Base Rate Loans until such defaulted sum is Paid in Full.
(d)Payments Made in Error.

If Administrative Agent (x) notifies a Lender, LC Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, LC Issuer or Secured Party (any such Lender, LC Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Administrative Agent has determined in its discretion (whether or not after receipt of any notice under immediately succeeding clause (ii)) that any funds (as set forth in such notice from Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, LC Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 13.10(d) and held in trust for the benefit of Administrative Agent, and such Lender, LC Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Administrative Agent may, in its discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with then standard banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (i) shall be conclusive, absent manifest error.

Without limiting the immediately preceding clause (i), each Lender, LC Issuer, Secured Party or any Person who has received funds on behalf of a Lender, LC Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Lender, LC Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then, in each such case:

(A)it acknowledges and agrees that (1) in the case of immediately preceding sub-clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (2) an error and mistake has been made (in the case of immediately preceding sub-clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(B)such Lender, LC Issuer or Secured Party shall use commercially reasonable efforts to, (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding sub-clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 13.10(d). For the avoidance of doubt, the failure to deliver a notice to Administrative Agent pursuant hereto shall not have any effect on a Payment Recipient’s obligations pursuant hereto or on whether or not an Erroneous Payment has been made.

Each Lender, LC Issuer or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, LC Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, LC Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (ii).

(A)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor in accordance with the immediately preceding clause (i), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, then, effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent in its discretion may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment Agreement (or, to the extent applicable, an agreement incorporating an Assignment Agreement by reference pursuant to an MarkitClear or another electronic platform as to which Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrowers or Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(B)Subject to Section 14.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may, in the sole discretion of Administrative Agent, be reduced by any amount specified by Administrative Agent in writing to the applicable Lender from time to time.

The parties hereto agree that (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, LC Issuer or Secured Party, to the rights and interests of such Lender, LC Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 13.2(d) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding sub-clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 13.2.(d) shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or LC Issuer the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

13.11.Administrative Agent in its Individual Capacity
.  As a Lender, Administrative Agent shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders,” or any similar term, as and when used herein or in any other Loan Document, unless otherwise expressly provided, shall include Administrative Agent in its capacity as a Lender.  Each of Administrative Agent and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, be a Bank Product Provider to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Borrowers and their Affiliates, as if Administrative Agent were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, Administrative Agent and its Affiliates may receive information regarding Borrowers, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Administrative Agent and its Affiliates shall be under no obligation to provide such information to Lenders if acquired in such individual capacity and not as Administrative Agent hereunder.
13.12.Administrative Agent Titles
.  Each Lender, other than Administrative Agent, that is designated (on the cover page of this Agreement or otherwise) by Administrative Agent as an “Arranger,” “Documentation Agent,” or “Syndication Agent” or words of similar type or effect shall not have any right, power, responsibility, or duty under any Loan Documents other than those applicable to all Lenders and shall in no event be deemed to have any fiduciary relationship with any other Lender or Secured Party.
13.13.Bank Product Providers
.  Each holder of Bank Product Obligations not party to this Agreement agrees to be bound by this Agreement in relation to Bank Products.  Each holder of Bank Product Obligations shall indemnify, defend and hold harmless Administrative Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Administrative Agent Indemnitee in connection with such provider’s Bank Product Obligations. Anything contained in any of the Loan Documents to the contrary notwithstanding, no Bank Product Provider will create (or be deemed to have created) in its favor any rights in connection with the management or release of any Collateral or of the Obligations of Borrowers or any other Loan Party under the Loan Documents except as otherwise may be expressly provided herein or in the other Loan Documents.  By accepting the benefits of the Collateral, each Bank Product Provider shall be deemed to have appointed Administrative Agent as its agent and agreed to be bound by the Loan Documents as a holder of Bank Product Obligations, subject to the limitations set forth herein.  Furthermore, it is understood and agreed that each Bank Product

Provider, in its capacity as such, shall not have any right to notice of any action or to consent to, direct or object to any action hereunder or under any of the other Loan Documents or otherwise in respect of the Collateral (including the release or impairment of any Collateral, or to any notice of or consent to any amendment, waiver or modification of the provisions hereof or of the other Loan Documents) other than in its capacity (if any) as a Lender and, in any case, only as expressly provided herein or therein

13.14.No Third Party Beneficiaries
.  This Section 13 is an agreement solely among Administrative Agent, LC Issuer, Lenders and the other Secured Parties and shall survive Payment in Full of the Obligations.  This Section 13 does not confer any rights or benefits upon Loan Parties or any other Person, and no Loan Party or other Person shall have any standing to enforce this Section 13.  As between Loan Parties and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by LC Issuer, the Lenders and the other Secured Parties, as applicable.
13.15.Certifications From Lenders and Participants; PATRIOT Act; No Reliance.
(a)PATRIOT Act Certifications.  Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender, assignee or Participant is not a “shell” and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the PATRIOT Act.
(b)No Reliance.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, Participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws.
13.16.Bankruptcy.
(a)Proofs of Claim. In case of the pendency of any Insolvency Proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such Insolvency Proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, LC Issuer and Administrative Agent (including any claim for compensation, expenses, disbursements and advances of Lenders, LC Issuer and Administrative Agent and their respective agents and counsel and all other amounts due Lenders, LC Issuer and Administrative Agent arising hereunder) allowed in such Insolvency Proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, or other similar official in any such judicial proceeding is hereby authorized by each Lender and LC Issuer to make such payments directly to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and/or LC Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.
(b)Credit Bids. The holders of the Obligations hereby irrevocably authorize Administrative Agent, acting at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of all or some of the Obligations pursuant to a deed in lieu of foreclosure, strict foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including Sections 363, 1123 or 1129 thereof, or any similar applicable Law in any other jurisdictions to which a Loan Party is subject, or (b) at any sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent of, or at the direction of) Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the holders thereof shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle(s) used to consummate such purchase).  In connection with any such credit bid (i) Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle(s) (provided that any actions by Administrative Agent with respect to such acquisition vehicle(s), including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and (ii) to the extent that any Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (whether as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt which is credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the holders of the Obligations pro rata and the equity interests or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled without the need for any Lender or any acquisition vehicle to take any further action.
SECTION 14.
ASSIGNMENTS AND PARTICIPATIONS
14.1.Successors and Assigns.
(a)Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Documents except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement or any other Loan Document, whether expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it) and the other Loan Documents; provided that any such assignment shall be subject to the following conditions:

Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it (in each case with respect to any credit facility) or contemporaneous assignments to Approved Funds that equal at least to the amounts specified in subsection (b)(i)(B) of this Section in the aggregate) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans and Obligations in respect thereof outstanding thereunder) or, if any of the Commitments are not then in effect, the principal outstanding balance of the Loans and other Obligations of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of any Commitments and/or Loans, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned.

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of Commitments under revolving credit facilities if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)the consent of the LC Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Commitment; and

(D)the consent of the Swingline Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of any Commitment.

Assignment Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

No Assignment to Certain Persons.  No such assignment shall be made by any Lender to (A) any Borrower or other Loan Party or any of a Borrower’s or a Loan Party’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) the Term Agent or any Term Lender.

No Assignment to Natural Persons.  No such assignment shall be made by any Lender to a natural person.

Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each LC Issuer, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 15.2, 15.3 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  The Borrowers will execute and deliver on request, at their own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than (w) a natural Person, (x) a Borrower or other Loan Party, (y) any of a Borrower’s or other Loan Party’s Affiliates or Subsidiaries, or (z) the Term Agent or any Term Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the LC Issuer and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 16.3 with respect to any payments made by such Lender to its Participant(s).  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (iii) or (iv) of Section 16.2(a) that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 15.1, 15.2 and 15.3 (subject to the requirements and limitations therein, including the requirements under Section 15.3 (it being understood that the documentation required under Section 15.3 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 15.4 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 15.2 or 15.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with Borrowers to effectuate the provisions of Section 15.4 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 16.6 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 15.
YIELD PROTECTION
15.1.Making or Maintaining Term SOFR Loans or Term SOFR Index Loans.
(a)Inability to Determine Applicable Interest Rate.  In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any date after the Closing Date, with respect to any Term SOFR Loans or Term SOFR Index Loans, that reasonable and adequate means do not exist for ascertaining the interest rate applicable to such Term SOFR Loans or Term SOFR Index Loans, on the basis provided for in the definition of Term SOFR, Adjusted Term SOFR, or Term SOFR Index, Administrative Agent shall on such date give notice to Borrower Agent and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Term SOFR Loans or Term SOFR Index Loans, until such time as Administrative Agent notifies Borrower Agent and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers (or Borrower Agent) with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrowers (or Borrower Agent) and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans but without reference to the Adjusted Term SOFR component of the Base Rate, unless Borrowers prepay such Loans prior thereto in accordance with the terms hereof. If the circumstances described in this Section 15.1(a) occur but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR or Adjusted Term SOFR), then (i) Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (ii) if a tenor that was removed pursuant to clause (i) of this sentence is subsequently displayed on a screen or information service for a Benchmark, then, Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(b)Illegality or Impracticability.

Subject to Section 15.1(b)(ii), in the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after notice to and consultation with the Borrower and Administrative Agent) that a Benchmark Illegality/Impracticability Event has occurred with respect to such Lender, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower Agent and Administrative

Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Term SOFR Loans or Term SOFR Index Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Term SOFR Loan or Term SOFR Index Loans then being requested by a Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to Adjusted Term SOFR (or other then-current Benchmark) component of the Base Rate, (3) the Affected Lender’s obligation to maintain its outstanding Term SOFR Loans or Term SOFR Index Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to Adjusted Term SOFR (or other then-current Benchmark) component of the Base Rate on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Term SOFR Loan or Term SOFR Index Loans then being requested by the Borrower Agent pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Borrower Agent shall have the option, subject to the provisions of Section 3.1(a), to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 15.1(b)(i) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Term SOFR Loans or Term SOFR Index Loans in accordance with the terms hereof. If a Benchmark Illegality/Impracticability Event occurs but only with respect to limited, but not all, tenors of the then applicable term rate Benchmark (including Term SOFR or Adjusted Term SOFR), then (i) Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such illegal or impracticable tenor and (ii) if a tenor that was removed pursuant to clause (i) of this sentence is not, or is no longer, subject to a Benchmark Illegality/Impracticability Event, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders (individually or jointly) notify Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that the Required Lenders (as applicable) have determined, that a Benchmark Illegality/Impracticability Event has occurred, then, on a date and time determined by Administrative Agent (any such date, the “Benchmark Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated, the then current Benchmark will be replaced hereunder and under any Loan Document with the Benchmark Replacement.

Notwithstanding anything to the contrary herein, (i) if Administrative Agent determines that the alternative set forth in clause (x) of the definition of Benchmark Replacement is not available on or prior to the Benchmark Replacement Date or (ii) a Benchmark Illegality/Impracticability Event has occurred with respect to the Benchmark Replacement then in effect, then in each case, Administrative Agent and the Borrower Agent may amend this Agreement solely for the purpose of replacing the then current Benchmark in accordance with this Section 15.1 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Benchmark Replacement Adjustment, giving due consideration to any evolving or then existing convention for similar Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such Benchmark Replacement Adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and Benchmark Replacement Adjustment shall constitute a Benchmark Replacement. Any such amendment shall become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders then comprising the Required Lenders.

Administrative Agent will notify (in one or more notices) Borrower Agent and each Lender of the implementation of any Benchmark Replacement.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

Notwithstanding anything else herein, if at any time any Benchmark Replacement as so determined in accordance herewith would otherwise be less than 0.75% (75bps), the Benchmark Replacement will be deemed to be 0.75% (75bps) for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, Administrative Agent shall post each such amendment implementing such Benchmark Conforming Changes to Borrower Agent and the Lenders reasonably promptly after such amendment becomes effective.

Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 15.1(b)(ii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 15.1(b)(ii).

(c)Compensation for Breakage or Non Commencement of Interest Periods.  Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Term SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re employment of such funds but excluding loss of anticipated profits) which such Lender sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any Term SOFR Loans does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Term SOFR Loans does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Term SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 15.4(b); or (iii) if any prepayment of any of its Term SOFR Loans is not made on any date specified in a notice of prepayment given by Borrowers. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender for breakage or otherwise, as specified herein, and the circumstances giving rise thereto shall be delivered to Borrower Agent and shall be conclusive absent manifest error. In the absence of any such manifest error, Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Borrowers shall not be required to compensate a Lender pursuant to this Section 15.1 for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to Borrower Agent the foregoing certificate.
(d)Booking of Term SOFR Loans and Term SOFR Index Loans.  Any Lender may make, carry or transfer Term SOFR Loans and Term SOFR Index Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
(e)Conforming Changes Relating to Term SOFR, Adjusted Term SOFR and Term SOFR Index.  In connection with the use or administration of Term SOFR, Adjusted Term SOFR and Term SOFR Index, Administrative Agent will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, and any amendments implementing such Benchmark Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrowers and Lenders of the effectiveness of any Benchmark Conforming Changes in connection with the use or administration of Term SOFR, Adjusted Term SOFR, or Term SOFR Index.
(f)Rates.  Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to (a) the continuation of, administration of, submission of , calculation of or any other matter related to the Base Rate, Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Term SOFR Index, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or any related spread or other adjustment, including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Term SOFR Index, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Conforming Changes. Administrative Agent and its Affiliates or other Related Parties may engage in transactions that affect the calculation of the Base Rate, Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Term SOFR Index, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner that may be adverse to Borrowers. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Term SOFR Index, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person or Entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
15.2.Increased Costs.
(a)Increased Costs Generally.  If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or LC Issuer;

subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

impose on any Lender or LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, Loan Parties will pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital and Liquidity Requirements.  If any Lender (including Swingline Lender) or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any lending office of such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swingline Loans held by, such Lender, or the Letters of Credit issued by such LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time Loan Parties will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement.  A certificate of a Lender or LC Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to Borrower Agent and shall be conclusive absent manifest error.  In the absence of any such manifest error, Loan Parties shall pay such Lender or LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation, provided that Loan Parties shall not be required to compensate a Lender or LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or LC Issuer, as the case may be, delivers to Borrowers the certificate referenced in Section 15.2(c) and notifies Borrower Agent of such Lender’s or LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
15.3.Taxes.
(a)LC Issuer.  For purposes of this Section 15.3, the term “Lender” shall include LC Issuer and the term “Law” shall include FATCA.
(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by such Withholding Agent, then such Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Tax Indemnification.  (i) The Loan Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to Borrower Agent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Lender Indemnity. Each Lender shall severally indemnify within ten (10) Business Days after demand therefor (i) the Administrative Agent for any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) the Administrative Agent and the Loan Parties for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.1(d) relating to the maintenance of a Participant Register and (iii) the Administrative Agent and the Loan Parties for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent or, with respect to clauses (ii) and (iii), any Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent or, with respect to clauses (ii) and (iii), any Loan Party shall be conclusive absent manifest error.  Each Lender hereby authorizes Administrative Agent and the Loan Parties to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent or a Loan Party to the Lender from any other source against any amount due to Administrative Agent or a Loan Party, as applicable, under this paragraph (e).
(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)Status of Lenders; Tax Documentation.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower Agent and Administrative Agent, at the time or times reasonably requested by Borrower Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower Agent or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower Agent or Administrative Agent as will enable Borrower Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to Borrower Agent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), whichever of the following is applicable:

(i)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable, or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN

(or W-8BEN-E, as applicable, or any successor forms)  establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

executed copies of IRS Form W-8ECI;

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or W-8BEN-E, as applicable, or any successor form); or

to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower Agent or Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or Administrative Agent as may be necessary for Borrower Agent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Agent and Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  Unless required by applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Status of the Agent.  The Administrative Agent shall deliver to the Borrower Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower Agent) executed copies of either (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrowers to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrowers  will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.
(j)Survival.  Each party’s obligations under this Section 15.3 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
15.4.Mitigation Obligations; Designation of a Different Lending Office; Replacement of Lenders.
(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 15.2, or requires Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 15.3, then such Lender shall (at the request of Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 15.2 or Section 15.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 15.2, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 15.3 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 15.4(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then, such Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.2), all of its interests, rights (other than its existing rights to payments pursuant to Section 15.2 or Section 15.3) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) Borrowers shall have paid to Administrative Agent the assignment fee specified in Section 14.1(b); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Obligations (excluding, for the avoidance of doubt, LC Obligations of the type described in clause (a) of the definition of “LC Obligations”), accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 15.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 15.2 or payments required to be made pursuant to Section 15.3, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with applicable Law; and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply. Except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 16.
MISCELLANEOUS
16.1.Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to the Administrative Agent, the Borrowers, the Borrower Agent or any other Loan Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B:

if to any Lender, the LC Issuer or Swingline Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent from time to time, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Section 2 if such Lender or such LC Issuer, as applicable, has notified the Administrative Agent and the Borrower Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, with respect to clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by written notice to the other parties hereto.
(d)Platform.

Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the LC Issuer and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”) at Borrowers’ expense. “Communications” (as used in this Section 16.1(d)) means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to Administrative Agent or any of its Related Parties, including Administrative Agent Professionals (individually, an “Agent Party,” and, collectively, the “Agent Parties”), any Lender or the LC Issuer by means of electronic communications pursuant to this Section 16.1, including through the Platform.

The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its officers, directors, employees, managers, Affiliates, agents, trustees, and representatives, including Administrative Agent Professionals (collectively, the “Agent Parties”), have any liability to the Borrowers or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform.

Each Loan Party further agrees that certain of the Lenders may not wish to receive material non-public information with respect to the Loan Parties or their securities (each, to such extent, a "Public Lender"). The Loan Parties shall be deemed to have authorized the Agent Parties and the Lenders to treat any Communications marked "PUBLIC" as not containing any material non- public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Communications marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public Investor" (or another similar term). The Agent Parties, the Loan Parties and the Lenders shall treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not marked as "Public Investor" (or such other similar term).

Each Public Lender agrees to cause at least one delegate at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side" portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities laws.

16.2.Amendments.
(a)Consent; Amendment; Waiver.  None of this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, but only by an instrument in writing signed by the Required Lenders, or in the case of Loan Documents executed by Administrative Agent (and not the other Lenders), signed by Administrative Agent and approved by the Required Lenders and, in the case of an amendment, also by the Loan Parties party to the applicable Loan Document (or Borrower Agent acting on their behalf); provided, however, that:

without the prior written consent of Administrative Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties, or discretion of Administrative Agent and without the prior written consent of Swingline Lender and Administrative Agent, no amendment or waiver with respect to the provisions of Section 2.3 shall be effective;

without the prior written consent of LC Issuer and Administrative Agent, no modification shall be effective with respect to any LC Obligations, the definitions of “LC Conditions” or “Defaulting Lender” (except to be more inclusive of the facts and circumstances which cause a Lender to become a Defaulting Lender) or the terms of Sections 2.4 or which constitutes a waiver of any LC Condition;

without the prior written consent of each Lender directly affected thereby including a Defaulting Lender, no modification shall be effective that would (A) increase the Commitment of such Lender (or reinstate any commitment terminated pursuant to Section 2.1(c)); (B) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); provided that only the consent of the Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate during the existence of an Event of Default; (C) extend the Stated Commitment Termination Date applicable to such Lender’s Obligations; or (D) amend this clause (iii); and

without the prior written consent of all Lenders (except a Defaulting Lender), no modification shall be effective that would (A) amend, waive, or alter the application of payments or obligations of Administrative Agent, LC Issuer or any Lender under Sections 5.5 or 5.6 (except to the extent provided in Section 4.2); (B) amend this Section 16.2 or the definitions of “Pro Rata,” “Pro Rata Share” or “Required Lenders” (and the defined terms used in each such definition) or any other provision of this Agreement or the other Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (C) release all or substantially all of the Collateral; (D) release any Loan Party from liability for any Obligations, except to the extent expressly permitted by the terms hereof; (E) contractually subordinate any of Administrative Agent’s Liens in and to the Collateral, except to the extent expressly permitted by the terms hereof or subordinate the payment of any Obligations; or (F) increase the advance rates or amend the definition of “Borrowing Base” (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability.

The foregoing notwithstanding (1) this Agreement may be amended to increase the interest rate or any fees hereunder with the consent of Administrative Agent and Borrowers (or Borrower Agent, acting on their behalf) only; (2) this Agreement and the other Loan Documents may be amended to reflect definitional, technical, and conforming modifications to the extent necessary to effectuate any increase in the Commitments pursuant to Section 2.1(f) with the prior written consent of Administrative Agent, Borrowers (or Borrower Agent, acting on their behalf) and each Lender or Eligible Assignee participating in such increase pursuant to documentation reasonably satisfactory to Administrative Agent and Borrowers (or Borrower Agent, acting on their behalf) without the consent of any other Lender or LC Issuer; (3) modifications to the Loan Documents may be made to the extent necessary to grant a security interest in additional Collateral to Administrative Agent or add a Guarantor for the benefit of the Secured Parties with the prior written consent of Administrative Agent and affected Loan Parties (or Borrower Agent, acting on their behalf) only pursuant to documentation reasonably satisfactory to Administrative Agent and such Loan Parties (or Borrower Agent, acting on their behalf) without the consent of any Lender or LC Issuer; (4) only the consent of Administrative Agent shall be required to amend Appendix A to reflect assignments of the Commitment and Loans in accordance with this Agreement; (5) modifications of a Loan Document to cure or correct errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes may be made by Administrative Agent and Loan Parties (or Borrower Agent, acting on their behalf) without the consent of any other party to the Loan Documents so long as (A) such modification does not adversely affect the rights of any Lender in any material respect and (B) all Lenders shall have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent shall not have received within five (5) Business Days after the date of receipt of such notice to the Lenders a written notice from the Required Lenders stating that the Required Lenders object to such modification; (6) if this Agreement or any Loan Document contains any blank spaces, such as for dates or amounts, Borrowers (on behalf of themselves and each other Loan Party) and Lenders hereby authorize and direct Administrative Agent, with the consent of the Borrower Agent, to complete such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated; and (7) only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender which is party to any agreement relating to a Bank Product shall have no right to participate in any manner in modification of any other Loan Document.

(b)Amendment and Restatement.  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of Borrowers (or Borrower Agent, acting on their behalf) and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall be entitled to the benefit of Sections 15, 16.3, and 16.4), such Lender shall have no other Commitment or other obligation hereunder and shall have been paid in full all Obligations owing to it or accrued for its account under this Agreement.  Any waiver or consent granted by Administrative Agent, LC Issuer or Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or consent, or constitute a course of dealing by such Persons at variance with the terms of the Agreement such as to require further notice by such Persons of such their intent to require strict adherence to the terms of the Agreement in the future.  Administrative Agent, LC Issuer; and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement.  No waiver or course of dealing shall be established by (i) the failure or delay of Administrative Agent, LC Issuer or any Lender to require strict performance of any Loan Party to this Agreement or any other Loan Document or to exercise any rights or remedies with respect to Collateral or otherwise; (ii) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (iii) acceptance by Administrative Agent, LC Issuer or any Lender of performance by any Loan Party under this Agreement or any other Loan Document in a manner other than that specified herein or therein.
(c)Payment for Consents.  No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee, or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
(d)Non-Consenting Lender.

Each Borrower, LC Issuer and each Lender grants to Administrative Agent the option (without any obligation, however), to purchase all (but not less than all) of a Non-Consenting Lender’s portion of the Commitments, the Loans, and LC Obligations owing to it and any Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans and LC Obligations for unreimbursed draws payable to such Non-Consenting Lender plus any accrued but unpaid interest on such Loans and any accrued but unpaid commitment fee arising under Section 3.2(b) and Letter of Credit fees arising under Section 3.2(c) owing to such Non-Consenting Lender plus the amount necessary to Cash Collateralize any Letters of Credit issued by such Non-Consenting Lender (if any).  If Administrative Agent exercises its option under this Section, the Non-Consenting Lender shall promptly execute and deliver to Administrative Agent any Assignment Agreement and other agreements and documentation which Administrative Agent shall reasonably determine are necessary to effect such assignment and which are provided to such Non-Consenting Lender.  If the Non-Consenting Lender fails for whatever reason to execute and delivery such Assignment Agreement and other documentation within three (3) Business Days after the date of its receipt thereof, then Administrative Agent shall have the power to do so as power of attorney for such Non-Consenting Lender and any execution and delivery of such Assignment Agreement and such other documentation by Administrative Agent under such power of attorney shall binding upon such Non-Consenting Lender.  Administrative Agent may assign its purchase option and powers under this Section to any Eligible Assignee if such assignment otherwise complies with the requirements of Section 14.1(b).

Borrowers may, at their sole expense and effort, replace such Non-Consenting Lender in accordance with Section 15.4(b).

16.3.Indemnity; Expenses
.  EACH LOAN PARTY SHALL INDEMNIFY, DEFEND, PROTECT, AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY “CLAIMS” AND

“EXTRAORDINARY EXPENSES” (AS SUCH TERMS ARE DEFINED IN SECTION 1.1) THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS AND EXPENSES ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to this Agreement or any other Loan Document have any obligation thereunder to indemnify, defend or hold harmless an Indemnitee with respect to any Claim, Extraordinary Expense or other loss, cost, fees, or expenses (a) that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence, bad faith or willful misconduct of such Indemnitee, or such Indemnitee’s controlled Affiliate’s acting on the behalf of, or the express instructions of, such Indemnitee or controlled Affiliate, as determined by a court of competent jurisdiction by final and non-appealable judgment or (b) that are solely among Indemnitees.  In addition to all other Obligations, the obligations and liabilities described in this Section 16.3 shall (a) constitute Obligations; (b) be in addition to, and cumulative of, any other indemnification provisions set forth elsewhere in this Agreement or any other Loan Document; (c) be secured by the Collateral; and (d) survive termination of this Agreement.  Notwithstanding anything to the contrary contained in this Section 16.3, the Loan Parties’ obligation to reimburse the Indemnitees for legal fees and expenses shall be limited to the fees and expenses of a single legal counsel (plus, (x) to the extent necessary, one local counsel in each applicable jurisdiction and any special counsel and (y) in the case of an actual or perceived conflict of interest where the Indemnitees endeavor to provide the Parent prior notice of such conflict of interest, another firm of counsel for all similarly affected Indemnitees).  All amounts due under this Section shall be payable not later than five (5) Business Days after demand therefor. This Section 16.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim.

16.4.Reimbursement Obligations
.  Without limiting the terms of Section 16.3, Loan Parties shall reimburse Administrative Agent for all Extraordinary Expenses and for all legal, accounting, appraisal, consulting, and other fees, costs, and expenses incurred by it in connection with (a) negotiation and preparation of this Agreement and the other Loan Documents, including any amendment, forbearance, waiver, restatement, supplement, or other modification thereof; (b) administration of and actions relating to any Collateral, this Agreement, any Loan Document, and transactions contemplated hereby and thereby (including any actions taken to perfect or maintain priority of Administrative Agent’s Liens in and to any Collateral, to maintain any insurance required hereunder, or to verify Collateral); and (c) subject to the limits of Section 9.5(b), each inspection, field audit, field examination, or appraisal with respect to any Loan Party, Subsidiary, or Collateral, whether prepared by Administrative Agent’s personnel or a third party.  Loan Parties also shall pay the expenses of Administrative Agent and each Lender in connection with the enforcement of, or any workout or restructuring related to, the Loan Documents.  Notwithstanding anything to the contrary contained in this Section 16.4, the Loan Parties’ obligation to reimburse the Administrative Agent for legal fees and expenses shall be limited to the fees and expenses of a single legal counsel (plus, (x) to the extent necessary, one local counsel in each applicable jurisdiction and any special counsel and (y) in the case of an actual or perceived conflict of interest where the Indemnitees endeavor to provide prior notice of such conflict of interest, another firm or counsel for all similarly affected Indemnitees).  All amounts due under this Section shall be payable not later than five (5) Business Days after demand therefor.
16.5.Performance of Loan Parties’ Obligations
.  Administrative Agent may, in its discretion at any time and from time to time, at Loan Parties’ expense, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by Administrative Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Administrative Agent’s Liens in any Collateral, including any payment of any claim by any Third Party (including any judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim), or any discharge of a Lien.  All payments, costs, and expenses (including Extraordinary Expenses) of Administrative Agent under this Section shall be reimbursed to Administrative Agent by Loan Parties, ON DEMAND, with interest from the date incurred to the date of payment thereof (at the Default Rate, if applicable).  Any payment made or action taken by Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

16.6.Setoff
.  If an Event of Default shall have occurred and be continuing, in addition to (and not in limitation of) any rights now or hereafter granted under applicable Law to Administrative Agent, LC Issuer, any Lender, or, subject to the provisions of Section 14.1(d), any Participant, and each subsequent holder of any of the Obligations and each of their respective Affiliates (collectively, for purposes of this Section, the “Setoff Parties”) is hereby authorized by each Loan Party to set off and to appropriate and apply any and all deposits (general or special, time or demand, including Debt evidenced by certificates of deposit, in each case whether matured or unmatured, but excluding (x) any amounts held by any Setoff Party in any escrow account and (y) without the prior consent of Administrative Agent, any Concentration Account and any other Debt at any time held or owing by any Setoff Party to or for the credit or the account of any Loan Party, against the Obligations as provided in this Agreement, irrespective of whether (a) any demand for such Obligations has been made; (b) the Obligations have been accelerated as contemplated in Section 12.2; or (c) such Obligations are contingent or unmatured.  Any sums obtained by any Setoff Party shall be subject to the application of payments to the Obligations as set forth in this Agreement.  Each Setoff Party agrees to endeavor to notify the Borrower Agent and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application, nor shall such Setoff Party have any liability for failure to give such notice.  The rights granted to each Setoff Party under this section may be exercised at any time or from time to time during the continuance of an Event of Default. In addition to the foregoing, and notwithstanding any provision hereof to the contrary, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.2 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, LC Issuer, Swingline Lender and the other Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
16.7.Independence of Covenants; Severability
.  All covenants hereunder and under any other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise would be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such manner as to be valid under applicable Law.  To the extent any such provision is found to be invalid or unenforceable under applicable Law in a given jurisdiction, then (a) such provision shall be ineffective only to such extent; (b) the remainder of such provision and the other provisions of this Agreement and the other Loan Documents shall remain in full force and effect in such jurisdiction; and (c) such provision shall remain in full force and effect in any other jurisdiction.
16.8.Cumulative Effect; Conflict of Terms
.  The parties acknowledge that different provisions of this Agreement and the other Loan Documents may contain requirements, limitations, restrictions, or permissions relating to the same subject matter and, in such case, all of such provisions shall be deemed to be cumulative (rather than instead of one another) and must be satisfied or performed, as applicable.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), to the extent any provision contained in this Agreement conflicts directly with any provision in another Loan Document, then the provision in this Agreement shall control.

16.9.Counterparts
.  This Agreement, the other Loan Documents and any amendments, waivers, or consents relating hereto or thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together, shall constitute but one and the same instrument.
16.10.Fax or Other Transmission
.  Delivery by one or more parties hereto of an executed counterpart of this Agreement and any other Loan Document via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Agreement and such other Loan Document or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Any party delivering an executed counterpart of this Agreement or any other Loan Document by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement or such other Loan Document. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form.
16.11.Entire Agreement
.  This Agreement and the other Loan Documents, together with all other instruments, agreements, supplements, and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings negotiations, discussions, representations, warranties, commitments, proposals, offers, contracts and inducements, whether express or implied, oral or written.  There are no unwritten oral agreements between the parties.
16.12.Relationship with Lenders
.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity.  Amounts payable hereunder by Administrative Agent, LC Issuer or any Lender, on the one hand, to any other of such Persons, on the other hand, shall be separate and independent debts and obligations, and claims by one of such Persons against any other of such Persons may proceed between such Persons without requiring the joinder of Administrative Agent, LC Issuer or any Lender as an additional party.  Nothing in this Agreement and no action of Administrative Agent, LC Issuer or Lenders pursuant to the Loan Documents shall cause Administrative Agent, LC Issuer and the Lenders, or any of them, to be deemed a partnership, association, joint venture, or any other kind of entity with each other or with any Loan Party, or to have any control of each other or any Loan Party.
16.13.No Advisory or Fiduciary Responsibility
.  In connection with all aspects of each transaction contemplated by any Loan Document, Loan Parties acknowledge and agree that (a) (i) the credit facility evidenced by this Agreement and any related arranging or other services by Administrative Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Loan Parties and such Persons; (ii) Loan Parties have consulted their own legal, accounting, regulatory, and tax advisors to the extent they have deemed appropriate; and (iii) Loan Parties are capable of evaluating and understanding, and do understand and accept, the terms, risks, and conditions of the transactions contemplated by this Agreement and the other Loan Documents; (b) each of Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent, or fiduciary of, to, or for any Loan Party or any of their Affiliates or any other Person and has no obligation with respect to the transactions contemplated by this Agreement and the other Loan Documents except as expressly set forth herein or therein; and (c) Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from the Loan Parties and their Affiliates and have no obligation to disclose any of such interests to any Loan Party or any such Affiliate.  To the fullest extent permitted by applicable Law, each Loan Party hereby waives and releases any claims that it may have against Administrative Agent, LC Issuer, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Agreement or any other Loan Document.

16.14.Confidentiality; Credit Inquiries
.  Each of the Administrative Agent and Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective Related Parties and to other Persons authorized by the Administrative Agent and Lenders to organize, present or disseminate such Information in connection with disclosures otherwise made in accordance with this Section 16.14 (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or quasi-regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or the order of any court or administrative agency, or in any pending legal or administrative proceeding; provided that, unless specifically prohibited by applicable law or court order, the disclosing party agrees to make reasonable efforts to provide the Parent with prior notice of any such request to the extent practical (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or, Participant or in, or any prospective assignee of, or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective Bank Product Provider, (g) with the consent of the Parent, (h) to any rating agency or other data collectors when required by it (subject to customary rating agency confidentiality conditions), (i) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to any Agent, Arranger, Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers or the other Loan Parties, (j) for purposes of establishing a “due diligence” defense, (k) in response to credit inquiries from third Persons concerning any Loan Party or any of its Subsidiaries (although none of Administrative Agent, any Lender or LC Issuer shall be required to so respond), and (l) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information customarily found in such publications).  In addition, Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to rating agencies, credit insurers, CUSIP Service Bureau, Inc. (or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans), market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own Information.  Notwithstanding the foregoing, Administrative Agent, LC Issuer and the Lenders may publish or disseminate general information describing the credit facility evidenced hereby, including the names and addresses of Loan Parties and the Subsidiaries and a general description of Loan Parties’ and the Subsidiaries’ businesses, and may use Loan Parties’ logos, trademarks, insignia, or product photographs in any “tombstone” or comparable advertising materials on its website or in other of Administrative Agent, LC Issuer, or such Lender’s marketing materials.

16.15.Governing Law
.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR THEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN ANY COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF NEW YORK.
16.16.Submission to Jurisdiction
.  EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO AND AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR LITIGATION SHALL BE BROUGHT BY IT SOLELY IN SUCH COURTS.  WITH RESPECT TO SUCH COURTS, EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM.  EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 16.1, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD BE DEEMED DELIVERED UNDER SECTION 16.1.  Nothing in this Agreement shall be deemed to preclude enforcement by Administrative Agent of any judgment or order obtained in any forum or jurisdiction.
16.17.Waivers; Limitation on Damages; Limitation on Liability.
(a)Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT, LC ISSUER, AND THE LENDERS TO ENTER INTO AND ACCEPT THIS AGREEMENT.  EACH OF THE PARTIES HERETO AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.
(b)Waiver of Certain Damages.  NO PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY SUCCESSOR OR ASSIGNEE OF SUCH PERSON, OR ANY THIRD PARTY BENEFICIARY, OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, INCLUDING SPECIFICALLY, BUT WITHOUT LIMITATION, IN THE CASE OF ADMINISTRATIVE AGENT, THE TAKING OF ANY ENFORCEMENT ACTION.
(c)Other Waivers.  To the fullest extent permitted by applicable Law, each Loan Party waives (i) presentment, demand, protest, notice of presentment, notice of dishonor, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent or any Lender on which a Loan Party may in any way be liable; (ii) notice before taking possession or control of any Collateral; (iii) any bond or security that might be required by a court before allowing Administrative Agent, LC Issuer or any Lender to exercise any rights or remedies under this Agreement or the other Loan Documents; (iv) notice of acceptance hereof or of any other Loan Document; (v) all rights to interpose any claims, deductions, rights of setoff, discounts, charge backs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the other Loan Documents, the Obligations, the Collateral, or any matter arising therefrom or relating hereto or thereto; and (vi) any claim under any law or equitable principle requiring Administrative Agent, LC Issuer or any Lender to marshal any assets in favor of any Loan Party or against any Obligations or otherwise attempt to realize upon any Collateral or collateral of any Loan Party, or any appraisement, evaluation, stay, extension, homestead, redemption, or exemption laws now or hereafter in force to prevent or hinder the enforcement of this Agreement.  Each Loan Party acknowledges that the foregoing waivers are a material inducement to Administrative Agent, LC Issuer and the Lenders’ entering into this Agreement and that Administrative Agent, LC Issuer and the Lenders are relying upon the foregoing in their dealings with Loan Parties.
(d)Acknowledgement of Waivers.  Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
16.18.Limitation on Liability; Presumptions
.  None of Administrative Agent, LC Issuer nor the Lenders shall have any liability to any Loan Party (whether in tort, contract, equity, or otherwise) for losses suffered by such Person in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission, or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order by a court of competent jurisdiction binding on Administrative Agent, LC Issuer or such Lender that the losses were the result of acts or omissions constituting gross negligence, bad faith, or willful misconduct.  Without limiting the generality of the foregoing, Administrative Agent shall have no responsibility to any Loan Party in any event for fire, catastrophe, computer, mechanical or electrical failures, failure of communications media, an act of God or any other circumstances beyond Administrative Agent's control.  For purposes of this Section 16.18, circumstances beyond Administrative Agent's control include declared or undeclared war, revolution, bank holidays, asset freezes, currency fluctuations or revaluations, exchange controls, nationalization, confiscation, blockage, government interference, or any law, decree, moratorium or regulation of any governmental authority, domestic or foreign, de jure or de facto.
16.19.PATRIOT Act Notice
.  Administrative Agent, LC Issuer and the Lenders hereby notify Loan Parties that pursuant to the requirements of the PATRIOT Act and other applicable Law, including the Beneficial Ownership Regulation, Administrative Agent, LC Issuer and the Lenders are required to obtain, verify, and record information that identifies each Loan Party, including its legal name, address, tax

ID number, and other information that will allow Administrative Agent, LC Issuer and the Lenders to identify it properly in accordance with the PATRIOT Act, the Beneficial Ownership Regulation and such other applicable Law. Administrative Agent, LC Issuer and the Lenders may also require information, documents and certifications regarding each Loan Party, if any, and may require information, documents and certifications regarding each Loan Parties management and owners, such as legal names, addresses, social security numbers, and dates of birth. in accordance with the PATRIOT Act, the Beneficial Ownership Regulation and such other applicable Law.

16.20.Powers
.  All powers of attorney granted to Administrative Agent, LC Issuer or any Lender herein or in any other Loan Document are coupled with an interest and are irrevocable.
16.21.No Tax Advice
.  Each Loan Party acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the other Loan Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by Administrative Agent, LC Issuer, or any Lender, or any of their representatives, agents, or employees, and, instead, such Loan Party has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters.
16.22.Judgment Currency
.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the date on which final judgment is given.  The obligation of each Loan Party in respect of any such sum due from it to Administrative Agent, LC Issuer or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by Administrative Agent (for itself or on behalf of LC Issuer or a Lender) of any sum adjudged to be so due in the Judgment Currency, Administrative Agent may, in accordance with normal banking procedures, purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to Administrative Agent, LC Issuer, or a Lender from any Loan Party in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Administrative Agent, LC Issuer, and each Lender, as the case may be, against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to Administrative Agent, LC Issuer, or a Lender in such currency, Administrative Agent, LC Issuer, or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable Law).
16.23.Survival of Representations and Warranties, etc.
(a)All representations and warranties made by any Loan Party under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution of this Agreement or any other Loan Document by Administrative Agent, LC Issuer or any Lender; any investigation or inquiry by Administrative Agent, LC Issuer or any Lender; or the making of any Loan or the issuance of any Letter of Credit under this Agreement.
(b)Without limiting the generality of the foregoing clause (a), all of the representations, warranties and indemnities of Section 8.18 shall survive the termination of this Agreement, Payment in Full of the Obligations, and the release of Administrative Agent’s Lien on any Borrowers or Subsidiaries’ properties, if any, and shall survive the transfer of any or all right, title, and interest in and to such properties by such Persons, whether or not the transferee thereof is an Affiliate of such Persons.

16.24.Revival and Reinstatement of Obligations
.  If the incurrence or payment of the Obligations by or on behalf of any Loan Party or the transfer to Administrative Agent, LC Issuer, or any Lender of any property (including through setoff) should for any reason subsequently be declared to be void or voidable under any Debtor Relief Law, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Administrative Agent, LC Issuer or any Lender, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that such Persons, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of such Persons related thereto, the liability of all affected Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
16.25.Acknowledgement of and Consent to Bail-In of EEA Financial Institutions
.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
16.26.Time is of the Essence
.  Time is of the essence in this Agreement and the other Loan Documents.
16.27.Intercreditor Agreement
.  Notwithstanding anything to the contrary contained herein, Administrative Agent and each Lender hereby acknowledges that the Liens and security interests securing the obligations evidenced by the Security Documents, the exercise of any right or remedy by Administrative Agent thereunder or with respect thereto, and certain rights of the parties thereto are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of any the Intercreditor Agreement and the Security Documents, the terms of the Intercreditor Agreement shall govern and control.
16.28.Section Headings
.  Section headings herein and in the other Loan Documents are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
16.29.Release and Subordination Authorizations
.  Subject to Section 4.5, upon the written request of the Borrower Agent (accompanied by such certificates and other documentation as the Administrative Agent may reasonably request, including any certificate contemplated by Section 13.2), the Administrative Agent on behalf of the Secured Parties shall (and the Lenders hereby authorize the Administrative Agent to):
(a)(i) release any Collateral that becomes Excluded Property or any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under this Agreement (including under Section 10.4), (ii) release any Guarantor from its obligations under any Guaranty and the Security Documents if such Guarantor becomes a Non-Loan Party Subsidiary or ceases to be a Subsidiary pursuant to any sale, transfer, lease, disposition, merger or other transaction permitted by this Agreement, including, without limitation, in the event the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties in a transaction permitted under this Agreement (including under Section 10.4), (iii) release its Liens upon the Collateral upon Payment in Full of the Obligations, and (iv) release each Loan Party from its obligations under the Loan Documents (other than those obligations that survive Payment in Full of the Obligations or termination of the applicable Loan Document) upon Payment in Full of the Obligations; provided that (x) any such release of a Lien or Loan Party shall be without recourse or warranty, and (y) solely with respect to clauses (i) and (ii), no such release shall in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by Loan Parties (other than, if applicable, any Guarantor expressly being released), including the proceeds of any sale, all of which shall continue to constitute part of the Collateral; and
(b)(i) subordinate its Liens or enter into non-disturbance agreements with respect to any Term Loan Priority Collateral in connection with any easements, permits, licenses, rights of way, surface leases or other surface rights or interests permitted to be granted hereunder (provided that any such non-disturbance agreements shall be in a form consented to by Administrative Agent, with such consent not to be unreasonably withheld, delayed or conditioned), and (ii) subordinate its Liens in any Collateral in favor of any other Lien that is expressly permitted to be prior to Administrative Agent’s Lien on the Collateral.
16.30.Qualified Financial Contracts
.  As used in this Section, the following terms have the following meanings: (i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party; (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the United States or any other State or other jurisdiction of the United States): In the event that a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in Property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in Property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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